Exhibit 10.1(a)

Execution Copy

STOCK PURCHASE AND SALE AGREEMENT

BETWEEN

BCSP IV U.S. INVESTMENTS, L.P.

AS SELLER

AND

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP

AS PURCHASER

Dated as of August 15, 2007

8.	RISK OF LOSS		49
	8.1	Minor Damage	49
	8.2	Major Damage	49
	8.3	Definition of “Major” Loss or Damage	50
	8.4	Uninsured Losses	50
9.	COMMISSIONS		51
	9.1	Brokerage Commissions	51
10.	DISCLAIMERS AND WAIVERS		51
	10.1	No Reliance on Documents	51
	10.2	DISCLAIMERS AND WAIVERS	51
	10.3	Effect and Survival of Disclaimers	52
11.	MISCELLANEOUS		53
	11.1	Confidentiality	53
	11.2	Public Disclosure	54
	11.3	Discharge of Obligations	54
	11.4	Assignment	54
	11.5	Notices	54
	11.6	Modifications	55
	11.7	Calculation of Time Periods	56
	11.8	Successors and Assigns	56
	11.9	Entire Agreement	56
	11.10	Further Assurances	56
	11.11	Counterparts	56
	11.12	Severability	56
	11.13	Applicable Law	57
	11.14	No Third Party Beneficiary	57
	11.15	Captions	57
	11.16	Construction	57
	11.17	Termination of Agreement	57
	11.18	Time of the Essence	57
	11.19	Recordation	58

SCHEDULES

Schedule I — List of Defined Terms

Schedule 1.1.5 — List of Trade Names

Schedule 1.1.6 — Personal Property

Schedule 1.2 – Purchase Price Allocation

Schedule 4.4.2(ix) — Tenant Improvements and Leasing Commissions

Schedule 4.4.2(x) — Rent Abatement Schedule

Schedule 4.4.2(xiii) – Renovations and Improvements

Schedule 5.1.3 – Consents and Approvals

Schedule 5.2.3(i)(A) – Preferred Shareholders of 10/120 Trust

Schedule 5.2.3(ii)(A) – Preferred Shareholders of BCSP IV Illinois Trust

Schedule 5.2.3(iii)(A) – Preferred Shareholders of OFP Trust

Schedule 5.2.3(iii) – Third-Party Owners of Membership Interests of OFP Holding

Schedule 5.2.5 — Pending Litigation

Schedule 5.2.6(ii) — Tax Audits

Schedule 5.2.6(xiii) – Classification of Transferred Companies and Property Managers

Schedule 5.2.7 — Organizational Documents

Schedule 5.2.8 — Existing Indebtedness

Schedule 5.3.1 — List of Operating Agreements

Schedule 5.3.2 — Lease Schedule

Schedule 5.3.3 — Violations

Schedule 5.3.6 — List of Environmental Reports

Schedule 5.3.11 — Tax Appeals

Schedule 5.3.13 - Insurance

Schedule 5.6.10 – Terms of New Lease With Morgan Stanley at One Financial Place

EXHIBITS

EXHIBIT A-1 – Legal Description of 200 South Wacker

EXHIBIT A-2 — Legal Description of 10/120 South Riverside

EXHIBIT A-3 — Legal Description of One Financial Place

EXHIBIT 1.4 – Form of Deposit Escrow Agreement

EXHIBIT 4.2.1 –Form of Assignment of Shares

EXHIBIT 4.6.1 – Form of Opinion of Goodwin Procter LLP

EXHIBIT 4.6.5 — Form of Tenant Estoppel

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 15th day of August, 2007 (the “Effective Date”), by and between BCSP IV U.S. Investments, L.P., a Delaware limited partnership (“Seller”), having an address at c/o Beacon Capital Partners LLC, 200 State Street, 5th Floor, Boston, Massachusetts 02109 and Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Purchaser”), having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. A list of defined terms as well as the capitalized terms used in Agreement and Section in the Agreement where each such term is defined is attached to this Agreement as Schedule I.

RECITALS:

A.            Seller owns one hundred percent (100%) of the common shares of each of (i) BCSP IV Illinois Properties Business Trust, a Maryland business trust (“BCSP IV Illinois Trust”), (ii) 10/120 South Riverside Illinois Business Trust, a Maryland business trust (“10/120 Trust”), and (iii) OFP Illinois Business Trust, a Maryland business trust (“OFP Trust”; and together with BCSP IV Illinois Trust and 10/120 Trust, collectively, the “Trusts” and each individually, a “Trust”);

B.            Seller is the sole member of BCSP IV Illinois Manager LLC, a Delaware limited liability company (“Illinois Manager”);

C.            BCSP IV Illinois Trust is (i) the sole member of 200 South Wacker Property LLC, a Delaware limited liability company (“200 South Wacker LLC”), which owns the real property set forth on Exhibit A-1 hereto and commonly known as 200 South Wacker, Chicago, Illinois (“200 South Wacker Property”), and (ii) the sole shareholder of 200 South Wacker Services, Inc., a Delaware corporation (“200 South Wacker Services”);

D.            10/120 Trust is the sole member of each of (i) 10/120 South Riverside Fee LLC, a Delaware limited liability company (“10/120 Ground Lessor”) and the owner and ground lessor of the real property set forth on Exhibit A-2 hereto and commonly known as 10/120 South Riverside, Chicago, Illinois (“10/120 South Riverside Property”) and (ii) Illinois South Riverside Property LLC, a Delaware limited liability company and the ground lessee of the 10/120 South Riverside Property (“10/120 Ground Lessee”);

E.             OFP Trust is the sole member of OFP Equity LLC, a Delaware limited liability company (“OFP Equity”), which owns 80.877% of the outstanding membership interests of One Financial Place Holding LLC, a Delaware limited liability company (“OFP Holding”), which owns 100% of (i) OFP Illinois Services LLC, a Delaware limited liability company (“OFP Services”), and (ii) One Financial Place Property LLC, a Delaware limited liability company (“OFP LLC”, and together with 200 South Wacker LLC, 10/120 Ground Lessor and 10/120 Ground Lessee are collectively referred to as the “Property LLCs” and each individually as a “Property LLC”), which owns the real property set forth on Exhibit A-3 hereto and commonly known as One Financial Place,

Chicago, Illinois (“One Financial Place “ and together with 200 South Wacker Property and 10/120 South Riverside Property, collectively the “Transferred Properties” and each individually, a “Transferred Property”);

F.             10/120 Trust is the sole member of 10/120 South Riverside Illinois Property Manager LLC, a Delaware limited liability company and the property manager of the 10/120 South Riverside Property (“10/120 Property Manager”); BCSP IV Illinois Trust is the sole member of BCSP IV Illinois Property Manager LLC, a Delaware limited liability company and the property manager of the 200 South Wacker Property (“200 South Wacker Property Manager”); and OFP Trust is the sole member of OFP Illinois Property Manager LLC, a Delaware limited liability company and the property manager of One Financial Place (“OFP Property Manager”, and together with 10/120 Property Manager and 200 South Wacker Property Manager, collectively the “Property Managers” and each individually, a “Property Manager”);

G.            Seller desires to sell to Purchaser and Purchaser desires to acquire from Seller all of the issued and outstanding capital stock of the Trusts (collectively, the “Shares”) on the terms and conditions set forth herein;.

H.            One Financial Investors LLC (“Kimco OFP LLC”) owns the remaining 19.123% of OFP Holding (the “Kimco OFP Interest”); and

I.              Prior to Closing (as herein defined), Kimco OFP LLC and OFP Equity are entering into a Purchase and Sale Agreement (the “Kimco Purchase Agreement”), pursuant to which OFP Equity would purchase the Kimco OFP Interest from Kimco OFP LLC (the “Kimco OFP Purchase Transaction”). As a means of financing the Kimco OFP Purchase Transaction, Seller will make a loan to OFP Trust (the “OFP Trust Loan”), which will contribute the proceeds of such loan to OFP Equity, which will use such contribution to purchase the Kimco OFP Interest from Kimco OFP LLC, the result of which being that OFP Equity would own 100% of the outstanding membership interests of OFP Holding. At Closing, Seller shall apply a portion of the Purchase Price (as hereinafter defined) in full satisfaction of the OFP Trust Loan.

1.             PURCHASE AND SALE

1.1           Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, including Section 5.6.8 regarding redemption of the preferred shares of each of the Trusts, Seller agrees to sell, assign, transfer, convey and deliver and Purchaser agrees to purchase, acquire and accept from Seller all of the Shares. By conveying the Shares, Seller intends to convey indirectly all of its right, title and interest in each of the Property LLCs in and to:

1.1.1     Those certain parcels of land more fully described in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto (collectively, the “Land”) and all tenements, hereditaments and privileges appurtenant thereto, including, but not limited to, any estate, right, title, interest, property, claim and demand in and to all streets, alleys, rights-of-way, sidewalks, strips, gores, easements and utility lines or agreements and air rights, development rights, water or mineral rights in connection with the Land (collectively, the “Appurtenances”);

1.1.2     All buildings, structures, improvements and fixtures erected or located on the Land (the “Improvements”) and all plans, specifications and architectural and other drawings, including but not limited to CAD drawings (the “Plans”) related to the Improvements to the extent in the possession or control of Seller as of the date of this Agreement;

1.1.3     The Leases to which any one of the Property LLCs are a party;

1.1.4     All licenses, permits, certificates and approvals issued by any public or private authority for the construction, use, occupancy and operation of the Land, Appurtenances, and Improvements in each case, only to the extent the same may be transferred (collectively, the “Permits”);

1.1.5     All intangible assets related to the Land, Appurtenances, Improvements and Personal Property, if any, including, without limitation, any and all contract rights, (including any surviving rights under the purchase agreement and any related agreement through which each of the Property LLCs acquired the property) warranties and guaranties, marketing materials, logos, and the non-exclusive right to all trade names relating to the Land, Improvements and Personal Property, including, without limitation, the trade names, if any, set forth on Schedule 1.1.5, in each case, only to the extent the same may be transferred; provided, however, that any service marks, trademarks or other intellectual property rights relating to the foregoing and containing references to “Beacon Capital,” “BCSP” or any derivation thereof are specifically excluded (collectively the “Intangible Property”);

1.1.6     All personal property listed in Schedule 1.1.6 attached hereto and all additional personal property owned by each of the Property LLCs and used or to be used in connection with Land and the Improvements (collectively, the “Personal Property”);

1.1.7     To the extent necessary to own, operate and/or conduct the Trusts, the Property LLCs, OFP Equity, OFP Holdings, 200 South Wacker Services and OFP Services (collectively, the “Transferred Companies”) and their respective businesses, all non-privileged documentation of Seller, not considered proprietary (e.g. appraisals, internal valuations, and leasing and other operational strategies), related to the Transferred Companies and the Property, including but not limited to minute books, Organizational Documents, books of account, financial and accounting records, files and other data and documentation, except to the extent required by applicable law to be retained by Seller (and in such case copies are to be made available to Purchaser) and exclusive of any documentation relating to the evaluation of the disposition of the Shares or Property (the “Transferred Documentation”); and

1.1.8     All Operating Agreements not terminated in accordance with the provisions of Section 4.2.4 (the “Transferred Contracts”).

The items set forth in Section 1.1.1 through Section 1.1.8 above are, collectively, the “Property” and as each of the items set forth in Section 1.1.1 through Section 1.1.8 above shall be found on, or relate to, an individual Transferred Property, the “Individual Property”.

1.2           Purchase Price. Purchaser agrees to pay Seller for the Shares the aggregate sum of EIGHT HUNDRED THIRTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($832,500,000.00), subject to the adjustments and prorations set forth herein (the “Purchase Price”), a portion of which will be paid by virtue of the continuation of the Existing Indebtedness (hereinafter defined) after Closing. The Purchase Price shall be allocated as set forth on Schedule 1.2. In the event that the net effect of the adjustments and prorations requires Seller to make a payment to Purchaser, such payment shall be treated as a reduction in the Purchase Price paid for the Shares. In the event that the net effect of the adjustments and prorations requires Purchaser to make a payment to Seller, such payment shall be treated as an increase in the Purchase Price paid for the Shares.

1.3           Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided and net of the Existing Indebtedness outstanding at Closing, shall be payable in full at Closing (hereinafter defined) in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.4           Deposit. Concurrently with Purchaser’s execution and delivery of this Agreement, Purchaser has deposited with LandAmerica National Commercial Services (the “Escrow Agent”), having its office at 10 S. LaSalle Street, Suite 2500, Chicago, IL 60603, Attention: Larry Vaughan, telephone: (312) 553-6914, email: LVaughan@landam.com:  (i) a letter of credit, in form and substance, and issued by a financial institution reasonably acceptable to Seller and payable to the Escrow Agent (an “Acceptable Letter of Credit”) or (ii) immediately available funds, in each case, in the amount of Thirty-Five Million Dollars ($35,000,000.00) (the “Earnest Money”). The Escrow Agent shall hold an Acceptable Letter of Credit or the Earnest Money and all interest earned thereon (collectively, the “Deposit”) in accordance with the terms and conditions of this Agreement and an escrow agreement substantially in the form of Exhibit 1.4 attached hereto (the “Escrow Agreement”) entered into simultaneously with the execution of this Agreement. Any interest earned on the Earnest Money shall be reported as income of the Purchaser.

1.5           Existing Indebtedness. As more fully set forth on Schedule 5.2.8, each Individual Property is subject to certain existing indebtedness, which is secured by, inter alia, first mortgages or deeds of trust on such Individual Property (the “Existing Indebtedness”). Beginning promptly after the Effective Date, Seller and Purchaser shall take all actions reasonably necessary to obtain the consent of the holders of all of the Existing Indebtedness (collectively, the “Lenders”) to the transactions contemplated by this Agreement without causing an acceleration of the Existing Indebtedness and on substantially the same economic terms and conditions of the documents evidencing or securing the Existing Indebtedness (collectively, the “Consent”) and to obtain a release from the Lenders for all matters arising or accruing from and after the Closing under all existing guaranties and indemnities from Seller and its Affiliates related to the Existing Indebtedness (collectively, the “Seller Guaranties”), such release to be in a form reasonably acceptable to Seller (collectively, the “Seller Release”). As used herein, an “Affiliate” of a person is an entity controlling, controlled by, under common control with such person. Purchaser acknowledges and agrees that (a) in order to obtain the Seller Release, Purchaser may be required to provide guaranties and indemnities substantially similar in form and content to the Seller Guaranties from entities with creditworthiness acceptable to the Lenders (collectively, the “Replacement Guaranties”) and Purchaser agrees, at its sole cost and expense, to provide such Replacement Guaranties, and (b) in order to obtain the Consent, Purchaser may be required to provide the Lenders with opinions, assignments, and other documents and agreements similar to those provided by Seller, its Affiliates and the Transferred Companies in connection with the origination and servicing of the Existing Indebtedness or otherwise appropriate for the transactions contemplated by the Consent (collectively, the “Substitute Loan Documents”) and Purchaser agrees, at its sole cost and expense, to provide the Substitute Loan Documents. The Consent, the Seller Release, the Replacement Guaranties, the Substitute Loan Documents and any other documents reasonably required by the Lenders in connection with the Consent which are customary in transactions similar to the Consent are sometimes collectively referred to herein as, the “Consent Documentation.”  The Consent Documentation shall be reasonably acceptable to Seller and Purchaser. Seller and Purchaser shall cooperate in good faith and shall use reasonable efforts to assist in obtaining each Consent; provided, however, that each party shall bear its own out-of-pocket expenses in connection therewith and any fees, deposits, penalties, premiums, costs or expenses charged by the Lenders or for which the Lenders seek reimbursement including those of servicers and rating agencies (collectively, the “Consent Fees”) in connection with the Consent and/or the Consent Documentation shall be allocated as follows:  (i) Purchaser shall pay the first Two Million Dollars ($2,000,000.00) of the Consent Fees and (ii) any Consent Fees remaining after such payment by Purchaser shall be divided equally by Seller and Purchaser and paid by the parties accordingly.

2.             TITLE AND SURVEY

2.1           Title Examination; Commitment for Title Insurance.

Prior to the date of this Agreement, Purchaser has obtained from the Escrow Agent or an affiliate thereof (in such capacity, the “Title Company”), an ALTA title insurance commitment dated July 13, 2007 (collectively, the “Title Commitment”) covering each Individual Property and a copy of each document referenced in the Title Commitment as an exception to title to each Individual Property. Prior to the date of this Agreement, the Seller has provided Purchaser a copy of the existing title insurance policies for each Individual Property.

2.2           Surveys. Prior to the date of this Agreement, Seller has delivered to Purchaser copies of the existing surveys for each Individual Property (collectively, the “Existing Surveys”). Prior to the date of this Agreement, Purchaser has ordered from a surveyor or surveying firm, licensed by the State of Illinois, an ALTA survey of each Individual Property (collectively, the “Surveys”) reflecting the total area of each

Individual Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and other matters of record with respect thereto. Purchaser shall cause the surveyor to deliver a copy of each of the Surveys, and any revisions thereto, to Seller and the Title Company simultaneously with the delivery to Purchaser, which Surveys shall be certified to Seller, Purchaser and the Title Company.

2.3           Pre-Closing “Gap” Title Defects. Purchaser may, at or prior to Closing, notify Seller in writing of any (a) objections to title first arising between the effective date of Purchaser’s Title Commitment referred to above and the date on which the transaction contemplated herein is scheduled to close or (b) objections to survey matters first arising between the date of Existing Surveys and the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title or survey matters set forth in such notice, Seller and the Applicable Trust shall have the right, but not the obligation, to cure such objections, provided that Seller or the Applicable Trust, shall be obligated to satisfy or discharge any Seller Encumbrance with respect to the applicable Individual Property, other than Existing Indebtedness. Within ten (10) days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller or the Applicable Trust elects to attempt to cure such objections. If Seller or the Applicable Trust elects to attempt to cure an item contained in a notice of objection from Purchaser or is obligated to cure a Seller Encumbrance, Seller or the Applicable Trust shall have until the date of Closing to attempt to remove, satisfy or cure the same, and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed fifteen (15) Business Days after the date for Closing set forth in Section 4.1 hereof; provided, however, that Seller shall give not less than five (5) Business Days prior written notice to Purchaser that Seller elects to extend the date of Closing in accordance with the terms of this sentence. If Seller or the Applicable Trust elects to attempt to cure an item contained in a notice of objection from Purchaser, then Seller or the Applicable Trust, as the case may be, shall use reasonable efforts to cure such item. If Seller and the Applicable Trust elect not to cure any objections specified in Purchaser’s notice (other than with respect to a Seller Encumbrance), or if Seller and the Applicable Trust are unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned) (other than with respect to a Seller Encumbrance), Purchaser shall have the following options:  (i) to acquire the Shares, in which case Purchaser agrees that the Property shall be subject to any matter objected to by Purchaser which Seller is unwilling or unable to cure, without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

For the purposes of this Agreement, a “Seller Encumbrance” shall mean:  (i) a mortgage or deed of trust granted or voluntarily assumed by one of the Property LLCs (other than the Existing Indebtedness), (ii) real estate taxes for the Property which are due and payable and delinquent as of Closing or (iii) a judgment lien or a mechanics or suppliers lien on the Property as a result of a judgment against or for work performed for or material supplied to Seller, the Transferred Companies, Illinois Manager, or the Property Managers prior to Closing, and not through any action or inaction of Purchaser or any tenant of the Property (references to tenant of the Property shall include a reference to subtenants of 10/120 Ground Lessee, in its capacity as a sublandlord) or any other person or entity. For the purposes of this Agreement, Seller and the Applicable Trust shall be deemed to have cured a Seller Encumbrance by causing the Title Company to insure over the underlying lien or by bonding over the lien in accordance with legal requirements in effect in the jurisdiction where the Individual Property is located in a manner to be approved by Purchaser, such approval not to be unreasonably withheld, sufficient to allow the Title Company to issue the Title Policy required under Section 4.5 below.

3.             DUE DILIGENCE

3.1           Study Period.

Purchaser shall have until 5:00 p.m. Dallas, Texas time on August 14, 2007 (the “Study Period”) to perform a feasibility study of the Transferred Companies, the Shares and the Property, at Purchaser’s sole cost and expense, including, but not limited to, review and approval of the physical and environmental characteristics and condition of the Property and performance of marketing and feasibility studies, structural and engineering investigations, tax returns, auditing of books and records of the Property, financial analyses and verification of existing zoning. Seller agrees to provide Purchaser and its agents and representatives, upon at least twenty-four (24) hours advance written notice, reasonable access to the Property during normal business hours, subject to the rights of tenants, and to all books, records, files, financial data, leases and contracts relating to the Property (except financial projections, budgets, appraisals, and similar proprietary, confidential or privileged documents, reports and records and internally prepared memoranda and reports) and to reasonably cooperate in such examinations and to cause the property manager to reasonably cooperate in such examinations following the Effective Date for the purpose of performing, at Purchaser’s sole cost and expense, the above-referenced studies, physical inspections, investigations and tests on the Property (collectively, the “Tests”), provided that no such tests shall be conducted without (i) at least one (1) business day prior written notice to Seller and (ii) if any such Tests are invasive, Seller’s prior written approval of such Tests in its sole discretion. Notwithstanding anything herein to the contrary, Purchaser shall not need Seller’s consent to conduct non-invasive and Phase I environmental studies. Purchaser shall be required to conduct such Tests in a manner as to not unreasonably disturb or interfere with the current use of the Property. Upon completion of such Tests, Purchaser agrees at its sole cost to promptly restore the Property to the condition it was in immediately prior to such Tests, including, but not limited to, the prompt removal of anything placed on the Property in connection with such Tests. Purchaser shall have the right to interview tenants; provided, however, Seller shall have the right to have a representative of Seller present at all times while Purchaser is meeting with any tenant. Prior to Purchaser’s entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain (and shall deliver to Seller evidence thereof), at Purchaser’s sole cost and expense, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of at least Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per representation, occurrence, such policies to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, representatives, employees or contractors in connection with such inspections and tests. Purchaser shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller and the Transferred Companies and their respective agents, servants, attorneys, officers, partners, shareholders, consultants, contractors, directors, tenants, members, representatives and employees (collectively, the “Owner Parties”) harmless from and against any and all liability, loss, cost, expense, claim, damage, or expense (including, without limitation, mechanic’s and materialmen’s liens and reasonable attorney’s fees and costs) of any kind or nature whatsoever which any of the Owner Parties may sustain or incur by reason of or in connection with any Tests made by Purchaser, or any of its employees, consultants, engineers, agents, representatives or contractors (collectively, the “Purchaser’s Designees”) relating to or in connection with the Property, or entries by any of Purchaser’s Designees onto the Property or during the conduct of any of the feasibility studies whether such Tests, entries or studies were made before or after the date of this Agreement. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Purchaser under this Agreement shall survive any termination of this Agreement or the Closing.

3.2           Right to Terminate.

If for any or no reason whatsoever Purchaser determines in its sole and absolute discretion that the Shares, the Transferred Companies or the Property or any aspect thereof is unsuitable, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Study Period, and if Purchaser gives such notice of termination within the Study Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this section, then neither party shall have any further rights or obligations hereunder (except for any obligations of either party pursuant to the other provisions of this Agreement which survive a termination), the Deposit shall be returned to Purchaser, and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Study Period, Purchaser shall be deemed to have approved all aspects of the Property and the Transferred Companies and to have elected to proceed with the transactions contemplated hereby pursuant to the terms hereof.

4.             CLOSING

4.1           Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held at the offices of the Escrow Agent or such other location as the parties shall mutually agree, on or before 2:00 p.m. Dallas, Texas time, on October 4, 2007, as such date may be extended pursuant to the terms of this Agreement (the “Closing Date”). Any wires of the Purchase Price shall be initiated by Purchaser no later than 10:00 a.m. Dallas, Texas time on the Closing Date. At Closing, (a) Seller and Purchaser shall perform the obligations set forth in Section 4.2 and Section 4.3 hereof, respectively, the performance of which obligations shall be concurrent conditions, and

(b) the Purchase Price, as adjusted in accordance with the terms of this Agreement, shall be paid to Seller through the Escrow Agent. Nothing in this Section 4.1 shall preclude a closing through the customary closing escrow procedures approved by Seller and Purchaser. Purchaser shall have the right to extend the Closing Date once for up to an additional thirty (30) days upon delivery of a written notice to Seller on or before three (3) Business Days prior to the Closing Date (the “Extension Notice”). Except as provided below, an additional deposit in the amount of Ten Million Dollars ($10,000,000.00) (the “Second Additional Deposit”) shall be delivered to the Escrow Agent within one (1) Business Day of the date of Purchaser’s Extension Notice if Purchaser elects to extend Closing as provided herein, by federal wire transfer of immediately available funds, to be held in escrow by Escrow Agent pursuant to the terms of the Escrow Agreement. Once deposited with the Escrow Agent, the Second Additional Deposit shall be deemed part of the Earnest Money, for an aggregate Deposit of Forty-Five Million Dollars ($45,000,000.00). Notwithstanding anything to the contrary herein, Purchaser or Seller shall have the right to extend the Closing Date once for up to an additional one hundred twenty (120) days, without requiring Purchaser’s payment of the Second Additional Deposit, upon delivery of a written notice to the non-requesting party on or before three (3) Business Days prior to the Closing Date for the sole purpose of obtaining the Consent (the “Consent Extension”). Seller and Purchaser hereby acknowledge that Seller shall have no obligation to obtain updated Estoppels resulting from the extension of the Closing Date pursuant to the Consent Extension. Closing shall take place not more than ten (10) business days after receipt of the Consent if the Consent is obtained during the Consent Extension.

4.2           Seller’s Obligations at Closing. At Closing, Seller shall:

4.2.1     Transfer of Shares. Transfer all, but not less than all Shares to Purchaser by delivering to Purchaser evidence reasonably satisfactory to Purchaser of the transfer to Purchaser of ownership of such Shares on the books and records of the Trusts, together with an assignment of shares (the “Transfer Document”) substantially in the form of Exhibit 4.2.1 attached hereto.

4.2.2     Redemption of Preferred Shares. Cause the redemption of all shares in each of the Trusts held by the preferred shareholders of each of the Trusts in accordance with Section 5.6.8.

4.2.3     Resignations of Trustees and Officers. Deliver to Purchaser written resignations of all of the trustees and officers of each of the Transferred Companies, such resignations to be in form and substance acceptable to Purchaser in its sole discretion.

4.2.4     Termination of Operating Agreements and Management Agreements. Deliver, or cause to be delivered, to Purchaser evidence satisfactory to Purchaser of the termination of the Operating Agreements for which Purchaser has delivered notice to Seller, not less than five (5) days prior to Closing and in any event not prior to the date of this Agreement electing to terminate such specified Operating Agreements; provided, such Operating Agreements can be terminated prior to Closing without penalty or premium. If any such Operating Agreement cannot be terminated without penalty or premium prior to Closing, then such Operating Agreement shall continue in full force and effect following Closing as obligations of the Property LLCs. In addition, Seller shall cause the Applicable Trust to terminate, at Closing, any property management and leasing agreements affecting the Property. Notwithstanding the foregoing, any Operating Agreement with an affiliate of Seller shall be terminated effective as of Closing unless otherwise elected by Purchaser.

4.2.5     Bringdown Certificate. Deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer or agent thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, or shall Purchaser have the right to terminate this Agreement on account of, any representation or warranty no longer being true as a result of any change that occurs between the Effective Date and the date of Closing that is beyond the reasonable control of Seller to prevent and does not result from a breach by Seller of its covenants under this Agreement, excepting therefrom the representations set forth in Sections 5.1 (excepting therefrom Section 5.1.4), 5.2.1, 5.2.2, 5.2.3, 5.2.6 (excepting therefrom Section 5.2.6(iii) and 5.2.6(iv)), 5.2.7, 5.2.8, 5.2.9, and 5.2.10. If despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate and the conditions set forth in Section 4.6.2 hereof shall be deemed satisfied.

4.2.6     Evidence of Authority. Deliver to Purchaser copies of the authorizing resolutions of Seller with respect to the transactions contemplated by this Agreement, which resolutions shall be acceptable to Purchaser.

4.2.7     FIRPTA. Deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a foreign person for purposes of Sections 897 or 1445 of the Code;

4.2.8     Delivery of Records. Deliver to Purchaser the Leases, Operating Agreements which will not be terminated as provided in this Agreement, Plans and Permits, if any, in the possession of Seller, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property, provided that the leasing and property files shall remain at the Individual Property and be deemed delivered at Closing. In addition, Seller shall deliver copies of the Organizational Documents to Purchaser, either at the Closing, or at such other location as is reasonably acceptable to Purchaser and Seller.

4.2.9     Closing Statement. Execute and deliver a counterpart original of the Closing Statement;

4.2.10   Consent Documentation. Execute and deliver or cause to be executed and delivered the Consent Documentation to be executed by Seller or its Affiliates;

4.2.11   Dissolution of Illinois Manager and Property Managers. Seller shall execute, deliver and file, as necessary, any and all documents necessary to evidence the dissolution of Illinois Manager and the Property Managers, such dissolutions, in each case, occurring at or before the Closing;

4.2.12   Resignation of Property Managers and Illinois Manager. Execute, deliver and file, as necessary, any and all documents necessary to evidence the resignation of Illinois Manager as manager of each of OFP LLC, 200 South Wacker LLC, 10/120 Ground Lessor and 10/120 Ground Lessee and the resignation of each of the Property Managers as property manager of the Individual Property;

4.2.13   Title Matters. Deliver to the Title Company, to the extent Illinois law provides for statutory liens by property managers for services in connection with off-record contracts, lien waivers from any property manager acting on behalf of the Property LLCs;

4.2.14   Insurance. Cause to be terminated all insurance coverage under the Liability Policies (defined herein) applicable to the Transferred Companies, the Property Managers and the Property; and

4.2.15   Other. Deliver such additional documents as shall be reasonably required to consummate the transaction as expressly contemplated by this Agreement; including, without limitation and to the extent assignable, all indemnities, if any, for the benefit of the Property LLCs, including, but not limited to, those contained in any document related to the purchase of the Property by each of the Property LLCs and such reasonable evidence that any indirect or direct right, title or interest of the Property LLCs in any security deposits and other items for which Seller has received a credit are the indirect property of Purchaser from and after Closing pursuant to its purchase of the Shares. In addition, Seller shall cause each of the Property LLCs to deliver a customary owner’s affidavit as to parties in possession and mechanics’ and suppliers’ liens reasonably requested by the Title Company.

4.3           Purchaser’s Obligations at Closing. At Closing (or as otherwise noted in this Section 4.3), Purchaser shall:

4.3.1     Acceptance of Shares. Accept Seller’s transfer of all, but not less than all, Shares pursuant to Section 4.2.1;

4.3.2     Delivery of Purchase Price. Pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, less any cash portion of the Deposit that will be applied towards the Purchase Price at Closing and net of the Existing Indebtedness outstanding as of the Closing, in immediately available wire transferred funds pursuant to Section 1.3 hereof;

4.3.3     Countersigned Documents. Join Seller or cause Purchaser’s Affiliates to join in execution and delivery of the instruments described in Sections 4.2, 4.2.10 and 4.2.11, as applicable;

4.3.4     Evidence of Authority. Deliver to Seller copies of the authorizing resolutions of Purchaser with respect to the transactions contemplated by this Agreement, which resolutions shall be reasonably acceptable to Seller;

4.3.5     Tenant Notification Letters. Deliver signed statements to each tenant at the Property, notifying tenant of revised instructions for payment of its rent and, if required by applicable law, acknowledging receipt and responsibility for each tenant’s security deposit at Closing. The provisions of this paragraph shall survive Closing;

4.3.6     Other. Deliver such additional documents as shall be reasonably required to consummate the transactions contemplated by this Agreement.

4.4           Credits and Prorations.

4.4.1     The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i)            rents and other income from the Property, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable to the Property LLCs by tenants under the Leases whether or not designated as rent); provided, however that there shall be no double counting of rents with respect to rents paid to and by 10/120 Ground Lessee;

(ii)           real property taxes (including personal property taxes on the Personal Property) and assessments levied against the Property or the Transferred Companies, provided, however, that if any assessments are paid in installments, then only the installments for the period that includes the Closing Date shall be prorated, and installments for any period after the Closing shall be the obligation of Purchaser pursuant to its indirect ownership of the Property LLCs;

(iii)         payments under the Operating Agreements and the interest payments under the Existing Indebtedness;

(iv)          gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing and the most recent bills for such utility charges; and

(v)           any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller of office buildings in the area in which the Property is located.

4.4.2     Notwithstanding anything contained in the foregoing Section 4.4.1 hereof:

(i)            (A) security deposits under any Leases held by the Property LLCs (not applied against delinquent rents or otherwise as provided in the Leases subject to Purchaser’s right to consent to such application in accordance with Section 5.6.1 hereof) shall not be prorated at Closing and shall remain in the possession and control of the Property LLCs after Closing or shall be delivered to Purchaser, and (B) Purchaser shall credit to the account of Seller at Closing all refundable cash or other deposits posted with utility companies serving the Property.

(ii)           Any property taxes and assessments paid at or prior to Closing shall be prorated as follows: (i) property taxes and assessments on the Property assessed for the 2006 calendar year, all of which are payable in the 2007 calendar year, shall be prorated as of Closing based upon the amounts actually paid or payable by the Property LLCs in 2007; and (ii) property taxes and assessments on the Property assessed for the 2007 calendar year, all of which are payable in the 2008 calendar year, will be the responsibility of Purchaser and such taxes and assessments shall not be prorated at Closing. Seller shall not be responsible for any increase in the assessed value of the Property after Closing, such increased valuation and resulting increase in the taxes actually due being the sole responsibility of Purchaser. Any income tax refunds that are received by the Trusts or the Property LLCs, and any amounts credited against income tax to which the Trusts or the Property LLCs become entitled, that relate to income tax periods or portions thereof ending on or before the date of the Closing shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto.

(iii)         Charges referred to in this Section 4.4 which are payable by any tenant to a third party, if any, shall not be apportioned hereunder, and Purchaser shall accept the Shares notwithstanding that the Trusts or their subsidiaries have liability for any such unpaid charges and Purchaser and its subsidiaries shall look solely to the tenant responsible therefore for the payment of the same. If Seller or the Trusts or their subsidiaries shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefore by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller. Seller shall retain all amounts received prior to Closing from any tenant with respect to property taxes and assessments, but Seller shall credit to Purchaser at Closing an amount equal to any such payments which are attributable to the period from and after Closing consistent with the method set forth in Section 4.4.2(ii).

(iv)          Seller shall receive the entire advantage of any discounts for the prepayment of any taxes, water rates or sewer rents.

(v)           As to gas, electricity and other utility charges referred to in Section 4.4.1(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(vi)          The Personal Property is included in this sale, without further charge. Seller shall pay any and all sales or similar taxes payable in connection with the Personal Property and Seller shall execute and deliver any tax returns required of it in connection therewith, said obligations of Seller to survive Closing.

(vii)         Unpaid and delinquent rent as of the Closing shall not be prorated, but if and when collected by Seller or Purchaser (or the Property LLCs) after Closing shall be delivered as follows:  (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser or the Trusts, or their subsidiaries collect any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller or the Trusts or their subsidiaries are entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that (y) all rent received by any party within the first thirty (30) day period after the date of Closing shall be applied first to delinquent rents owed with respect to pre-Closing periods, then to rents due in the month of Closing, and then to delinquent rents owed with respect to post-Closing periods, and (z) all rent received by any party after the first thirty (30) day period after the date of Closing shall be applied first to current rentals, then to delinquent rents owed with respect to post-Closing periods and then to delinquent rents owed with respect to pre-Closing periods, in inverse order of maturity. Purchaser will use commercially reasonable efforts after Closing to collect (or cause to be collected) all rents as promptly as practicable in the usual course of the operation of the Property, provided that Purchaser shall have no obligation to file suit or expend any material sums to collect any delinquent rents owed with respect pre-Closing Periods. Purchaser (or the Property LLCs) shall hold all landlord’s liens, if any, in their entirety to enforce the payment of any delinquent rentals and Seller shall be deemed to have transferred all of its right title and interest in such landlord’s liens, if any.

(viii)       At Seller’s option:  (x) all cash in bank accounts or on hand owned by any of the Transferred Companies or Property Managers; (y) all insurance refunds relating to insurance concerning the Property (which insurance shall not be continued by Seller beyond Closing, except as provided in Article 8 hereof) and (z) all other prepaid items which are capable of being refunded (whether prior to, upon or after Closing) on cancellation of an Operating Agreement shall be either:  (a) distributed to Seller immediately prior to the

Closing and shall be excluded from the sale contemplated by this Agreement or (b) credited to Seller at Closing, except as provided above with respect to any tenant security made by a tenant under the Leases.

(ix)          An amount equal to (i) certain obligations of the Property LLCs to pay for tenant improvements in connection with the Leases executed prior to the Effective Date (but excluding amendments or extension and renewal options and other tenant rights under those Lease entered into or exercised after the Effective Date), (ii) certain leasing commissions in connection with the Leases (but excluding amendments or extension and renewal options and other tenant rights under those Lease entered into or exercised after the Effective Date), and (iii) unpaid leasing commissions, tenant improvement allowances and other tenant concessions set forth in the Morgan Stanley Lease (as hereinafter defined) as more particularly set forth on Schedule 4.4.2(ix) attached hereto, shall be credited to Purchaser at Closing. Purchaser may escrow such funds for the purposes of paying for the obligations under the Leases, including using such funds to apply against rent as specified in the Leases. Seller and Purchaser agree to update Schedule 4.4.2(ix) at Closing.

(x)           An amount equal to the free rent under the Leases, as more particularly set forth on Schedule 4.4.2(x), shall be credited to Purchaser at Closing. Such amount shall be adjusted depending upon the Closing Date in the manner set forth on Schedule 4.4.2(x).

(xi)          An amount equal to all of the funds (excluding any letters of credit held by the Lenders that will be released to Seller in connection with the Closing) of any of the Transferred Companies currently held by the Lenders in connection with the Existing Indebtedness, including, without limitation, impound, reserve and escrow funds, shall be credited to Seller at Closing.

(xii)        An amount equal to $114,980.00 shall be credited to Purchaser at Closing, which represents fifty percent (50%) of the lease termination payment payable to Seller that has already been received by Seller from Rolfe & Nolan in connection with the termination of its lease.

(xiii)       An amount equal to $11,503,625.30 shall be credited to Purchaser at Closing, which represents the unpaid amounts and expenses for certain renovations and improvements to the Property, as more particularly set forth on Schedule 4.4.2(xiii). Such amount shall be adjusted upon the Closing Date based on the unpaid amounts and expenses for such renovations and improvements as of the Closing Date.

4.4.3     Seller shall use reasonable efforts to provide Purchaser an initial draft of the Closing Statement at least five (5) Business Days prior to Closing, which, once agreed to, shall be the “Closing Statement.”

4.4.4     The provisions of this Section 4.4 shall survive Closing.

4.5           Closing Costs and Post Closing Adjustments.

4.5.1     Closing Costs. Seller shall pay for the cost of preparing the Transfer Document, for all matters relating to the clearing of title which Seller elects or is required to cure, the fees and costs associated with the assignment of all transferable warranties, one-half of any Escrow Agent’s fee which may be charged by the Escrow Agent or Title Company and the fees of any counsel representing it in connection with this transaction. Seller shall pay all title examination fees of Title Company and for the cost of the premium for the standard coverage portion of the coverage owner’s policies of title insurance to be issued to Purchaser by the Title Company at Closing (collectively, the “Title Policy”), without endorsements and the costs of the Surveys. Purchaser shall pay (u) the fees of any counsel representing Purchaser in connection with this transaction; (v) the premium for any endorsements requested by Purchaser to the Title Policy; (w) one-half of any Escrow Agent’s fee; and (x) the costs of the Surveys. In connection with the transfer of the Shares, Purchaser shall be responsible for paying City of Chicago transfer taxes, if any, and Seller shall be responsible for paying county and state transfer taxes, if any. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring the same. The provisions of this Section 4.5 shall survive Closing.

4.5.2     Post Closing Adjustments. Seller has completed its reconciliation for charges paid in calendar year 2006 for percentage rents, escalation charges for real estate taxes, insurance, parking charges, marketing fund charges, operating expenses, maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature (“Additional Rents”) charged to tenants under the Leases. Seller agrees to directly reimburse the applicable tenant  (as opposed to credit future rent) for the amounts of Additional Rent calculated by Seller as being due to such tenant for the calendar year 2006. With respect to any Additional Rent (including Additional Rent collected by landlord (references to a landlord of a Property shall include a reference to 10/120 Ground Lessee in its capacity as a sublandlord) for the period from January 1, 2007 through Closing) which is not finally adjusted between the landlord and any tenant under any Lease until after the Closing Date, then Purchaser shall submit to Seller, within thirty (30) days after the Additional Rents have been finally adjusted between landlord and the tenants, a supplemental statement covering any such Additional Rents or any other items which have been finally adjusted between the landlord and such tenants, containing a calculation of the adjustments of such Additional Rents. In the event Seller or the landlord is obligated to reimburse a tenant for Additional Rent for calendar year 2006 in an amount in excess of the amount paid by Seller as described above or with respect to Additional Rent paid during the period from January 1, 2007 through Closing, then Seller shall reimburse Purchaser for such amount within thirty (30) days after receipt of the supplemental statement. If Purchaser or the landlord recovers any Additional Rent from any tenant attributable to calendar year 2006 or the period from January 1, 2007 through Closing, then Purchaser shall pay such amount to Seller within thirty (30) days of collecting such payments. With respect to each item of Additional Rent, each party shall make available to the other party during regular business hours the records relating to such items for inspection or audit by such party or its representatives.

4.6           Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions. If the following conditions are not satisfied on or before the date of Closing, subject to any extension right contained herein, then Purchaser may either:  (i) elect to terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser and parties hereto shall have no further obligations hereunder, except for those which by their terms survive the termination of this Agreement, (ii) pursue its remedies provided for in Article 7 hereof or (iii) waive any of the following conditions without adjustment to the Purchase Price:

4.6.1     Purchaser shall have received the opinion of Goodwin Procter LLP dated as of the Closing Date, together with copies of any supporting representation letters delivered in connection with such opinion in a form reasonably satisfactory to Purchaser and Seller, regarding each of the Trusts’ organization and operation in conformity with the requirements for qualification and taxation as a real estate investment trust pursuant to Section 856-857 of the Code (“REIT”) at all times beginning on the date of each Trust’s formation through December 31, 2006 and for the period from January 1, 2007 until the Closing. Such opinion shall be substantially in the form attached hereto as Exhibit 4.6.1, which such opinion shall be based on customary assumptions and representations (including an assumption that for purposes of the opinion each Trust’s taxable year ended with the Closing, and an assumption that each Trust satisfied the distribution requirement described in Code Section 857(a)(1) for the hypothetical short taxable year beginning January 1, 2007 and ending with the Closing), and shall be subject to such changes or modifications from the language in such form opinion as deemed necessary or appropriate by Goodwin Procter LLP and reasonably satisfactory to Purchaser;

4.6.2     Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

4.6.3     Subject to Section 4.2.5, all of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing, provided that in the event Seller is unable to state that the representations and warranties of Seller are true and correct in all material respects as of the date of Closing, with such materiality to be judged across the Property as a whole, Seller shall have the right to cure the condition preventing Seller from making such statement, and the Closing Date shall be extended for a period of up to fifteen (15) days to allow Seller to cure such condition;

4.6.4     Seller shall have performed and observed, in all material respects, with such materiality to be judged across the Property as a whole, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing; and

4.6.5     Purchaser’s receipt at least five (5) business days prior to the Closing (the “Estoppel Return Date”) of estoppel certificates substantially in the form of Exhibit 4.6.5, with such additional information or modifications reasonably approved by Purchaser, or in such form as required to conform to any specific requirements in the applicable Lease (i) from (a) each tenant leasing 40,000 or more rentable square feet of floor area in the Improvements (a “Major Tenant”) and (b) tenants under Leases representing seventy-five percent (75%) of the rentable square feet of floor area of each Individual Property), including Major Tenants but excluding rentable square feet of floor area not currently subject to any Lease, (ii) which confirm the documents constituting the Lease of each such tenant, and (iii) which do not (x) allege the existence of any default by Seller or any unperformed obligation by Seller, (y) recite any material fact which contradicts the Lease Schedule, or (z) disclose the existence of any delinquent fixed rent, additional rent or other material charges payable by the relevant tenant, in each case which is not disclosed in the Lease Schedule.

(i)            Promptly following the date of this Agreement, Seller shall request estoppel certificates from all tenants under the Leases in the form attached hereto as Exhibit 4.6.5 or in the form specified in the applicable Lease and Seller shall use commercially reasonable efforts to obtain estoppel certificates from all such tenants.

(ii)           If Purchaser receives any tenant estoppel certificate, it shall promptly provide a copy thereof to Seller, and if Seller obtains any tenant estoppel certificate, it shall promptly provide a copy thereof to Purchaser. Any tenant estoppel certificates which do not comply with the provisions set forth in the first sentence of this Section 4.6.5 shall be subject to Purchaser’s approval in its reasonable discretion. Unless Purchaser objects to any such estoppel certificate and terminates this Agreement as a result thereof within five (5) Business Days of receipt of such estoppel certificate, Purchaser shall be deemed to have approved such estoppel certificate and shall purchase the Property subject to all matters set forth in such estoppel certificate. If Purchaser has not received acceptable tenant estoppel certificates from tenants representing 75% of the rentable square footage of each Individual Property, excluding rentable square footage not then subject to any Lease, by the Estoppel Return Date, then Seller may provide estoppel certificates executed by Seller meeting the requirements of the first sentence of this Section 4.6 for tenants leasing up to 10% of the rentable square footage other than Major Tenants, and such Seller estoppel certificates shall be deemed to be acceptable, with liability under any such Seller estoppel certificate to terminate upon subsequent receipt of a tenant estoppel certificate confirming the same subject matter; provided, however, that such tenant estoppel shall be deemed to confirm the same subject matter notwithstanding that certifications regarding no default, no offset and the like are limited to the knowledge of the tenant. If Purchaser has not received acceptable (or deemed acceptable) tenant estoppel certificates as provided herein on or before the Closing Date, then Purchaser at its sole option may (i) waive the tenant estoppel condition and proceed to closing, (ii) extend the Closing Date for a period of up to fourteen (14) days to allow the Seller more time to obtain additional estoppel certificates, or (iii) terminate this Agreement by giving written notice thereof to Seller, with a copy to Escrow Agent, by 5:00 P.M. on the Closing Date, whereupon this Agreement shall automatically terminate and the Deposit shall be returned to Purchaser, and Seller and Purchaser shall have no further obligations or liabilities to each other under this Agreement except as otherwise provided herein. If Purchaser elects to extend the Closing Date pursuant to clause (ii) of the preceding sentence and Purchaser still has not received acceptable (or deemed acceptable) tenant estoppel certificates as provided herein on or before the expiration of the fourteen (14) day extension period, then Purchaser may elect one of the options set forth in clauses (i) and (iii) of the preceding sentence.

4.6.6     The Lenders shall have issued the Consent, subject to Purchaser having executed and delivered the Consent Documentation as required by Section 4.3.3.

4.6.7     The Kimco OFP Purchase Transaction shall close prior to or concurrently with the Closing.

4.6.8     The redemption of the preferred shares in each Trust as required by Section 5.6.8 shall have occurred prior to or concurrently with Closing.

4.7           Conditions Precedent to Obligation of Seller.

The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions. If the following conditions are not satisfied on or before the date of Closing, subject to any extension right contained herein, then Seller may either:  (i) elect to terminate this Agreement by written notice to Purchaser, in which event the Deposit shall be returned to Purchaser and parties hereto shall have no further obligations hereunder, except for those which by their terms survive the termination of this Agreement, (ii) pursue its remedies provided for in Article 7 hereof or (iii) waive any of the following conditions without adjustment to the Purchase Price:

4.7.1     The Kimco OFP Purchase Transaction shall close prior to or concurrently with the Closing.

4.7.2     Seller shall have received the Purchase Price as adjusted, pursuant to, and payable in the manner provided for, in this Agreement.

4.7.3     Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to, those provided for in Section 4.3 hereof.

4.7.4     All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

4.7.5     Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

4.7.6     The Lenders shall have issued the Consent and executed and delivered the Seller Release, subject to Seller having complied with Section 4.2.9.

4.8           Efforts to Satisfy Conditions. Each of Seller and Purchaser shall use all reasonable efforts to satisfy any conditions precedent to Closing set forth in this Agreement and within their reasonable control.

5.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

5.1           Representations and Warranties of Seller concerning Seller.  Seller represents and warrants to Purchaser as to itself that the statements contained in this Section 5.1 are correct and complete as of the Effective Date and will be correct and complete as of the date of Closing:

5.1.1     Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.1.2     Authority. Seller has all requisite authority and power to execute and deliver this Agreement, to sell the Shares in accordance with and subject to the terms and conditions of this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized or will be prior to Closing duly and validly authorized by all requisite action by Seller, subject to the provisions of Section 11.6 hereof. This Agreement has been duly and validly executed and delivered by Seller, and, assuming this Agreement has been duly authorized, executed and delivered by Purchaser, constitutes the valid and binding agreement of Seller.

5.1.3     Consents and Approvals. Except for the requirement of the Consent and as set forth on Schedule 5.1.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Seller is subject, nor will it conflict with any of the organizational documents of Seller or breach any agreement to which Seller is bound or result in the creation or imposition of any Lien upon or the with respect to any of the assets of the Transferred Companies. Except for the requirement of the Consent and as set forth on Schedule 5.1.3, consents, authorizations or notices from or to any third party that are required for Seller to execute and deliver this Agreement and to consummate the transactions contemplated under this Agreement have been received.

5.1.4     No Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against Seller,

which, if adversely determined, could individually or in the aggregate in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

5.1.5     Ownership of Shares. Seller holds the legal and beneficial ownership of the Shares, free and clear of any restrictions on transfer (other than restrictions under federal and state securities laws), taxes, security interests, options, warrants, purchase rights, liens, claims, encumbrances or contracts. Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to voting of any capital stock of the Trusts that will survive Closing.

5.1.6     FIRPTA. Seller is not a foreign person for purposes of Sections 897 or 1445 of the Code. Purchaser will have no federal income tax withholding obligation, and hereby agrees that it shall not make any federal income tax withholdings, with respect to the payment of the Purchase Price to Seller.

5.1.7     Terrorist Organizations Lists. Seller is not acting, directly or indirectly, for or on behalf of any person or entity named by the United States Treasury Department as a Specifically Designated National and Blocked Person, or for or on behalf of any person designated in Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism. Seller is not engaged in the transaction contemplated by this Agreement directly or indirectly on behalf of, or facilitating such transaction directly or indirectly on behalf of, any such person or entity.

5.1.8     No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws has been filed or commenced or is pending or contemplated against Seller.

5.2           Representations and Warranties of Seller concerning the Transferred Companies, the Property Managers and Illinois Manager.

Seller represents and warrants to Purchaser that the statements contained in this Section 5.2 are correct and complete as of the Effective Date and will be correct and complete as of the date of Closing:

5.2.1     Organization and Authority.

(i)            Each of the Trusts is a business trust duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to carry on its business as now being and heretofore conducted.

(ii)           Each of the Property LLCs is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as now being and heretofore conducted. Each of the Property LLCs is qualified to do business in the State of Illinois.

(iii)         Each of the Property Managers is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as now being and heretofore conducted. Each of the Property Manager is qualified to do business in the State of Illinois.

(iv)          Illinois Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as now being and heretofore conducted. Illinois Manager is qualified to do business in the State of Illinois.

(v)           Each of OFP Equity, OFP Holdings and OFP Services is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as now being and heretofore conducted.

(vi)          200 South Wacker Services is corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now being and heretofore conducted.

5.2.2     Consents and Approvals. Except for the requirement of the Consent and as set forth on Schedule 5.1.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Transferred Companies, the Property Managers or Illinois Manager are subject, nor will it conflict with any of the organizational documents of the Transferred Companies, the Property Managers or Illinois Manager or breach any agreement to which any of the Transferred Companies, the Property Managers or Illinois Manager is bound or result in the creation or imposition of any Lien upon or with respect to any of the assets of the Transferred Companies, the Property Managers or Illinois Manager. Except as set forth on Schedule 5.1.3, all consents, authorizations or notices from or to any third party that are required in order to consummate the transactions contemplated under this Agreement have been received.

5.2.3     Capitalization and Ownership.

(i)            10/120 Trust.

(A)          The authorized capital stock of 10/120 Trust consists of 1200 shares, $.01 par value of which 1000 are classified as common shares and 200 are classified as preferred shares. Of the 200 preferred shares of 10/120 Trust, 140 are classified as Series A Preferred Shares. As of the Closing Date, and following the redemption of the preferred shares, the Shares issued by 10/120 Trust will represent all of the issued and outstanding capital stock of 10/120 Trust. The Shares issued by 10/120 Trust have been duly authorized and validly issued and are fully paid. Since the organization of 10/120 Trust, Seller and the holders of the outstanding preferred shares identified on Schedule 5.2.3(i)(A) have been and currently are the only shareholders of 10/120 Trust.

(B)          10/120 Trust is the sole member of each of 10/120 Ground Lessor, 10/120 Ground Lessee and 10/120 Property Manager.

(C)          There are no outstanding or authorized options, warrants, purchase rights, subscription rights or other commitments that could require 10/120 Trust, 10/120 Ground Lessor, 10/120 Ground Lessee, Illinois Manager or 10/120 Property Manager to issue, sell or otherwise cause to become outstanding any additional capital stock of 10/120 Trust or membership interests in 10/120 Ground Lessor, 10/120 Ground Lessee or 10/120 Property Manager that will be effective at Closing.

(D)          Except as provided in clause (B) of this Section 5.2.3(i), none of 10/120 Trust, 10/120 Ground Lessor, 10/120 Ground Lessee and 10/120 Property Manager own or have any contract to acquire any equity interests or other securities of any entity or any direct or indirect equity or ownership interest in any other business.

(ii)           BCSP IV Illinois Trust.

(A)          The authorized capital stock of the BCSP IV Illinois Trust consists of 1200 shares, $.01 par value of which 1000 are classified as common shares and 200 are classified as preferred shares. Of the 200 preferred shares of BCSP IV Illinois Trust, 125 are classified as Series A Preferred Shares. As of the Closing Date, and following the redemption of the preferred shares, the Shares issued by BCSP IV Illinois Trust will represent all of the issued and outstanding capital stock of BCSP IV Illinois Trust. The Shares have been duly authorized and validly issued and are fully paid. Since the organization of BCSP IV Illinois Trust, Seller and the holders of the outstanding preferred shares identified on Schedule 5.2.3(ii)(A) have been and currently are the only shareholders of BCSP IV Illinois Trust.

(B)          BCSP IV Illinois Trust is the sole member of each of 200 South Wacker LLC and 200 South Wacker Property Manager.

(C)          BCSP IV Illinois Trust is the sole shareholder of 200 South Wacker Services.

(D)          There are no outstanding or authorized options, warrants, purchase rights, subscription rights or other commitments that could require the BCSP IV Illinois Trust, 200 South Wacker Services, 200 South Wacker LLC, 200 South Wacker Property Manager or Illinois

Manger to issue, sell or otherwise cause to become outstanding any additional capital stock of BCSP IV Illinois Trust or 200 South Wacker Services or membership interests in 200 South Wacker LLC or 200 South Wacker Property Manager that will be effective at Closing.

(E)          Except as provided in clauses (B) and (C) of this Section 5.2.3(ii), neither BCSP IV Illinois Trust nor 200 South Wacker LLC, 200 South Wacker Services and 200 South Wacker Property Manager  own or have any contract to acquire any equity interests or other securities of any entity or any direct or indirect equity or ownership interest in any other business.

(iii)         OFP Trust.

(A)          The authorized capital stock of the OFP Trust consists of 1200 shares, $.01 par value of which 1000 are classified as common shares and 200 are classified as preferred shares. Of the 200 preferred shares of OFP Trust, 125 are classified as Series A Preferred Shares. As of the Closing Date, and following the redemption of the preferred shares, the Shares issued by OFP Trust will represent all of the issued and outstanding capital stock of OFP Trust. The Shares issued by OFP Trust have been duly authorized and validly issued and are fully paid. Since the organization of OFP Trust, Seller and the holders of the outstanding preferred shares identified on Schedule 5.2.3(iii)(A) have been and currently are the only shareholders of OFP Trust.

(B)          The OFP Trust is the sole member of each of OFP Equity and OFP Property Manager.

(C)          OFP Equity is the owner of 80.877% of the membership interests of OFP Holding. The remainder of the membership interests of OFP Holding are owned by such third parties as are set forth on Schedule 5.2.3(iii) hereto.

(D)          OFP Holding is the sole member of each of OFP LLC and OFP Services.

(E)          Except as set forth on Schedule 5.2.3(iii), there are no outstanding or authorized options, warrants, purchase rights, subscription rights or other commitments that could require OFP Trust, OFP Equity, OFP Holding, OFP Property Manager, OFP LLC or OFP Services to issue, sell or otherwise cause to become outstanding any additional capital stock of the OFP Trust or membership interests in OFP Equity, OFP Holding, OFP Property Manager, OFP LLC or OFP Services that will be effective at Closing.

(F)          Except as provided in clauses (B), (C) and (D) of this Section 5.2.3(iii) and as set forth on Schedule 5.2.3(iii), none of OFP

Trust, OFP Equity, OFP Holding, OFP Services, OFP Property Manager  and OFP LLC own or have any contract to acquire any equity interests or other securities of any entity or any direct or indirect equity or ownership interest in any other business.

5.2.4     Financial Statements. Seller has previously delivered to Purchaser unaudited financial statements consisting of the balance sheets and operating statements for each of the Trusts and the Property LLCs for (i) the year ending December 31, 2006, and (ii) the first calendar quarter of 2007 (collectively, the “Financial Statements”). Seller shall deliver to Purchaser unaudited financial statements consisting of the balance sheets and operating statements for each of the Trusts and the Property LLCs for the second calendar quarter of 2007 promptly after those statements become available to Seller, but no later than August 31, 2007, and upon delivery those statements shall be deemed to be part of the Financial Statements. The Financial Statements have been prepared from the books and records of the Trusts and the Property LLCs. The Financial Statements have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Trusts and the Property LLCs as of the dates set forth therein. Neither the Trusts nor the Property LLCs have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise but excluding therefrom liabilities or obligations based upon or arising out of: (i) environmental matters (other than claims for bodily injury or personal injury but not property damage), including, without limitation, any obligation to remediate any Hazardous Substances; (ii) the physical condition of the Property, including, without limitation, patent and latent defects, title and zoning matters, governmental approvals, valuation, and compliance of the Property with laws, other than claims for bodily injury or personal injury or property damage; (iii) any obligations contained in the documents evidencing the Existing Indebtedness, or (iv) tax matters, except in each case to the extent of a breach of an express representation and warranty or covenant of the Seller in this Agreement), except for liabilities or obligations reflected or reserved against in the most recent balance sheet of the Trusts and the Property LLCs, as applicable, or which would not reasonably be expected to have a material adverse effect on the Trusts and the Property LLCs, taken as a whole or the value of the Property, delivered to Purchaser as part of the Financial Statements and current liabilities incurred in the ordinary course of business since the date thereof. Since the date of the most recent balance sheets of each of the Trusts and the Property LLCs delivered to Purchaser, there has not been any material adverse change in the business, operations, properties, assets, or the financial condition of the Trusts and the Property LLCs, taken as a whole, and, to Seller’s knowledge, no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.

5.2.5     No Litigation. Except as set forth on Schedule 5.2.5, other than landlord-tenant suits and judgment against tenants, in each case for defaults by tenants under the Leases for which the defendants have not made a counterclaim, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or, to the Seller’s knowledge, threatened in writing, against the Property, the Transferred Companies or the Property Managers or the transactions contemplated by this Agreement.

5.2.6     Tax Representations. Each of the Transferred Companies and the Property Managers have paid all Taxes required to be paid by them as of the date hereof.

(i)            Each of the Trusts qualified as a REIT under Sections 856 through 860 of the Code at all times beginning on the date of each Trust’s formation through December 31, 2006. But for the redemption of the preferred shares in accordance with Section 5.6.8, each Trust will be owned and operated until the Closing in a manner that will permit it to qualify as a REIT for its taxable year beginning January 1, 2007. If each Trust’s taxable year beginning on January 1, 2007 was treated as ending with the Closing, each Trust would satisfy the requirements of Code Section 856(c) for such taxable year ending with the Closing.

(ii)           Each of the Transferred Companies and the Property Managers timely filed all federal and state income Tax Returns and, to Seller’s knowledge, all other material Tax Returns that they were required to file. All taxes shown on such Tax Returns as being owed by each of the Transferred Companies and the Property Managers have been paid or will be paid. There are no pending or, to the best of Seller’s knowledge, threatened claims by any governmental authority in any jurisdiction, including but not limited to any jurisdiction where the Transferred Companies or the Property Managers do not file tax returns that the Transferred Companies or the Property Managers are or may be subject to taxation by that jurisdiction. Except as shown on Schedule 5.2.6(ii), Seller has not received notice of any audits of such Tax Returns. None of the Transferred Companies or the Property Managers have been given or requested any waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes or the filing of any Tax Returns. The charges, accruals, and reserves with respect to Taxes on the respective books of the Transferred Companies or the Property Managers are adequate and are at least equal to the liability of the Transferred Companies and the Property Managers for Taxes. There exists no proposed tax assessment against the Transferred Companies or the Property Managers except as disclosed in the most recent balance sheets of each of the Transferred Companies and the Property Managers delivered to Purchaser. All Taxes that the Transferred Companies and the Property Managers were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed by the Transferred Companies and the Property Managers are true, correct, and complete in all material respects.

(iii)         No dispute or claim concerning any liability for taxes of the Transferred Companies or the Property Managers has either been claimed or raised by any governmental authority in writing.

(iv)          None of the Transferred Companies or the Property Managers is a party to a tax allocation or sharing agreement. None of the

Transferred Companies or the Property Managers is entitled to any adjustment under Section 481 of the Code.

(v)           None of the Trusts has made any election under Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337 (d)-5, Section 1.337(d)-6 or Section 1.337(d)-7 and the Trusts would not be subject to any tax on the net built in gain attributable to any property held by the Transferred Parties or the Property Managers under rules similar to Section 1374 of the Code and the regulations thereunder or the regulations under Section 337 of the Code if such property were sold as of the Closing Date.

(vi)          At Closing, none of the Transferred Companies or the Property Managers shall own any interest in another entity, including without limitation any interest in a corporation, partnership, trust or limited liability company, other than interests in other Transferred Companies or Property Managers.

(vii)         Seller has or will within three (3) Business Days of the Effective Date make available to Purchaser correct and complete copies of all Tax Returns filed by the Transferred Companies and the Property Managers since the date of formation of such companies, as applicable.

(viii)       The beneficial ownership of each of the Trusts have been and will be held by more than 100 persons at all times during the current taxable year of each Trust beginning on January 1, 2007 until the redemption of each Trust’s preferred shares pursuant to Section 5.6.8.

(ix)          If each Trust’s taxable year beginning on January 1, 2007 ended with the Closing, no more than 3% of the gross income for each Trust for such period would be derived from the sources not described in Code Section 856(c)(2) of the Code.

(x)           No Trust has ever been involved in a merger, consolidation, liquidation or reorganization with any other entity. No Trust has C Corporation earnings and profits.

(xi)          At all times since the formation of each of the Trusts, more than 50% of the beneficial interests in each of the Trusts have been owned indirectly (through Seller) by a Maryland corporation that has intended to qualify as a REIT.

(xii)        If the Trust’s taxable year beginning January 1, 2007 ended with the Closing, the Trust would not satisfy the adjusted gross income requirements of Code Section 542(a) for such hypothetical short year.

(xiii)       Schedule 5.2.6(xiii) sets forth a list of each of the Transferred Companies and the Property Managers, identifying their classification for federal income tax purposes as of the date hereof.

5.2.8     Organizational Documents. Schedule 5.2.7 identifies each document pursuant to which each of the Transferred Companies, the Property Managers, and Illinois Manager are each organized and governed (collectively, the “Organizational Documents”). As of the Effective Date, the Organizational Documents are in full force and effect, and correct and complete copies of all of the Organizational Documents have been delivered or will be delivered promptly after the execution and delivery hereof by Seller to Purchaser. In addition, Seller will deliver, or cause to be delivered promptly after the execution and delivery hereof, all minute books and similar records (as applicable) and such correspondence that may reveal a material liability at the entity level for each of the Transferred Companies and the Property Managers and Illinois Manager (other than materials relating to the evaluation of the disposition of the Shares or the Property). The minute books and stock record books of each of the Transferred Companies, the Property Managers and Illinois Manager  made available to Purchaser are complete and correct in all material respects. The minute books of the each of the Transferred Companies, the Property Managers and Illinois Manager contain accurate and complete records of all meetings held of, and corporate or limited liability company action taken by, the shareholders, members, managers, officers and board of directors, as applicable, of each of the Transferred Companies, the Property Managers and Illinois Manager, and, as applicable to the conduct of the business of the Transferred Companies, the Property Managers and Illinois Manager or the ownership or operation of the Property, by the officers, board of directors and committees of the Transferred Companies, the Property Managers and Illinois Manager, and no meeting of any such shareholders, members, managers, officers or directors have been held for which minutes have not been prepared and are not contained in such minute books. There have been no amendments to any of the Organizational Documents since the date of delivery of such documents to Purchaser. At the Closing, possession of all of those books and records will be delivered to Purchaser.

5.2.9     Indebtedness. Schedule 5.2.8 lists each line of credit, loan facility or other financing and any capital indebtedness of any nature of each of the Transferred Companies and the Property Managers, whether with banks, financial institutions or other Persons (the “Existing Indebtedness”). As of the Effective Date and except as set forth on Schedule 5.2.8, none of the Transferred Companies nor the Property Managers have any indebtedness outstanding and have not given any guaranty, indemnity, comfort letter or other assurance of payment or security of any nature for or otherwise agreed to become directly or contingently liable for, any obligation of any other Person. True, correct and complete copies of the documents evidencing the Existing Indebtedness have been or will be provided to Purchaser.

5.2.10   Employees; Employee Benefit Plans. None of the Transferred Companies nor the Property Managers have ever maintained, sponsored, participated in, administered or contributed to any employee benefit arrangement. No individuals have been or are presently employed full-time or part-time by the Transferred Companies or the Property Managers.

5.2.11   No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws has been filed or commenced or is pending or contemplated against the Transferred Companies or the Property Managers.

5.2.12   Compliance with Laws. Excluding Laws relating to the physical or environmental condition of the Property, to Seller’s knowledge, each of the Transferred Companies and the Property Managers are in compliance with all Laws applicable to it except where any noncompliance would not, in the aggregate, reasonably be expected to result in a material adverse effect on either the Transferred Companies or the Property Managers.

5.3           Representations and Warranties Concerning the Property. Seller represents and warrants to Purchaser that the statements contained in this Section 5.3 are correct and complete as of the Effective Date:

5.3.1     Operating Agreements and Plans. Except for the agreements listed on Schedule 5.3.1 (the “Operating Agreements”), there are no other material service or supply contracts, warranties, or agreements related to the use, ownership or operation of the Property entered into by or, to Seller’s knowledge, on behalf of Seller, the Transferred Companies, Illinois Manager or the Property Managers, nor are there any other contracts for which the Transferred Companies, Illinois Manager or the Property Managers are a party. Seller has made available to Purchaser a correct and complete copy of all Operating Agreements and Plans and their respective amendments. To Seller’s knowledge, the Operating Agreements are in full force and none of the Transferred Companies, the Property Managers or Illinois Manager, nor any other party to the Operating Agreements, is in default under the Operating Agreements in any material respect.

5.3.2     Leases. The schedule of leases for the Property attached hereto as Schedule 5.3.2, (the “Lease Schedule”) reflects (i) all leases, subleases by 10/120 Ground Lessee, occupancy licenses, and other occupancy agreements or tenancies affecting the Property and, to the Seller’s knowledge, approved subleases (collectively, the “Leases”); (ii) all outstanding obligations of each of the Property LLCs to construct or pay for tenant improvements in connection with the Leases; (iii) any outstanding leasing commissions in connection with the Leases; and (iv) all security deposits under the Leases and any application, including an indication of those security deposits which are in the form of a letter or letters of credit. Each of the Leases is in full force and effect and neither the applicable Property LLC nor to Seller’s knowledge the tenant thereunder is in default under any Lease (beyond any applicable grace or cure period), and there are no rent delinquencies of more than thirty (30) days. None of Seller, the Property Managers, Illinois Manager or the Property LLCs have received written notice from any tenant under the Leases of any unperformed obligation of the landlord under any of the Leases, including, without limitation, failure of the landlord to construct any required tenant improvements. None of Seller, the Property Managers, Illinois Manager or the Property LLCs have been advised in writing of any claims or disputes giving rise to any setoff by any tenant under the Leases. To the best of Seller’s knowledge, with respect to the Leases as of the date hereof, all tenant improvement allowances have been paid and all tenant improvements have been completed. There are no brokers’ commissions, finders’ fees, or other charges payable or to become payable to any third party on behalf of Seller as a result of or in connection with the Leases, including, without limitation, any unexecuted options to expand or renew, except as set forth on Schedule 5.3.2. The copies of the Leases previously delivered by or on behalf of Seller to Purchaser are true, correct and complete copies of the Leases. The termination of any Lease prior to Closing by reason of the tenant’s default or the termination of such Lease shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser. To the extent that any real property held by any Trust is used as a hotel or other lodging facility, such real property is either (i) leased to a hotel operator unrelated to such Trust or (ii) leased to a taxable REIT subsidiary of such Trust at a market rate and operated on behalf of such taxable REIT subsidiary by an eligible independent contractor, as such terms are defined in the Code.

5.3.3     No Violations. Except as set forth on Schedule 5.3.3, to Seller’s knowledge, none of Seller, the Transferred Companies, the Property Managers or Illinois Manager have received, any written notification from any Governmental Body or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if unaddressed, would have a cost to remedy in excess of $5,000 or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if unaddressed, would have a cost to complete in excess of $5,000. None of Seller, the Transferred Companies, the Property Managers or Illinois Manager have received any notice of actual or threatened cancellation or suspension of any certificates of occupancy for any portion of the Property.

5.3.4     Taxes and Assessments. Seller has not filed, has not permitted the Transferred Companies, the Property Managers or Illinois Manager to file, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

5.3.5     Condemnation. To Seller’s knowledge, none of Seller, the Transferred Companies, the Property Managers or Illinois Manager have received any written notification from any governmental or public authority regarding condemnation or similar governmental proceedings relating to the Property that are pending or threatened which could have a material adverse effect on the Property taken as a whole.

5.3.6     Environmental Matters. Except as set forth in the environmental reports listed in Schedule 5.3.6, copies of which have previously been delivered to Purchaser or as otherwise disclosed to Purchaser, to Seller’s knowledge, none of Seller, the Transferred Companies, the Property Managers or Illinois Manager have received written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property. As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental

Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Property.

5.3.7     Defect Notices. To Seller’s knowledge, none of Seller, the Transferred Companies, the Property Managers, or Illinois Manager have received any notice from the holders of any mortgages presently encumbering the Property, any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property, which have not been cured.

5.3.8     Utilities. To Seller’s knowledge, none of Seller, the Transferred Companies, the Property Managers, or Illinois Manager have received any written notice of actual or threatened reduction or curtailment of any utility service currently supplied to the Property.

5.3.9     Intentionally Omitted.

5.3.10   Municipal Improvements. To Seller’s knowledge: (i) all street paving, curbing, sanitary sewers, storm sewers and other municipal or other governmental improvements which have been constructed or installed have been paid for and will not hereafter be assessed; (ii) all assessments heretofore made have been paid in full; and (iii) there are no private contractual obligations relating to the installation of or connection to any sanitary sewers or storm sewers or other municipal improvements.

5.3.11   Special Assessments/Tax Appeals. To Seller’s knowledge and except as shown on any tax bills delivered to Purchaser and/or in the Title Commitment, none of Seller, the Transferred Companies, the Property Managers or Illinois Manager have received any notice of any special assessment which affects the Property. Except as shown on Schedule 5.3.11, there are no pending tax appeals with respect to real property taxes or assessments against the Property.

5.3.12   No Other Purchase Rights. No person, firm or entity, other than Purchaser has any right to acquire the Shares or any interest in the Property or any part thereof.

5.3.13   Insurance. The Commercial General Liability Policy and Commercial Umbrella Policies providing coverage for the benefit of the Trusts or the Property LLCs or with respect to the Property (collectively, the “Liability Policies”) are set forth on Schedule 5.3.13 hereof and include the applicable Property LLC as a Named Insured and each Individual Property is a scheduled location under the Liability Policies. Each of the Liability Policies expressly provide that except with respect to the Limits of Insurance (as defined in the Liability Policies) and any rights or duties assigned in the Coverage Part (as defined in the Liability Policies) to the first Named Insured, the insurance applies on a per location basis providing the entire limits of coverage to each individual location. To Seller’s knowledge, none of Seller, the Transferred Companies, the Property Managers or Illinois Manager have received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any Liability Policy is no longer in full force and effect or will not be renewed. All premiums for the Liability Policies that are due have been paid and the Transferred Companies and the Property Managers have otherwise performed all of their respective obligations under the Liability Policies. There is no deductible under the Commercial General Liability Policy. The Commercial Umbrella Policies  are subject to a $10,000 self insured retention.

5.4           Knowledge Defined. References to the “knowledge” or “best knowledge” of Seller or words of similar import shall refer only to the actual knowledge of the Designated Employee and shall not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate of Seller, to any property manager, or to any other officer, director, agent, manager, representative or employee of Seller or any affiliate of Seller or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employees” shall refer to Sara Shank, Seller’s asset manager for the Property, the employee of Seller with primary responsibility for coordinating the transactions contemplated herein.

5.5           Seller’s Indemnity, Survival of Seller’s Representations and Warranties; Maximum Liability.

5.5.1     Survival. The representations and warranties contained in Section 5.3 hereof, as updated by the certificates of Seller to be delivered in accordance with Section 4.2.5 hereof, and the covenants set forth in this Agreement to be performed by Seller between the Effective Date and the Closing Date, shall survive Closing for a period of twelve (12) months (the “Property Representation Expiration Date”). The representations and warranties of Seller set forth in Sections 5.1 and 5.2 hereof shall survive Closing for a period of twelve (12) months (the “Remaining Representation Expiration Date”) in each case as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2.5 hereof.

5.5.2     Seller’s Indemnification Obligations. Subject to the other provisions of this Section 5.5, from and after the Closing until the Property Representation Expiration Date or the Remaining Representation Expiration Date, as applicable (which Remaining Representation Expiration Date shall be applicable to any claims under Sections 5.5.2(iii)), Seller shall indemnify and hold harmless Purchaser, the Transferred Companies (as the Transferred Companies are constituted after Closing) and their officers, directors, affiliates, members, partners, representatives, agents, and any successors or assigns of Purchaser (the “Purchaser Indemnified Party”) from and against any costs or expenses (including, without limitation, taxes and reasonable attorneys’ fees), judgments, liabilities, fines, losses, claims and damages (collectively, “Damages”), as incurred, to the extent they arise out of or are a result of:

(i)            the breach or any inaccuracy in any of the representations and warranties of Seller contained in this Agreement;

(ii)           any breach or default by Seller of any covenant or agreement of Seller hereunder;

(iii)         third-party claims against any Purchaser Indemnified Party arising out of events that occur prior to the Closing and during the period of ownership by Seller of the Trusts and which purport to be related to any obligation or liability of the Transferred Companies (as the Transferred Companies are constituted prior to Closing), the Property Managers or Illinois Manager, including, without limitation, contractual and tort claims and/or liabilities and the litigation referred to in Schedule 5.2.5, provided that the foregoing shall not include (and, except to the extent provided for in Sections 5.5.2(i) and 5.5.2(ii), Seller shall not be obligated to indemnify the Purchaser Indemnified Party for) claims based upon or arising out of:  (w) environmental matters (other than claims for bodily injury or personal injury based on events prior to Closing, but not property damage), including, without limitation, any obligation to remediate any Hazardous Substances, or (x) the physical condition of the Property, including, without limitation, patent and latent defects, title and zoning matters, governmental approvals, valuation, and compliance of the Property with laws, other than third-party claims for bodily injury, personal injury or property damage based on events prior to Closing; (y) any obligations contained in the documents evidencing the Existing Indebtedness, or (z) tax matters, except in each case to the extent of a breach of an express representation and warranty of the Seller in this Agreement.

5.5.3     Notice and Resolution of Claims. No claim for indemnification under Section 5.5.2 shall be actionable or payable (a) to the extent Purchaser received a proration, adjustment or credit at Closing for such claim; (b) if the claim in question results from or is based on a condition, state of facts or other matter which was known to any Purchaser Indemnified Party (other than the Transferred Companies or the Property Managers as constituted prior to Closing) prior to or at Closing (it being agreed that any written information delivered to Purchaser prior to or at Closing is deemed to be known to any Purchaser Indemnified Party but shall not vary Seller’s representations and warranties except to the extent provided in Section 4.2.5); (c) if the claim results from a breach of any representation, warranty or covenant of Purchaser or any successor to or assignee of Purchaser; (d) unless and until the valid claims under this Section 5.5 collectively aggregate more than Six Hundred Thousand Dollars ($600,000.00) (the “Deductible”), in which event, subject to Section 5.5.3, only the amount of such claims over and above the Deductible shall be actionable; or (e) unless written notice containing a description of the specific nature of such claim shall have been given by any Purchaser Indemnified Party to Seller (x) promptly after it has notice of such claim (provided that the failure to provide such notice shall not affect the obligations of Seller unless and only to the extent that Seller are actually prejudiced thereby) and (y) in all events prior to the Property Representation Expiration Date or the Remaining Representation Expiration Date, as applicable. The foregoing is not intended to limit any duty of any Purchaser Indemnified Party to mitigate damages to the extent required under applicable law.

In the event that such claim involves a claim by a third party against the Purchaser Indemnified Party which seeks Damages in an amount in respect of which indemnification pursuant to this Section 5.5 would be available, Seller shall have fifteen (15) days after receipt of such notice to decide whether Seller will undertake, conduct and control, through counsel of Seller’s choosing (subject to the reasonable approval of the Purchaser Indemnified Party) and at its own expense, the settlement or defense thereof (including, without limitation, the defense thereof by any insurer and any claims against any insurer and the conduct and control of any claims against any insurer with respect to such third party claim), and if Seller so decides, the Purchaser Indemnified Party shall cooperate with Seller in connection therewith, provided that the Purchaser Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further, that the reasonable fees and expenses of such separate counsel shall be borne by the Purchaser Indemnified Party unless:  (a) the employment of such separate counsel shall have been approved by Seller in connection with the settlement or defense of such action, (b) Seller shall not have employed counsel reasonably satisfactory to the Purchaser Indemnified Party to direct the settlement or defense of such action, or (c) the Purchaser Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Seller, in any of which events the reasonable fees and expenses of such separate counsel shall constitute Damages hereunder. Seller shall have the sole right to settle or compromise any action which Seller determines to undertake, conduct and control as aforesaid, subject to the approval of the appropriate Purchaser Indemnified Party in its sole and absolute discretion, if the amount of the settlement would not serve to release all of the Purchaser Indemnified Parties from all liability in connection with such claim. In the event Seller does not undertake to conduct and control the defense of any claim, no Purchaser Indemnified Party shall settle the same without the prior written approval of Seller, not to be unreasonably withheld, conditioned or delayed.

Seller and the Purchaser Indemnified Party shall cooperate reasonably in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Section 5.5, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other reasonable non-privileged information.

5.5.4     Sole Recourse; Maximum Liability. Purchaser, on behalf of each Purchaser Indemnified Party, agrees that (i) its sole recourse in the event of a breach of any representation, covenant or warranty made by Seller hereunder or any claim for Damages, in each case if Closing has occurred, shall be solely to Seller, and not to any of its affiliates or any officers, directors, agents or representatives of Seller or its affiliates, provided that Seller maintains a net worth at least equal to the Seller Liability Cap through the Remaining Representation Expiration Date to satisfy its indemnity obligations hereunder, and (ii) Seller’s maximum aggregate liability to Purchaser, pursuant to this Agreement if the Closing has occurred, shall not otherwise exceed Six Million Dollars ($6,000,000.00) (the “Seller Liability Cap”). Notwithstanding the foregoing, the Seller Liability Cap, as to any breach of Sections 5.2.6(ii), (vi), (viii), (ix) and (x), and 5.6.6 shall not exceed Thirty Million Dollars ($30,000,000.00). Purchaser further agrees to first use all reasonable efforts to seek recovery under any insurance policies, service contracts and Leases applicable to such claim prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser for that portion of Purchaser’s claim which is satisfied from such insurance policies, service contracts or Leases. Seller agrees that it will maintain a net worth of at least Thirty Million Dollars ($30,000,000.00) through the Remaining Representation Expiration Date. Seller hereby waives its rights to indemnification from the Transferred Companies in connection with its liabilities accruing prior to the Closing, other than to the extent covered by existing insurance, including, without limitation, so called “D&O Coverage.”

5.6           Covenants of Seller. Except as otherwise provided for in this Agreement or hereafter agreed to in writing by Purchaser, Seller hereby covenants with Purchaser as follows:

5.6.1     Conduct of Business Pending Closing. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain or cause the Property to be operated and maintained in a manner generally consistent with the manner in which the Property has been operated and maintained prior to the Effective Date, subject to reasonable wear and tear, casualty and taking by eminent domain and shall keep on hand sufficient materials, supplies, equipment, inventory and other personal property for the efficient operation and management of the Property in a manner as currently operated, and shall perform when due, all of Seller’s obligations under the Leases and other contracts affecting the Property in each case in all material respects, and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. From and after the Effective Date, Seller will not permit the Transferred Companies, the Property Managers or Illinois Manager to apply any security deposits held pursuant to the Leases without the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall refrain from (and cause the Property Managers, the Transferred Companies and Illinois Manager to refrain from) transferring any of the Property, or creating on the Land any easements; provided, however, that nothing herein shall preclude Seller from (i) replacing any equipment, supplies or machinery in the ordinary course of operating the Property or (ii) entering into any easements or other documents required by any applicable governmental or quasi-governmental authority or provider of utility services.

5.6.2     Operating Agreements.From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall not permit the Transferred Companies, the Property Managers or Illinois Manager to modify, extend, renew or, cancel (in any case, except as a result of a default by the other party thereunder) any Operating Agreements, or enter into any new Operating Agreements unless cancelable on thirty (30) or fewer days’ notice without payment of a premium or penalty, without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Seller shall permit the assignment of and the transfer of all rights and obligations accruing to 10/120 Property Manager under that certain Management Agreement dated as of October 3, 2006 by and between 550 West Washington Property LLC and 10/120 South Riverside Illinois Property Manager LLC (the “Continuing Management Agreement”), which assignment and transfer shall occur prior to or concurrently with the Closing, and which assignment and transfer shall not require the prior written consent of Purchaser so long as 10/120 Property Manager is released from all liability arising after the date of the assignment of the Continuing Management Agreement.

5.6.3     Insurance. From and after the Effective Date until the date of Closing or earlier termination of this Agreement, Seller shall cause the Transferred Companies, Illinois Manager and the Property Managers to keep in full force and effect the insurance policies in effect on the Effective Date or policies providing similar (but no less) coverage. At Closing, Seller shall assign to Purchaser all of its rights under the Liability Policies with respect to any claims relating to the period prior to Closing (whether such claims are made before or after Closing) relating to the Property, the Property Managers or the Transferred Companies, including, but not limited to, the right to submit claims directly to the applicable insurer. Seller shall provide Purchaser with all information reasonably required for Purchaser to submit any claims related to a period prior to Closing, including any deadlines or other conditions under the applicable Liability Policies and will reasonably cooperate with Purchaser in the submission, processing and resolution of such claims. To the extent that any assignment of rights under the Liability Polices is not permitted by the express terms of the Liability Policies or applicable law, then upon receipt of notice from Purchaser regarding any pre-Closing claims subject to coverage under the Liability Policies, Seller shall timely submit such claims to the applicable insurer upon request of Purchaser and be responsible for processing and resolution of such claims with the applicable insurer as directed by Purchaser at its expense, provided that no claim will be settled or compromised without Purchaser’s consent in its sole and absolute discretion, if the settlement will not serve to release all applicable Purchaser Indemnified Parties and the Property from all liability in connection with such claims. Seller and Purchaser shall not take any action to limit, invalidate or reduce any coverage that is provided under the Liability Policies as of Closing with respect to any pre-Closing claims. Notwithstanding the foregoing, to the extent that any claims are made in connection with Seller’s obligations hereunder, including its obligation to indemnify Purchaser, Seller shall have all rights of control and resolution of such claims as set forth in Section 5.5.3. To the extent any claims are made against the Property, the Property Managers or the Transferred Companies relating to a period prior to the time the Property LLCs owned the Property, Seller shall cooperate with Purchaser in directing those claims to the prior Owner of the Property. The foregoing covenants in this Section 5.6.4, with the exception of the first sentence, shall survive closing.

5.6.4     Investments. Unless this Agreement is terminated prior to Closing, Seller shall not cause or permit the Transferred Companies, Illinois Manager, or the Property Managers to make any investment in, any loan to, or any acquisition of the securities of any other Person, or make any acquisition of any new assets or incur any new indebtedness (or series of related capital investments, loans and acquisitions), except (i) for trade payables incurred in the ordinary course of business, and (ii) in connection with the Kimco OFP Purchase Transaction pursuant to the Kimco Purchase Agreement.

5.6.5     REIT Compliance. Except as set forth in Section 5.6.8, Seller shall take all commercially reasonable steps, or forbear from taking steps, necessary prior to the Closing to ensure that each of the Trust’s ownership and operation until the Closing would permit each Trust to qualify as a REIT for that Trust’s taxable year that includes the Closing.

5.6.6     No Transfer of Assets; Mergers or Acquisitions. Unless this Agreement is terminated prior to Closing, Seller shall not cause or permit the Trusts, Illinois Manager, OFP Equity, OFP Holding, 200 South Wacker Services, OFP Services, the Property Managers or the Property LLCs to: (i) sell, transfer, further encumber, assign or otherwise dispose of the Property or any portion thereof or (ii) merge or consolidate with or acquire all or substantially all of the assets or business of any Person, except in connection with the Kimco OFP Purchase Transaction pursuant to the Kimco Purchase Agreement.

5.6.7     No Amendments to Organizational Documents. Unless this Agreement is terminated prior to Closing, Seller shall not cause or permit the Transferred Companies, Illinois Manager or the Property Managers to amend their respective Organizational Documents in any material respect except that each Trust shall be permitted to amend its Declaration of Trust to the extent necessary to permit the consummation of this Agreement and in form and substance provided to Purchaser as reasonably approved by Purchaser.

5.6.8     Redemption of Preferred Shareholders’ Shares. Seller and Purchaser shall make mutually satisfactory arrangements to cause each Trust, at Closing, to redeem the preferred shares in such Trust held by the parties identified on Schedule 5.2.3(i)(A), Schedule 5.2.3(ii)(A) and Schedule 5.2.3(iii)(A) attached hereto, such that, following such redemptions, the Seller’s Shares constitute one hundred percent (100%) of the issued and outstanding shares in each Trust. Seller shall provide Purchaser reasonable evidence of such redemption.

5.6.9     Leases. Except as expressly provided herein, Seller shall, and shall cause each of the Property Managers, Illinois Manager and the Property LLCs to, refrain from amending any existing Lease without Purchaser’s written approval, as provided below, provided that Purchaser shall have no ability to interfere with the administration by Seller, the Property Managers, Illinois Manager or the Property LLCs of any existing Lease as required by the terms of such Lease. In addition, except as expressly provided herein, neither Seller nor any of the Property Managers, Illinois Manager and the Property LLCs shall enter into any new leases with respect to the Property (each, a “Proposed New Lease”), without Purchaser’s written approval, as provided below in this Section 5.6.10, provided, however that Purchaser’s written approval shall not be required for, and Seller may enter into, a new lease with Morgan Stanley at One Financial Place on the business terms referenced in Schedule 5.6.10, (the “Morgan Stanley Lease”) which Morgan Stanley Lease shall not be a Proposed New Lease and Purchaser shall receive a credit at Closing equal to all unpaid leasing commissions, tenant improvement and other tenant concessions set forth in the Morgan Stanley Lease. Seller shall furnish Purchaser with a true and complete copy of any Proposed New Lease into which Seller or the Property Managers, Illinois Manager or the Property LLCs desire to have any of the Property LLCs enter and such financial information with respect to the proposed tenant as Seller, the Property Managers, Illinois Manager or the Property LLCs may have in their possession. Purchaser shall have five (5) Business Days from receipt of such Proposed New Lease to approve or disapprove the same, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser does not approve any such Proposed New Lease, Purchaser shall notify Seller, in writing, of such disapproval prior to expiration of the aforesaid five (5) Business Day period, stating in such written notification under what conditions, if any, Purchaser’s approval would be forthcoming and Purchaser’s agreement to approve such Proposed New Lease if such conditions are satisfied. All costs of tenant improvements and leasing commissions payable after Closing with respect to any lease with respect to the Property executed between the Effective Date and the Closing Date in accordance with the terms and conditions of this Agreement shall be paid by Purchaser. Seller shall deliver to Purchaser copies of any written notices that Seller sends, from and after the Effective Date to its Lenders under Section 4.1.6(c)(v) of the loan agreements related to the Existing Indebtedness applicable to each of 200 South Wacker Property and 10/120 South Riverside Property.

5.6.10   Audit by Purchaser. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements and the interim period between from January 1, 2007 through Closing in respect of the Property in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Purchaser’s auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Purchaser’s auditors reasonable access to such books and records maintained by Seller, the Property Manager and the Property LLCs (and any other manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (b) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation as are necessary for Purchaser’s auditors to prepare audited financial statements; (c) if Purchaser or its auditors require any information that is in the possession of the party from which Seller purchased all or a portion of the Property, Seller shall contact such prior owner of the Property and use commercially reasonable efforts to obtain from such party the information requested by Purchaser; (d) Seller will make available for interview by Purchaser and Purchaser’s auditors, the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (e) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser’s auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Purchaser with a copy of such audited financial statement. The foregoing covenants shall survive Closing.

5.6.11   Recycled Entity. In order to facilitate the financing of the Property by Purchaser, to the extent a lender requires representations and warranties relating to the Property LLCs and the conduct of its business for the period from the formation of each Property LLC through the Closing similar in nature to those required by Standard & Poor’s for recycled entities in its May 1, 2003 publication relating to U.S. CMBS Legal and Structured Finance Criteria, Seller shall cooperate in good faith to submit a certification to Purchaser of such facts, to the extent the same are true or indicate which facts or requirements are not true or are qualified.

5.6.12   Purchaser’s Financing. Seller agrees that to the extent reasonably requested by Purchaser, Seller will consider and reasonably cooperate with in good faith any modifications to the existing structure of the Trusts and the Property LLCs that do not have any adverse tax, economic or other consequences to Seller, so that Purchaser meets lender requirements for financing the Property.

5.6.13   Kimco OFP Purchase Transaction Not a Breach or Default. 5.6.14              Notwithstanding the representations and covenants of Seller in this Section 5 or elsewhere in this Agreement, the creation or existence of the OFP Trust Loan and the debt obligation thereunder, as incurred to acquire the Kimco OFP Interest, shall not constitute a breach or default under this Agreement provided that Seller applies a portion of the Purchase Price allocated to One Financial Place in full satisfaction of the OFP Trust Loan at Closing.

5.7           Tax Matters.

5.7.1     Seller shall indemnify and hold harmless each Purchaser Indemnified Party from and against any Damages as incurred, to the extent they arise out of or are a result of any taxes, including, without limitation, interest, penalties and additions thereto (other than (x) transfer taxes, stamp taxes or other taxes assessed in connection with the sale or transfer of stock, a property or any interest therein, or any other tax, for which responsibility is allocated to Purchaser in accordance with Section 4.5 of this Agreement or (y) any real property taxes or assessments for which responsibility is allocated to Purchaser in accordance with the terms of this Agreement) imposed on the Transferred Companies, the Property Managers or Illinois Manager relating to taxable periods or portions thereof ending on or before the date of the Closing or allocable to the portion thereof through the date of the Closing pursuant to this paragraph, other than arising from (i) a breach of Purchaser’s obligations under this Agreement, (ii) change in law following the Closing that increases the taxes on any of the Transferred Companies, the Property Managers or Illinois Manager, (iii) a failure by Purchaser to cause each Trust to make sufficient distributions following the Closing, eligible for dividends paid deductions, to eliminate any income tax liability of each Trust for such Trust’s taxable year that includes the Closing, or (iv) any other action or activity of the Transferred Companies, the Property Managers or Illinois Manager after the Closing that increases their taxes for periods ending on or prior to the Closing Date. If the Closing Date is other than the last day of a taxable period of the Trusts, the tax attributable to the operations of the Transferred Companies or the Property Managers for the portion of the period up to and including the date of the Closing shall be (i) in the case of all taxes based on or in respect of income, the tax computed on the basis of the taxable income or loss of the entity for such partial period ending on or before the date of Closing as determined from its books and records, and (ii) in the case of all other taxes (other than those allocated pursuant to Section 4.4.1(ii)), on the basis of the actual activities of the entity for such partial period ending on or before the date of Closing as determined from its books and records. Except for taxes on income arising from operations in the ordinary course of business on the Closing Date, Seller shall not be responsible for any taxes attributable to income, action or activity on the Closing Date and on or after the Closing. The indemnity under this Section 5.7.1 is subject to the limitations and other provisions of Section 5.5 of this Agreement (which for the avoidance of doubt the parties acknowledge include the survival period, procedural requirements, Deductible and maximum liability provisions therein), except that: (i) the indemnity under this Section 5.7.1 is not subject to Section 5.5.2(iii)(z), and (ii) the Deductible does not apply to accrued but unpaid taxes of the Transferred Companies, the Property Managers or Illinois Manager for their respective taxable periods which include the Closing. With respect to clause (ii) of the preceding sentence: (a) such accrued but unpaid taxes shall not be taken into account when determining whether the Deductible threshold has been met under Section 5.5.3 with respect to any other claims; and (b) any tax refunds that are received by a Transferred Company, a Property Manager or Illinois Manager, and any amounts credited against tax to which a Transferred Company, a Property Manager or Illinois Manager becomes entitled, that relate to tax periods or portions thereof ending on or before the date of the Closing shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto.

5.7.2     Seller shall prepare or cause to be prepared, at the cost and expense of Seller, on a timely basis (including any automatically available extensions) tax returns for the Transferred Companies and the Property Managers (including the applicable 1099s, K-1s or similar schedules and reports which are part of or derived from any such tax returns) for federal and state income, unincorporated business taxable income or any similar type of net income tax applicable to any said entity for all such tax returns (i)  which are due prior to the Closing, (ii) which relate to taxable or other relevant periods ending before January 1, 2007 or (iii) which are for a taxable period beginning January 1, 2007.

All such tax returns, and any tax returns prepared pursuant to Section 5.7.2, shall in all events be prepared in a manner consistent with the prior tax returns as to all continuing elections, characterizations and other matters and, to the extent applicable, the structure and intent of the relevant underlying documents and this Agreement and otherwise in accordance with applicable law. All such tax returns shall be provided to the other party at least 45 days prior to the date any such tax return is due (including any automatically available extensions), which other party shall have 30 days after receipt of each tax return to review such tax return and comment thereon. Upon the expiration of such 30 day period, the party receiving and reviewing such tax return, if acceptable, shall promptly sign and file, or cause to be signed and filed, such tax return pursuant to this Section 5.7.2. In the event there is a dispute between the parties in regards to the approval of a tax return, the parties shall appoint a mutually acceptable “Big Four” accounting firm to resolve such dispute prior to the expiration of such 45 day period.

Each party hereto shall make available, or cause to be made available, to the other party all the relevant and necessary books and records to enable such party to prepare or review, as the case may be, all such tax returns subject to the standards of the preceding provisions and otherwise consistent with Section 5.7.4 below and the other applicable provisions of this Agreement.

5.7.3     Purchaser shall prepare and file, or cause to be prepared and filed, at the expense of Purchaser, on a timely basis (including all automatically available extensions) all tax returns of the Transferred Companies and the Property Managers other than those provided for in Section 5.7.2 above. In the case of any such return for a period that includes the Closing, Purchaser shall provide Seller the proposed tax return at least 45 days prior to the date such tax return is due (including any automatically available extensions), which Seller shall have 30 days after receipt of such tax return to review and comment thereon. All such tax returns shall be prepared in a manner consistent with the prior tax returns as to all continuing elections, characterizations and other matters and, to the extent applicable, the structure and intent of the relevant underlying documents and this Agreement and otherwise in accordance with applicable law. Purchaser shall pay or cause the Transferred Companies and the Property Managers to pay all taxes shown to be due and payable thereon. Furthermore, Purchaser shall pay or cause the Transferred Companies and the Property Managers to pay all taxes shown to be due and payable on any return for a period that includes the Closing even if such tax return is prepared by or caused to be prepared by the Seller. Notwithstanding the foregoing, on the later of (i) 15 days after receipt of written notice from Purchaser and (ii) seven days prior to the due date for the payment of the applicable tax, Seller shall pay to Purchaser any amounts for which Seller is liable pursuant to Section 5.7.1 for taxable periods that include the Closing.

5.7.4     Without limiting the foregoing, after the Closing, Seller and Purchaser shall:

(i)            assist (and cause their respective affiliates to assist) the other in preparing any tax returns which such other person is responsible for preparing and filing in accordance with this Section 5.7;

(ii)           cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation of the tax returns pursuant to this Section 5.7 and in connection with any steps or procedures required to be undertaken in compliance with Sections 856 through 860 of the Code and the Treasury Regulations promulgated thereunder;

(iii)         cooperate fully in preparing for any audits of, or litigation, administrative or other proceedings and any other disputes with taxing authorities regarding any tax returns with respect to the Transferred Companies or the Property Managers or otherwise with respect to taxes that may be imposed upon or otherwise payable by the Transferred Companies or the Property Managers;

(iv)          make available to the other party and to any governmental entity as reasonably requested all information, records, and documents of the Transferred Companies and the Property Managers relating to taxes;

(v)           provide timely notice to the other party in writing of any pending or threatened tax audits or assessments with respect to the Transferred Companies or the Property Managers for taxable periods for which such other party may have a liability for taxes under this Agreement;

(vi)          furnish each other with copies of all correspondence received from any governmental entity in connection with any tax audit or information request with respect to any taxable period for which the other party may have a liability for taxes under this Agreement;

(vii)         provide the other party with timely notice of the commencement of any audit by any governmental entity or of any judicial proceeding involving a governmental entity that relates to any liability for taxes, or any transaction or activity of the Transferred Companies or the Property Managers for which the other may have a liability for taxes under this Agreement;

(viii)       as applicable, prepare and/or file, or cause to be prepared and/or filed, all tax returns, all such tax returns to be prepared in a manner consistent with the prior tax returns as to all continuing elections, characterizations and other matters and, to the extent applicable, the structure and intent of the relevant underlying documents and this Agreement and otherwise in accordance with applicable law.

Notwithstanding anything in this Section 5.7.4 or in Section 5.5.3 to the contrary, all aspects of any audit, litigation or other proceeding with respect to taxes attributable to a taxable year ending before January 1, 2007 shall be controlled by and be the sole responsibility of the Seller. All aspects of any audit, litigation or other proceeding with respect to taxes attributable to a taxable year commencing on or after January 1, 2007 shall be controlled by and be the sole responsibility of the Purchaser, unless the audit, litigation or other proceeding relates to a taxable period for which a tax return was prepared by or caused to be prepared by Seller, in which case such audit, litigation or other proceeding shall be controlled by and be the sole responsibility of the Seller. Notwithstanding any indication in this Agreement to the contrary, neither Seller nor Purchaser shall settle any audit, litigation or other proceeding relating to a period ending prior to the Closing Date or for the taxable year of each Trust beginning January 1, 2007 if such settlement is based, in whole or in part, on the conclusion that each Trust did not qualify as a real estate investment trust satisfying the requirements of Sections 856 through 860 of the Code at all times during such periods. To the extent that any audit, litigation or other proceeding with respect to taxes relates to (i) a challenge to the position that any Trust’s deduction for dividends paid (as defined in Section in Section 561 of the Code) for its taxable year beginning January 1, 2007 will be of such a magnitude that (a) the distribution requirement of Section 857(a) will be satisfied for the taxable year beginning January 1, 2007 and (b) the Trust’s “real estate investment trust taxable income” (as defined in Section 857(b)(2) of the Code) for its taxable year beginning January 1, 2007 will be reduced to zero, (ii) a challenge to the position that the Trust will not constitute a personal holding company (as defined in Section 542 of the Code) for its taxable year beginning January 1, 2007 or (iii) activities on or after the Closing of any Transferred Company or Property Manager, Purchaser agrees to pay or promptly reimburse any out-of-pocket costs incurred by Seller in connection with such audit, litigation or other proceeding including, without limitation, the fees and disbursements of legal counsel and accountants retained by Seller in connection therewith.

5.7.5     Purchaser covenants and agrees with Seller that:  (i) Purchaser will treat the purchase of the Shares contemplated by this Agreement for all income tax purposes as a purchase of shares of a real estate investment trust, and (ii) Purchaser will not make an election pursuant to Section 338(g) of the Code with respect to each Trust.

5.7.6     Except as otherwise provided in Section 5.7.1, notwithstanding any other provision of this Agreement to the contrary, the obligations of Seller and Purchaser set forth in this Section 5.7 shall be unconditional and absolute, and shall remain in full force and effect indefinitely.

6.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

6.1           Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to Seller as of the Effective Date:

6.1.1        Organization. Purchaser is a limited partnership duly organized validly existing, and in good standing under the laws of the State of Texas.

6.1.2        Power and Authority. Purchaser has all requisite, power and authority to execute and deliver this Agreement, to acquire the Shares as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

6.1.3        Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Purchaser is subject, nor will it conflict with any of the organizational documents of Purchaser.

6.1.4        No Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

6.1.5        Investment Intent. Purchaser acknowledges that the Shares have been offered and will be sold to Purchaser pursuant to an exemption from registration under the Securities Act and all applicable state securities laws. Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and is purchasing the Shares for investment purposes and has no present intent to distribute, resell, pledge or otherwise dispose of any of such Shares other than in full compliance with applicable federal and state securities laws. Purchaser has had the opportunity to review such documents and to ask such questions of Seller as Purchaser has deemed pertinent to its decision to invest in the Shares. Purchaser is fully capable of assessing the risks associated with ownership of the Shares.

6.1.6        Status as Permitted Transferee. Purchaser and affiliated entities which are directly or indirectly under common control with Purchaser or directly or indirectly control Purchaser or are controlled by Purchaser (i) have a net worth, as determined as of the Effective Date, of at least $400,000,000 (exclusive of the value of the Property), and (ii) control, directly or indirectly, real estate assets with a market value of at least $800,000,000 (exclusive of the value of the Property).

6.2           Survival of Purchaser’s Representations and Warranties.  The representation and warranties of Purchaser set forth in Section 6.1.5 hereof and all covenants of Purchaser contained herein shall survive Closing and shall be a continuing representation, warranty and covenant without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of twelve (12) months. Notwithstanding the foregoing, in the event of an assignment of this Agreement pursuant to Section 11.4, the representation made Section 6.1.1 shall be made so as to conform to the facts of assignee’s organizational status.

6.3           Purchaser’s Indemnity; Maximum Liability.

6.3.1     Purchaser’s Indemnification Obligations. Subject to the other provisions of this Section 6.3, from and after the Closing until the Property Representation Expiration Date or the Remaining Representation Expiration Date, as applicable (which Remaining Representation Expiration Date shall be applicable to any claims under Sections 6.3.1(iii) and 6.4.1 below), Purchaser shall indemnify and hold harmless Seller and Seller’s officers, directors, affiliates, director members or partners, representatives, agents, and any successors or assigns of Seller (the “Seller Indemnified Party”) from and against any Damages as incurred, to the extent they arise out of or are a result of:

(i)            the breach or any inaccuracy in any of the representations and warranties of Purchaser contained in this Agreement;

(ii)           any breach or default by Purchaser of any covenant or agreement of Purchaser hereunder; or

(iii)         third party claims against any Seller Indemnified Party arising out of events that occur on or after the Closing and during the period of ownership by Purchaser and which purport to be related to any obligation or liability of the Transferred Companies (as the Transferred Companies are constituted on and after the Closing), including, without limitation, contractual and tort claims and/or liabilities, provided that the foregoing shall not include (and, except to the extent provided for in Sections 6.3.1(i) and 6.3.1(ii), Purchaser shall not be obligated to indemnify the Seller Indemnified Party for) claims based upon or arising out of:  (w) environmental matters (other than claims for personal injury but not property damage), including, without limitation, any obligation to remediate any Hazardous Substances, or (x) the physical condition of the Property, including, without limitation, patent and latent defects, title and zoning matters, governmental approvals, valuation, and compliance of the Property with laws, other than third-party claims for personal injury or property damage; (y) any obligations contained in the documents evidencing the Existing Indebtedness, or (z) tax matters, except in each case to the extent of a breach of an express representation and warranty of Purchaser in this Agreement.

6.3.2     Notice and Resolution of Claims. No claim for indemnification under Section 6.3.1 shall be actionable or payable (a) to the extent Seller received a proration, adjustment or credit at Closing for such claim; (b) if the claim in question results from or is based on a condition, state of facts or other matter which was known to any Seller Indemnified Party prior to or at Closing; (c) if the claim results from a breach of any representation, warranty or covenant of Seller or any successor to or assignee of Purchaser; (d) unless and until the valid claims under this Section 6.3 collectively aggregate more than the Deductible, in which event, subject to Section 6.3.3, only the amount of such claims over and above the Deductible shall be actionable; or (e) unless written notice containing a description of the specific nature of such claim shall have been given by any Seller Indemnified Party to Purchaser (x) promptly after it has notice of such claim (provided that the failure to provide such notice shall not affect the obligations of Purchaser unless and only to the extent that Purchaser is actually prejudiced thereby) and (y) in all events prior to the Property Representation Expiration Date or the Remaining Representation Expiration Date, as applicable. The foregoing is not intended to limit any duty of any Seller Indemnified Party to mitigate damages to the extent required under applicable law.

In the event that such claim involves a claim by a third party against the Seller Indemnified Party which seeks Damages in an amount in respect of which indemnification pursuant to this Section 6.3 would be available, Purchaser shall have fifteen (15) days after receipt of such notice to decide whether Purchaser will undertake, conduct and control, through counsel of Purchaser’s choosing (subject to the reasonable approval of the Seller Indemnified Party) and at its own expense, the settlement or defense thereof, and if Purchaser so decides, the Seller Indemnified Party shall cooperate with Purchaser in connection therewith, provided; that the Seller Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided further, that the reasonable fees and expenses of such separate counsel shall be borne by the Seller Indemnified Party unless:  (a) the employment of such separate counsel shall have been approved by Purchaser in connection with the settlement or defense of such action, (b) Purchaser shall not have employed counsel reasonably satisfactory to the Seller Indemnified Party to direct the settlement or defense of such action, or (c) the Seller Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Purchaser, in any of which events the reasonable fees and expenses of such separate counsel shall constitute Damages hereunder. Purchaser shall have the sole right to settle or compromise any action which Purchaser determines to undertake, conduct and control as aforesaid, subject to the approval of the appropriate Seller Indemnified Party in its sole and absolute discretion, if the amount of the settlement would not serve to release all of the Seller Indemnified Parties from any liability in connection with such claim. In the event Purchaser does not undertake to conduct and control the defense of any claim, no Seller Indemnified Party shall settle the same without the prior written approval of Purchaser, not to be unreasonably withheld, conditioned or delayed.

Purchaser and the Seller Indemnified Party shall cooperate reasonably in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Section 6.3, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other reasonable non-privileged information.

6.3.3     Sole Recourse; Maximum Liability. Seller, on behalf of each Seller Indemnified Party, agrees that (i) its sole recourse in the event of a breach of any representation, covenant or warranty made by Purchaser hereunder or any claim for Damages, in each case if Closing has occurred, shall be solely to Purchaser, and not to any of its affiliates or any officers, directors, agents or representatives of Purchaser or its affiliates, provided that Purchaser maintains a net worth at least equal to the Purchaser Liability Cap through the Remaining Representation Expiration Date to satisfy its indemnity obligations hereunder, and (ii) Purchaser’s maximum aggregate liability to Seller, pursuant to this Agreement if the Closing has occurred, shall not otherwise exceed Six Million Dollars ($6,000,000.00) (the “Purchaser Liability Cap”). Notwithstanding the foregoing, the Purchaser Liability Cap, as to any breach of Section 6.4.2 and 6.4.3 shall not exceed Thirty Million Dollars ($30,000,000.00). Seller further agrees to first use all reasonable efforts to seek recovery under any insurance policies and service contracts applicable to such claim prior to seeking recovery from Purchaser, and Purchaser shall not be liable to Seller for that portion of Seller’s claim which is satisfied from such insurance policies and service contracts. Purchaser agrees that it will maintain a net worth of at least exceed Thirty Million Dollars ($30,000,000.00) through the Remaining Representations Expiration Date.

6.4           Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall furnish to Seller copies of any third party reports received by Purchaser in connection with any inspection of the Property for the presence of Hazardous

Substances. Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in Section 5.3.6 or based on Section 5.5.2(iii) hereof irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. Purchaser shall also furnish to Seller, without representation or warranty, express or implied, copies of any other third party reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser’s behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act (“ADA”), 42 U.S.C. §12101, et seq., if applicable), but excluding any appraisals or other evaluations of value.

6.4.1     Ownership in Compliance with the REIT Rules. As of the Closing and after giving effect to the acquisition of the Shares by Purchaser and at all times during the portion of the taxable year of each Trust that begins as of the Closing and ends after the Closing, not more than fifty percent (50%) in value of the outstanding shares of beneficial interest of each of the Trusts will be owned, directly or indirectly, or through the application of the attribution rules of Code section 544 (as modified by Code section 856(h)(1)(B)), by five (5) or fewer individuals (defined in Code section 542(a)(2) (as modified by Code section 856(h)(3)) to include certain entities).

6.4.2     Continuation of REIT Election.

(i)            Purchaser covenants that after the Closing it will take all necessary steps, or forebear from taking steps (or cause each Trust to take (or forebear from taking such steps, as the case may be) as may be needed) to maintain the classification and treatment of the Trusts as REITs for the Trusts’ taxable year that includes the Closing.

(ii)           Purchaser covenants that it will take all steps within its control (including for example, causing the Trusts to make distributions that qualify for the dividends paid deductions set forth in Section 857(b)(2)(B) of the Code and Section 561 of the Code) such that each Trust satisfies the 90% distribution requirement of Code Section 857(a)(1) and each Trust’s real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) will be reduced to zero for the taxable year of such Trust that includes the Closing.

(iii)         Purchaser covenants and agrees that prior to January 1, 2008, no Trust shall acquire, accept transfer of, or hold, or allow any subsidiary to acquire, accept transfer of, or hold, any assets other than the property that each Trust holds immediately prior to the Closing.

(iv)          Purchaser covenants that no Trust will take any action that is inconsistent with the Trust’s status as a REIT for periods ending on or before December 31, 2006.

6.4.3     Subsequent Filings. Promptly after Closing, Purchaser shall cause to be filed in the states of Delaware, Maryland and Illinois name change certificates to delete from the legal name of each Trust any reference to “Beacon Capital” or “BCSP” and Purchaser shall provide evidence to Seller of such filings promptly thereafter.

6.4.4     Tax Matters. To cooperate with Seller to the extent provided for in Section 5.7, including, without limitation, causing the tax returns to be signed by Purchaser, as applicable.

6.4.5     Information regarding Purchaser’s Potential Compliance with REIT Status. Following the Closing, Purchaser shall promptly provide such information as is reasonably requested by Seller or Seller’s third-party consultants with respect to Purchaser’s ability to cause each Trust to maintain its status as a REIT for such Trust’s taxable year that includes the Closing, including, without limitation, an opinion of Purchaser’s counsel, substantially in the form attached hereto as Exhibit 4.6.1 (modified as reasonably needed to reflect the fact that Purchaser’s counsel will address post-Closing REIT compliance and modified to provide that, with respect to periods prior to the Closing Date, Purchaser’s counsel may rely on the opinion of Goodwin Procter LLP dated as of the Closing Date and described in Section 4.6.1), regarding each Trust’s conformity, since the Closing Date, with the requirements for qualification and treatment as a REIT during its taxable year that includes the Closing.

The provisions of this Section 6.4 shall survive Closing.

7.             DEFAULT

7.1           Default by Purchaser. In the event that Purchaser defaults in its obligations to consummate the transactions contemplated by this Agreement for any reason other than:  (x) Seller’s default hereunder, (y) a failure of a condition precedent to Purchaser’s obligations hereunder or (z) the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, prior to Closing, Seller shall have the right to terminate this Agreement and receive, liquidate (by Escrow Agent drawing upon the Acceptable Letters of Credit) and retain the Deposit as liquidated damages and as Seller’s sole and exclusive remedy for a breach of Purchaser’s obligations under this Agreement prior to Closing. Thereafter, except for Purchaser’s obligations which by their terms survive the termination of this Agreement, Seller and Purchaser shall have no further obligations to each other. Purchaser and Seller acknowledge that the damages to Seller in the event of a breach of this Agreement prior to Closing would be difficult or impossible to determine, that the amount of the Deposit represents the parties best and most accurate estimate of the damages that would be suffered by Seller if the transactions contemplated by this Agreement should fail to close and that such estimate is reasonable under the circumstances existing as of the date of this Agreement and under the circumstances that Seller and Purchaser reasonably estimate would exist at the time of such breach. Notwithstanding the foregoing, if Purchaser fails to perform its obligations pursuant to this Agreement that survive Closing or the earlier termination of this Agreement, then Seller shall be entitled to pursue any and all remedies available at or law or in equity, as a result of such default, including, without limitation the right to recover damages against Purchaser, including, without limitation, damages suffered by Seller and/or its direct and indirect partners as a result of one or more of the Trusts not qualifying as a REIT for such Trust’s taxable year beginning January 1, 2007, subject to Section 6.3. The provisions of this Section 7.1 shall survive Closing. With respect to any default by Purchaser after Closing, Seller acknowledges and agrees that Seller’s sole remedy shall governed by the terms of Section 6.3 hereof.

7.2           Default by Seller. In the event that Seller defaults in its obligations to consummate the transactions contemplated by this Agreement for any reason other than:  (x) Purchaser’s default hereunder, (y) a failure of a condition precedent to Seller’s obligations hereunder or (z) the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Shares to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages of any kind in the event of Seller’s default hereunder prior to Closing. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in Maryland, on or before sixty (60) days following the date upon which Closing was to have occurred. With respect to any default by Seller after Closing, Purchaser acknowledges and agrees that Purchaser’s sole remedy shall governed by the terms of Section 5.5 hereof.

8.             RISK OF LOSS

8.1           Minor Damage. In the event of loss or damage to the Property which is not “major”, this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, provides that all right, title and interest to any claims and proceeds each Trust or their subsidiaries may have with respect to any casualty insurance policies or condemnation awards relating to the Property are assigned to Purchaser or retained by the Applicable Trust or the Property LLCs. In the event that Seller elects to have the Property LLCs perform repairs upon the Property, Seller shall use reasonable efforts to cause such repairs to be completed promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to cause a casualty claim to remain in a Trust or their subsidiaries, the Purchase Price shall be reduced by an amount equal to the deductible amount under the applicable insurance policy, and, subject to Seller’s rights under Section 8.4, the amount of any uninsured loss. Upon Closing, full risk of loss with respect to a casualty or condemnation to the Property shall pass to Purchaser due to its ownership of the Trusts and their subsidiaries.

8.2           Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with

Closing, in which event Seller shall, at Seller’s option, either (a) perform or cause the Property LLCs to perform any necessary repairs, or (b) take such steps to ensure that the Trusts or the Property LLCs retain all of Seller’s right, title and interest to any claims and proceeds Seller, the Trusts and the Property LLCs may have with respect to any casualty insurance policies or condemnation awards relating to the Property, notwithstanding the transactions contemplated by this Agreement. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy, and, subject to Seller’s rights under Section 8.4, the amount of any uninsured loss. Upon Closing, full risk of loss with respect to a casualty or condemnation to the Property shall pass to Purchaser due to its ownership of the Trusts and the Property LLCs.

8.3           Definition of “Major” Loss or Damage. For purposes of Sections 8.1 and 8.2, “major” loss or damage refers to the following:  (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the Property, in the aggregate, to a condition substantially identical to that of the Property prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Twenty Million Dollars ($20,000,000.00), (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property or results in a reduction in the value of the Property in the aggregate in excess of Twenty Million Dollars ($20,000,000.00), as determined by reference to the amount of the condemnation award, or (iii) any material (judged across the Property as a whole) loss, through condemnation, of access, parking or development or air rights relating to the Property as reasonably determined by Purchaser, or if the proposed condemnation would result in the loss of or a change in the Property’s status as a legally conforming use. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) Business Days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

8.4           Uninsured Losses. Notwithstanding the foregoing, in the event of a loss or damage to any of the Property, for which no insurance or other third party compensation is available to reimburse the cost to remedy such loss or damage and such uninsured loss exceeds Ten Million Dollars ($10,000,000.00), then within ten (10) days of Seller sending written notice to Purchaser of such uninsured loss, Seller shall either elect to:  (1) terminate this Agreement, in which event the Deposit shall be returned to Purchaser, or (2) give a credit to Purchaser at Closing equal in amount to the cost to remedy the uninsured loss, as reasonably determined by Seller and Purchaser, provided that if the parties are unable to agree on the amount of the uninsured loss to be credited against the Purchase Price, either party may terminate the Agreement.

9.             COMMISSIONS

9.1           Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Eastdil Secured, L.L.C. (“Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing or earlier termination of this Agreement.

10.           DISCLAIMERS AND WAIVERS

10.1         No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser, shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

10.2         DISCLAIMERS AND WAIVERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY

PROVIDED OTHERWISE IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE SHARES OR THE PROPERTIES OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY AND THE SHARES) MADE OR FURNISHED BY SELLER OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS AND THE ADA) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR ELSEWHERE HEREIN INCLUDING, WITHOUT LIMITATION, TO THE EXTENT PROVIDED IN SECTION 5.5 HEREOF.

10.3         Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Shares has been decreased to take into account that the Shares are being sold subject to the provisions of this Article 10. Seller and Purchaser agree that the provisions of this Article 10 shall survive Closing.

11.           MISCELLANEOUS

11.1         Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller, the Transferred Companies, Illinois Manager, or the Property Managers (collectively, the “Seller Parties”) or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that such persons are informed of the confidentiality provisions and are directed  to treat such data and information confidentially. In addition, to the extent that Purchaser determines that Purchaser is required to notify any federal, state or local governmental agency, or any other party, with respect to the conditions at the Property or as otherwise discovered by Purchaser, Purchaser shall notify Seller immediately, and Seller shall make such disclosures as Seller deems appropriate. If Seller determines that Seller will not make a disclosure and Purchaser feels that such disclosure is still required by law and notifies Seller to that effect, then Seller shall hire an independent consultant reasonably acceptable to Seller and Purchaser to determine whether or not such disclosure is required and such determination will be binding upon both Seller and Purchaser. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly destroy or return to Seller any statements, documents, schedules, exhibits or other written information obtained from the Seller Parties in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Purchaser, such Deposit shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to destroy or return to Seller any materials delivered to Purchaser by Seller. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 11.1, the Seller Parties shall be entitled to seek an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. Notwithstanding the foregoing provisions or anything else to the contrary contained in this Agreement: (i) the foregoing covenant of confidentiality shall not be applicable to any information published by Seller as public knowledge or otherwise available in the public domain; (ii) Purchaser shall be permitted to disclose such information as may be recommended by Purchaser’s legal counsel in order to comply with all financial reporting, securities laws, court order, subpoena and other legal requirements applicable to Purchaser, including any required disclosures to the Securities and Exchange Commission; and (iii) any duty of confidentiality set forth in this Agreement shall terminate upon Closing. The provisions of this Section 11.1 shall survive the termination of this Agreement prior to the Closing.

11.2         Public Disclosure. Any press release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in a form approved by Purchaser and Seller and their respective counsel (such approval not to be unreasonably withheld), provided, however, either party shall have the right after Closing to issue a press release announcing the sale of the Shares and the resulting ownership and control of the Property without prior written approval of the other so long as the press release does not expressly disclose the economic terms hereof. Notwithstanding the foregoing, Purchaser, and Seller and their respective agents may make such disclosures as are required by law or in connection with non-public marketing efforts or internal reporting requirements, including, without limitation, reports by either party to their respective investors. The provisions of this Section 11.2 shall survive Closing.

11.3         Discharge of Obligations. The purchase of the Shares by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

11.4         Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights under this Agreement, without first obtaining Seller’s written approval, to any wholly-owned subsidiary of Purchaser. In the event Seller’s written approval is given to an assignment of this Agreement, or if Purchaser assigns this Agreement as otherwise permitted, Purchaser shall nevertheless remain liable for the performance of all covenants and conditions of this Agreement, and, in the case of an assignment, such liability shall be joint and several. The provisions of this Section 11.4 shall survive Closing.

11.5         Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Notices sent by a party’s attorney shall constitute notice from the applicable party. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:

BCSP IV U.S. Investments, L.P.

c/o Beacon Capital Partners

200 State Street, 5th Floor

Boston, MA 02109

Attn: William A. Bonn, Esq.

TELECOPY: (617) 457-0499

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attn: Christopher B. Barker, Esq.

TELECOPY:  (617) 523-1231

If to Purchaser:

Behringer Harvard Operating Partnership I LP

c/o Harvard Property Trust, LLC

15601 Dallas Parkway Suite 600

Addison, Texas 75001

Attention: Jon Dooley

TELECOPY:  214-655-1600

with copies to:

Jones Day

2727 North Harwood Street

Dallas, Texas  75201

Attention:  Mark V. Minton, Esq. and Michelle R Brown, Esq.

TELECOPY:  214-969-5100

and

Powell Coleman & Arnold LLP

8080 North Central Expressway, Suite 1380

Dallas, Texas  75206

Attention:  Patrick M. Arnold

TELECOPY:  214-373-8768

The provisions of this Section 11.5 shall survive Closing.

11.6         Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

11.7         Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. For the purposes of this Agreement, a “Business Day” shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in Boston, Massachusetts, are obligated or authorized by law or executive action to be closed to the normal transaction of banking business. The final day of any such period shall be deemed to end at 5 p.m., local time in the Commonwealth of Massachusetts. The provisions of this Section 11.7 shall survive Closing.

11.8         Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

11.9         Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

11.10       Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, (i) Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property or the Shares, and (ii) Seller shall cooperate with Purchaser in connection with all filings necessary to change the registered agent of the Trusts and the Property LLCs to a registered agent designated by Purchaser in each state where the Transferred Companies are formed and doing business. The provisions of this Section 11.10 shall survive Closing.

11.11       Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. This Agreement may be executed via facsimile or by sending copies of the executed Agreement via email followed by regular mail of the originals and shall be considered executed and binding upon receipt of the fax or email of the signature page of the last of the party’s signature to this Agreement.

11.12       Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

11.13                     Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF MARYLAND AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 11.13 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

11.14                     No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

11.15                     Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

11.16                     Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.17                     Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminate this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

11.18                     Time of the Essence. Time is of the essence of this Agreement and all covenants and deadlines hereunder. Without limiting the foregoing, Purchaser and Seller hereby confirm their intention and agreement that time shall be of the essence of each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement. The agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement shall not be waived or modified by any conduct of the parties, and the agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement may only be modified or waived by the express written agreement of Purchaser and Seller that time shall not be of the essence with respect to a particular date or time period, or any modification or extension thereof, which is provided under this Agreement.

11.19                     Recordation. This Agreement may not be recorded or registered with any local land records office and any attempt to do so shall be of no effect whatsoever. Any attempt to so record or register this Agreement or a memorandum thereof by Purchaser shall be considered a default by Purchaser pursuant to Section 7.1 and Seller may terminate this Agreement and retain the Deposit.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

PURCHASER:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP,a Texas limited partnership

By:	Behringer Harvard REIT I, Inc.
a Maryland corporation,
its general partner

By:
Name:
Title:

SELLER:

BCSP IV U.S. INVESTMENTS, L.P., a Delaware limited partnership

By: BCSP REIT IV, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

Schedule I

List of Defined Terms

“10/120 Trust” – See Recital A.

“10/120 Ground Lessee” – See Recital D.

“10/120 Ground Lessor” – See Recital D.

“10/120 Property Manager” – See Recital F.

“10/120 South Riverside Property” – See Recital D.

“200 South Wacker LLC” – See Recital C.

“200 South Wacker Property” – See Recital C.

“200 South Wacker Property Manager” – See Recital F.

“200 South Wacker Services” – See Section 1.1.7.

“Acceptable Letter of Credit” – See Section 1.4.

“ADA” – See Section 6.4.1.

“Additional Rents” –See Section 4.5.2.

“Agreement” – See Introductory Paragraph.

“Applicable Trust” – means either the BCSP IV Illinois Trust, the 10/120 Trust or the OFP Trust, to the extent applicable.

“Appurtenances” –See Section 1.1.1.

“BCSP IV Illinois Trust” – See Recital A.

“Broker” – See Section 9.1.

“Business Day” – See Section 11.7.

“CERCLA” – See Section 5.3.6.

“Closing” – See Section 4.1.

“Closing Date” –See Section 4.1.

“Closing Statement” – See Section 4.4.3.

“Code” means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

“Consent” – See Section 1.5.

“Consent Documentation” – See Section 1.5.

“Consent Extension” – See Section 4.1.

“Consent Fees” – See Section 1.5.

“Continuing Management Agreement” – See Section 5.6.2.

“Damages” – See Section 5.5.2

“Deductible” – See Section 5.5.3.

“Deposit” – See Section 1.4.

“Designated Employees” – See Section 5.4.

“Earnest Money” – See Section 1.4.

“Effective Date” – See Introductory Paragraph.

“Escrow Agent” – See Section 1.4.

“Escrow Agreement” – See Section 1.4.

“Estoppel Return Date” –See Section 4.6.5.

“Existing Indebtedness” – See Section 1.5.

“Extension Notice” –See Section 4.1.

“Financial Statements” –See Section 5.2.4.

“Hazardous Substances” – See Section 5.3.6.

“Illinois Manager” – See Recital B.

“Improvements” – See Section 1.1.2.

“Intangible Property” – See Section 1.1.5.

“Individual Property” – See Section 1.1.8.

“Kimco OFP Interest” – See Recital H.

“Kimco OFP LLC” – See Recital H.

“Kimco OFP Purchase Transaction” – See Recital I.

“Kimco Purchase Agreement” – See Recital I.

“Land” – See Section 1.1.1.

“Leases” – See Section 5.3.2.

“Lease Schedule” – See Section 5.3.2.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Lenders” – See Section 1.5.

“Liability Policies” –See Section 5.3.13.

“Lien” means any lien, judgment, mortgage, deed of trust, charge, option, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, broker’s lien, mechanic’s or materialman’s lien or any other claim against the Property (or any portion thereof), as the case may be, or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute, law, governmental ordinance, rule, regulation, decree, order or requirement of any governmental authority now or hereafter existing or otherwise.

“Major Tenant” –See Section 4.6.5.

“OFP Equity” – See Recital E.

“OFP Holding” – See Recital E.

“OFP LLC” – See Recital E.

“OFP Property Manager” – See Recital F.

“OFP Services” – See Recital E.

“OFP Trust Loan” – See Recital I.

“One Financial Place” – See Recital E.

“Operating Agreements” – See Section 5.3.1.

“Organizational Documents” – See Section 5.2.8.

“Permits” – See Section 1.1.4.

“Personal Property” – See Section 1.1.6.

“Plans” –See Section 1.1.2.

“Property” – See Section 1.1.8.

“Property LLC” – See Recital E.

“Property LLCs” – See Recital E.

“Property Manager” – See Recital F.

“Property Managers” – See Recital F.

“Property Representation Expiration Date” – See Section 5.5.1.

“Proposed New Lease” – See Section 5.6.10.

“Purchase Price” – See Section 1.2.

“Purchaser” – See Introductory Paragraph.

“Purchaser Indemnified Party” – See Section 5.5.2.

“Purchaser Liability Cap” – See Section 6.3.3.

“RCRA” – See Section 5.3.6.

“REIT” – See Section 4.6.1.

“Remaining Representation Expiration Date” – See Section 5.5.1.

“Replacement Guaranties” – See Section 1.5.

“SARA” – See Section 5.3.6.

“Second Additional Deposit” – See Section 4.1.

“Seller” – See Introductory Paragraph.

“Seller Encumbrance” – See Section 2.3.

“Seller Guaranties” – See Section 1.5.

“Seller Indemnified Party” – See Section 6.3.1.

“Seller Liability Cap” – See Section 5.5.4.

“Seller Parties” – See Section 11.1.

“Seller Release” – See Section 1.5

“Shares” – See Recital G.

“Study Period” – See Section 3.1.

“Substitute Loan Documents” – See Section 1.5.

“Surveys” – See Section 2.2.

“Tax” means any tax (including any income tax, gross margin tax, capital gains tax, value-added tax, sales tax, transfer tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other similar charge, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any taxing authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or similar charge.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any taxing authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Tests” — See Section 3.1.

“Title Commitment” – See Section 2.1.

“Title Company” – See Section 2.1.

“Title Policy” –See Section 4.5.1.

“Transfer Document” – See Section 4.2.1.

“Transferred Companies” – See Section 1.1.7.

“Transferred Contracts” – See Section 1.1.8.

“Transferred Documentation” – See Section 1.1.7.

“Transferred Properties” – See Recital E.

“Transferred Property” – See Recital E.

“Trusts” – See Recital A.

Schedule 1.1.5

List of Trade Names

200 South Wacker Drive

10 South Riverside Plaza

120 South Riverside Plaza

One Financial Place

also known as 440 South LaSalle Street

Schedule 1.1.6

Personal Property

Schedule 1.2

Purchase Price Allocation

[One Financial Place	$310,000,000	]
[10/120 South Riverside Property	$360,000,000	]
[200 South Wacker Property	$170,000,000	]

[NTD: FINAL ALLOCATIONS TBD]

Schedule 4.4.2(ix)

Tenant Improvements and Leasing Commissions

Schedule 4.4.2(x)

Rent Abatement Schedule

Schedule 4.4.2(xiii)

Renovations and Improvements

Schedule 5.1.3

Consents and Approvals

NONE

Schedule 5.2.3(i)(A)

Preferred Shareholders of 10/120 Trust

Schedule 5.2.3(ii)(A)

Preferred Shareholders of BCSP IV Illinois Trust

Schedule 5.2.3(iii)(A)

Preferred Shareholders of OFP Trust

Schedule 5.2.3(iii)

Third Party Owners of Membership Interests of OFP Holding

Kimco OFP LLC owns 19.123% of OFP Holding

Schedule 5.2.5

Pending Litigation

10/120 South Riverside Plaza

Café Baci - HVAC/MAU dispute - This dispute has been settled and JLL is in the process of obtaining final waivers of lien from Baci’s contractors. Landlord will pay $148,000 of the cost of the installation of the AHU/MAU in Café Baci’s space.

Marwedel Minichello - lien claim by JC Anderson for tenant improvement work - Marwedel Minichello has settled with JC Anderson and has delivered a Final Waiver of Lien from JC Anderson. This issue is resolved.

DHR International — Walsh Construction Company of Illinois, as plaintiff v. EPS Solutions, Inc., DHR International, Inc., Trizec Hahn 10/120 Fee, LLC, Trizec Hahn Regional Pooling, LLC, and others, as defendants, in the Circuit Court of Cook County, Illinois, Case No. 02 CH 20598 - The case involves Walsh Construction’s foreclosure of an $80,000 lien claim from work it did for EPS solutions, DHR International’s predecessor in interest. In the trial court, Walsh Construction was found to have a valid lien claim for $80,000, plus interest, and DHR International was found to owe the owner indemnity against the lien claim. DHR International appealed and posted a $125,000 letter of credit as security for a stay pending appeal. The Appellate Court recently affirmed the decision of the trial court, but DHR International has petitioned for a rehearing. When the previous owner sold the building, it gave the title company an indemnity, and the title company insured over the foreclosure proceedings.

Schedule 5.2.6(ii)

Tax Audits

NONE

Schedule 5.2.6(xiii)

Classification of Transferred Companies and Property Managers

Schedule 5.2.7

Organizational Documents

•                  OFP Illinois Business Trust Amended and Restated Declaration of Trust dated October 19, 2006

•                  OFP Illinois Business Trust Certificate of Trust dated July 7, 2006

•                  OFP Illinois Business Trust By-laws

•                  OFP Illinois Property Manager LLC Limited Liability Company Agreement dated as of July 10, 2006

•                  Certificate of Formation of OFP Illinois Property Manager LLC dated July 10, 2006

•                  OFP Equity LLC Limited Liability Company Agreement dated July 7, 2006

•                  Certificate of Formation of OFP Equity LLC dated July 6, 2006

•                  One Financial Place Holding LLC Limited Liability Company Agreement dated as of July 10, 2006

•                  Certificate of Formation of One Financial Place Holding LLC dated July 6, 2006

•                  One Financial Place Property LLC Limited Liability Company Agreement dated as of July 10, 2006

•                  Certificate of Formation of One Financial Place Property LLC dated April 24, 2006

•                  OFP Illinois Services LLC Limited Liability Company Agreement dated as of July 10, 2006

•                  Certificate of Formation of OFP Illinois Services LLC dated July 10, 2006

•                  10/120 South Riverside Illinois Business Trust Amended and Restated Declaration of Trust dated January 26, 2007

•                  10/120 South Riverside Illinois Business Trust Certificate of Trust dated September 18, 2006

•                  10/120 South Riverside Illinois Business Trust Bylaws

•                  10/120 South Riverside Illinois Property Manager LLC Limited Liability Company Agreement dated as of September 19, 2006

•                  Certificate of Formation of 10/120 South Riverside Illinois Property Manager LLC dated September 19, 2006

•                  10/120 South Riverside Fee LLC Limited Liability Company Agreement dated as of October 3, 2006

•                  Certificate of Formation of 10/120 South Riverside Fee LLC dated September 19, 2006

•                  10/120 South Riverside Property LLC Limited Liability Company Agreement dated as of October 3, 2006

•                  Certificate of Formation of 10/120 South Riverside Property LLC dated September 19, 2006

•                  BCSP IV Illinois Manager LLC Limited Liability Company Agreement dated as of January 3, 2006

•                  Certificate of Formation of BCSP IV Illinois Manager LLC dated January 3, 2006

•                  BCSP IV Illinois Properties Business Trust Amended and Restated Declaration of Trust dated July 7, 2006

•                  BCSP IV Illinois Properties Business Trust Bylaws

•                  BCSP IV Illinois Properties Business Trust Certificate of Trust dated January 3, 2006

•                  BCSP IV Illinois Property Manager LLC Limited Liability Company Agreement dated as of January 5, 2006

•                  Certificate of Formation of BCSP IV Illinois Property Manager LLC dated January 5, 2006

•                  200 South Wacker Property LLC Limited Liability Company Agreement dated as of January 6, 2006

•                  Certificate of Formation of 200 South Wacker Property LLC dated Janaury 5, 2006

•                  200 South Wacker Services, Inc. Certificate of Incorporation dated January 9, 2006

•                  Bylaws of 200 South Wacker Services, Inc.

Schedule 5.2.8

Existing Indebtedness

1.                                       10 and 120 South Riverside, Chicago, Illinois

•                                          Loan Agreement dated as of October 3, 2006 by and between 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC (collectively, “South Riverside Borrower”) and Merrill Lynch Mortgage Lending, Inc. (“South Riverside Lender”)

•                                          Promissory Note A in the principal sum of $200,000,000.00 dated as of October 3, 2006 by South Riverside Borrower to South Riverside Lender

•                                          Promissory Note B in the principal sum of $25,000,000.00 dated as of October 3, 2006 by South Riverside Borrower to South Riverside Lender

•                                          Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated as of October 3, 2006 by South Riverside Borrower for the benefit of South Riverside Lender

•                                          Assignment of Leases and Rents dated as of October 3, 2006 by South Riverside Borrower to South Riverside Lender

•                                          Environmental Indemnity Agreement dated as of October 3, 2006 by South Riverside Borrower in favor of South Riverside Lender

•                                          Subordination of Property Management Agreement and Management Fees dated as of October 3, 2006 by South Riverside Borrower to South Riverside Lender, consented and agreed to by 10/120 South Riverside Illinois Property Manager LLC (“South Riverside Manager”)

•                                          Deposit Account Control Agreement dated as of October 3, 2006 among 10/120 South Riverside Property LLC, South Riverside Lender and Bank of America, N.A.

•                                          Cash Management Agreement dated as of October 3, 2006 among South Riverside Borrower, South Riverside Lender, Wachovia Bank, National Association and South Riverside Manager

•                                          Guaranty of Recourse Obligations dated as of October 3, 2006 by Guarantor for the benefit of the holder of Promissory Note B

•                                          Cooperation Agreement dated as of October 3, 2006 between South Riverside Borrower and South Riverside Lender

•                                          UCC-1 Financing Statement naming South Riverside Borrower as Debtor and South Riverside Lender as Secured Party, recorded with the Cook County, Illinois Recorder

•                                          UCC-1 Financing Statement naming South Riverside Borrower as Debtor and South Riverside Lender as Secured Party, filed with the Delaware Secretary of State

2.                                       One Financial Place, Chicago, Illinois

•                                          Promissory Note in the principal sum of $188,600,000.00 dated as of July 13, 2006 by One Financial Place Property LLC (“Financial Place Borrower”) in favor of Wachovia Bank, National Association (“Financial Place Lender”)

•                                          Note Severance Agreement dated as of July 13, 2006 between Financial Place Lender and Financial Place Borrower

•                                          Promissory Note A in the principal sum of $163,600,000.00 dated as of July 13, 2006 by Financial Place Borrower in favor of Financial Place Lender

•                                          Promissory Note B in the principal sum of $25,000,000.00 dated as of July 13, 2006 by Financial Place Borrower in favor of Financial Place Lender

•                                          Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of July 13, 2006 by Financial Place Borrower to Financial Place Lender, as affected by Modification Agreement dated as of July 13, 2006 between Financial Place Borrower and Financial Place Lender

•                                          Assignment of Leases and Rents and Security Deposits dated as of July 13, 2006 by Financial Place Borrower to Financial Place Lender

•                                          Consent and Agreement regarding Property Manager dated as of July 13, 2006 by OFP Illinois Property Manager LLC for the benefit of Financial Place Lender

•                                          Certificate of Borrower as to Property Matters dated as of July 13, 2006 by Financial Place Borrower for the benefit of Financial Place Lender

•                                          Central Account Agreement dated as of July 13, 2006 by and among Financial Place Borrower, Financial Place Lender and Wachovia Bank, National Association

•                                          Rent Account Agreement dated as of July 13, 2006 by and among Financial Place Borrower, Financial Place Lender and Bank of America, N.A.

•                                          Guaranty dated as of July 13, 2006 by Guarantor for the benefit of Financial Place Lender

•                                          UCC-1 Financing Statement naming Financial Place Borrower as Debtor and Financial Place Lender as Secured Party, filed with the Delaware Secretary of State

3.                                       200 South Wacker Drive, Chicago, Illinois

•                                          Loan Agreement dated as of January 30, 2006 by and between 200 South Wacker Property LLC (“South Wacker Borrower”) and Lehman Brothers Bank FSB (“South Wacker Lender”)

•                                          Promissory Note in the principal sum of $95,500,000.00 dated as of January 30, 2006 by South Wacker Borrower to South Wacker Lender

•                                          Mortgage, Assignment of Leases and Rents and Security Agreement dated as of January 30, 2006 by South Wacker Borrower for the benefit of South Wacker Lender

•                                          Assignment of Leases and Rents dated as of January 30, 2006 by South Wacker Borrower to South Wacker Lender

•                                          Environmental Indemnity Agreement dated as of January 30, 2006 by South Wacker Borrower and Guarantor in favor of South Wacker Lender

•                                          Subordination of Property Management Agreement and Management Fees dated as of January 30, 2006 by South Wacker Borrower to South Wacker Lender, consented and agreed to by BCSP IV Illinois Property Manager LLC (“South Wacker Manager”)

•                                          Deposit Account Control Agreement dated as of January 30, 2006 among South Wacker Borrower, South Wacker Lender and Bank of America, N.A.

•                                          Cash Management Agreement dated as of January 30, 2006 among South Wacker Borrower, Wachovia Bank, National Association, South Wacker Lender and South Wacker Manager

•                                          Guaranty of Recourse Obligations dated as of January 30, 2006 by Guarantor for the benefit of South Wacker Lender

•                                          Limited Guaranty dated as of January 30, 2006 by Guarantor for the benefit of South Wacker Lender

•                                          Cooperation Agreement dated as of January 30, 2006 by and between South Wacker Borrower and South Wacker Lender

•                                          UCC-1 Financing Statement naming South Wacker Borrower as Debtor and South Wacker Lender as Secured Party, filed with the Delaware Secretary of State

•                                          UCC-1 Financing Statement naming South Wacker Borrower as Debtor and South Wacker Lender as Secured Party, recorded with the Cook County, Illinois Recorder

Schedule 5.3.1

List of Operating Agreements

Schedule 5.3.2

Lease Schedule

(i) – Leases

(ii) – Tenant Improvements

See Schedule 4.4.2(ix)

(iii) – Leasing Commissions

See Schedule 4.4.2(ix)

(iv) - Security Deposits

One Financial Place Security Deposits

7/31/2007

Blue Capital Group, LLC	(58,921.00)
Bullwinkle & Associates	(1,437.50)
Essex Radez	(8,000.00)
G Bar L.P.	(20,895.84)
Gar Wood Securities, LLC	(10,804.00)
Group One Trading LP	(15,624.36)
Instinet Group, LLC	(26,751.26)
Jesser and Farber LLP	(11,000.00)
Prudential Securities Inc.	(53,814.06)
Sunset Securities LLC	(1,839.61)
SunTrust Capital Markets, Inc	(6,818.75)
Sydan LP	(13,918.67)
Term Commodities Inc.	(13,176.92)
Thomson Financial	(2,500.00)
Western Union International In	(4,352.67)

Total	(249,854.64)

200 South Wacker Security Deposits

7/31/2007

CSC Futures, LLC	(40,000.00)
Colliers, Bennett & Kahnweiler	(15,740.34)
E&IIA, Inc.	(31,135.72)
Harris Holdings, Inc.	(25,000.00)
Kelter Alliant Insurance Svcs	(64,227.05)
Neustar, Inc.	(3,375.00)
Ruesch International Inc	(76,742.00)
Shoreline Marine Company	(6,250.00)
The Field Foundation	(1,197.00)

Total	(263,667.11)

10 South Riverside Security Deposits

7/31/2007

American Medical Design Corpor	(50,000.00)
Corus Bank	(1,000.00)
Easy Forex US, Ltd.	(10,750.00)
Hochfelder, Birkenstein, Lipin	(19,037.50)
Human Capital Management Sol	(5,000.00)
Integrated Data Storage Inc	(12,000.00)
Landau & Heyman LTD	(11,000.00)
Riverside Newstand Kantila M P	(1,630.42)
Parlano, Inc	(18,732.00)
Stelar Inc	(2,211.25)
The Standard Register Company	(35,000.00)
Vestor Capital Corporation	(50,000.00)
Yipes Enterprises, Inc.	(5,707.59)

Total	(222,068.76)

120 South Riverside Security Deposits

7/31/2007

Experient	(30,000.00)
Illinois Criminal	(6,500.00)
Medina and Thompson, Inc	(2,764.00)
R-K Cigar Company	(1,000.00)
Schindler Elevator Corporation	(3,667.48)
Solomon A Weisgal	(2,977.33)
Somera Communications Inc	(12,734.08)
Yipes Enterprises, Inc.	(5,708.02)

Total	(65,350.91)

Letters of Credit

As of June 30, 2007

Entity	Tenant	Amount	Total
OFP	Allston Trading	174,394.40
OFP	Xchange Financial	13,188.98
OFP	You Just Trade	30,000.00
OFP	Spot Trading LLC	160,000.00	377,583.38

200 SW	American Life Insurance	75,000.00
200 SW	Archelon	100,000.00
200 SW	Orbitz (Cendant)	1,102,041.00

200 SW	Hall Prangle	400,000.00
200 SW	Neustar	225,000.00
200 SW	Regus Business Systems	615,642.00
200 SW	Hamilton, Thies	125,000.00
200 SW	Stephen A. Laser	50,000.00
200 SW	UIB Capital	60,000.00
200 SW	BC Ziegler & Company	1,000,000.00	3,752,683.00

10 SR	State Farm Insurance Ted Lauder	6,000.00
10 SR	1Sync	1,300,000.00
10 SR	Baci Riverside	28,200.00
10 SR	Blackman, Kallick, Bartelstein	334,216.00
10 SR	DoubleClick, Inc.	150,000.00
10 SR	DRW Holdings LLC	750,000.00
10 SR	General Employment Enterprises	12,000.00
10 SR	HFR Asset Mgt LLC	207,033.00
10 SR	Paetec Communications	15,000.00
10 SR	Rusin Maciorowski	252,046.00
10 SR	Superior Graphite	75,000.00	3,129,495.00

120 SR	Boston Blackies	100,000.00
120 SR	American Dietetic Assoc	600,000.00
120 SR	CPH Holding Corp	60,000.00
120 SR	Premier Print & Services	100,000.00
120 SR	Rolfe & Nolan	50,000.00
120 SR	Welsh & Katz	200,000.00	1,110,000.00

Schedule 5.3.3

Violations

NONE

Schedule 5.3.6

List of Environmental Reports

Report on ASTM Phase I Environmental Site Assessment, Drinking Water Sampling, Asbestos Survey and IAQ Assessment – 10 South Riverside Plaza, Chicago, Illinois, by Haley & Aldrich, Inc., September 2006

Report on ASTM Phase I Environmental Site Assessment, Drinking Water Sampling, Asbestos Survey and IAQ Assessment – 120 South Riverside Plaza, Chicago, Illinois, by Haley & Aldrich, Inc., September 2006

Report on ASTM Phase I Environmental Site Assessment, Drinking Water Sampling, Asbestos Survey and IAQ Assessment – 200 South Wacker Drive, Chicago, Illinois, by Haley & Aldrich, Inc., December 2005

Report on ASTM Phase I Environmental Site Assessment, Drinking Water Sampling, Asbestos Survey and IAQ Assessment – 440 South LaSalle Street, Chicago, Illinois, by Haley & Aldrich, Inc., May 2006

Schedule 5.3.11

Tax Appeals

NONE

Schedule 5.3.13

Insurance

S&P	Insurance Company	Coverage	Limits		Policy No.	Effective Dates	Deductible

A	Liberty Mutual Insurance Company	Commercial General Liability Portfolio	$1,000,000	Per Occurrence	TB2-111-253539-027	5/1/07 - 5/1/08	N/A
			$2,000,000	Per Location Aggregate

	American Guarantee and Liability Insurance Company	Commercial Umbrella Liability	$25,000,000	Primary Liability	AUC-5345988-02	5/1/07 - 5/1/08	$10,000 SIR
	Great American Insurance Co. of New York	Master Program - Aircraft Excluded	$25,000,000	Excess Primary $25MM	EXC9257251
	Federal Insurance Company	All Policies Include Full Terrorism and Per Location Aggregate	$50,000,000	Excess $50MM	79820519
	XL Insurance America, Inc.				US00007942L107A
	The American Insurance Company (Fireman’s Fund)		$25,000,000	Excess $100MM	SHX00099116105
	Starr Excess Liability Insurance Company, Ltd.		$75,000,000	Excess $125MM	5046174

	Broker: Willis

Schedule 5.6.10

Terms of New Lease With Morgan Stanley at One Financial Place

Landlord:	One Financial Place Property LLC (“Landlord”)

Tenant:	Morgan Stanley & Co. Incorporated (“Tenant”)

Building:	440 South LaSalle Street
Chicago, Illinois

Premises:

Between 59,560 and 73,501 rentable square feet (“RSF”) located, on the entire 37th and 38th floor and a portion of the 39th floor of the Building. Tenant’s Premises shall be calculated in accordance with BOMA 1996 standards.

The Building has the ability to provide space for Tenant’s emergency power, supplemental cooling, UPS and roof space requirements. Such use shall be at the then current market rates for such space.

Swing Space:

Effective July 1, 2007 the Building should have 14,722 RSF on the 32nd floor Tenant shall be allowed to use this space as swing space at no cost, except for utilities charges, during Tenant’s construction of its improvements.

39th Floor Premises:

Please note that the economic terms outlined in this proposal contemplate the use of Swing Space to accommodate Tenant’s reconstruction of its space. Costs in relation to making 20,312 RSF on the 39th floor available thus allowing Tenant to build out nearly the entire 39th floor and move into that floor with minimal disruption to its daily operations are also factored into this response. Morgan Stanley will be able to renovate its recently vacated space and continue to do so. Ideally, this will eliminate any groups or occupiers from having to “move twice” in the reconstruction process.

The delivery of the 39th floor premises is subject to Landlord relocating one existing tenant off of the 39th floor,. Delivery of Suite 3990 shall be subject to Landlord’s relocation of this tenant in a timely fashion.

Tenant shall have access to the space for measurement and planning purposes upon execution of the lease/amendment.

Use:	General, administrative and executive office use, trading, data center, call center and other ancillary and legally permitted uses.

Commencement Date:

Providing a lease or amendment outlining the terms reflected herein is signed by August 1, 2007, the Commencement Date of the lease will be January 1, 2007 and the expiration of the existing lease will be amended accordingly. In the event of a subsequent lease or amendment execution, the lease will commence upon execution of a lease or amendment reflecting the terms outlined herein.

Landlord Delay:	Tenant currently occupies the majority of the space referenced herein.

Lease Term:	The term of the lease will be for a period of eleven (11) years with a termination date of December 31, 2017.

Net Base Rental Rate:

Commencing January 1, 2007 or upon execution of a lease amendment reflecting the terms outlined herein, whichever is later, the Net Base Rental Rate for the Renewal Premises shall be $19.00 per RSF per annum.

Financial Escalation:	The Net Base Rental Rate shall be escalated by 2 ½% per annum beginning on the first anniversary of the Renewal Lease Term.

Net Free Rent:

Tenant shall receive Net Base Rent abatement effective immediately after lease execution. The rental credit shall be for an amount equal to all Net Base Rent paid or scheduled to be paid in 2007. (As example, if the lease is executed in June 30, 2007, Tenant’s Net Base Rent shall begin being abated on July 1, 2007. On January 1, 2008, until it is exhausted, Tenant shall receive a Net Base Rent credit for the total Net Base Rent paid from January 1-June 30, 2007).

Tenant Electricity:	Electricity for lighting and outlets shall be metered separately and billed to Tenant directly by the utility supplier.

Premises Improvements:

The Premises shall be delivered to Tenant in an “as-is” condition. Landlord shall provide a Premises Improvement allowance in the amount $60.00 per RSF. The Premises Improvement Allowance will be used at Tenant’s sole discretion and Landlord will not limit constraints on Premises for hard or soft costs provided Tenant uses the allowance to improve the Premises. Landlord will reimburse its pro-rata share of Tenant’s Premises Improvement work within thirty (30) days of Landlord’s receipt of Tenant’s paid Premises Improvement invoices, lien waivers, contractor’s statements and/or other evidence regarding completion of payment of the work as reasonably requested by Landlord.

In the event Tenant does not utilize all of the Initial Allowance towards the completion of its space, Tenant shall be allowed to credit up to $20.00 per RSF of the unused allowance towards payment of rent.

As part of the Premises Improvements allowance Landlord will provide a space planning allowance of up to $.15 per RSF toward the completion of Tenant’s initial space planning including one initial and one revised space plan.

Real Estate Taxes,
Operating Expenses
& Proportionate Share:	Tenant shall be responsible for its proportionate share of taxes and operating expenses during each year of the lease term.

Expansion Option:

Tenant shall have an option to expand into between 4,000 and 10,000 RSF on either the 32nd, 36th, 39th or 40th floor of the Building with the size and location to be determined by Landlord. Tenant shall notify Landlord in writing of its intent to exercise the option (“Expansion Option”) no later than July 1, 2009. The commencement date of the Expansion Option shall be between January 1, 2010 and December 31, 2010, subject to tenant holdover. The rental rate, terms and conditions of the First Expansion Option period shall be at the then Fair Market Rental Rate. The term shall be coterminous with the Premises.

Right of First Offer:

Subject to the existing rights of current tenants, Landlord’s right to renew the term of any tenant’s lease and Landlord’s right to lease contiguous space prior to the Commencement Date, Tenant shall, during the first eight (8) years of the lease term, have a continuing Right of First Offer (“ROFO”) to lease any contiguous space on the 39th floor of the building and a and a continuous ROFO to lease any contiguous space on the and 36th floors of the building.

Landlord shall notify Tenant of such availability and the then current market rates, terms and conditions which will be defined in the lease, at which Tenant may lease the space. Tenant shall be required to lease the space for the balance of the term then remaining on Tenant’s lease. Tenant shall then have fifteen (15) days to accept or reject the ROFO.

The rent payable with respect to any Right of First Offer space which Tenant elects to lease prior to the second anniversary of the Lease Commencement Date shall be the rent then payable for the balance of the Premises and with a Rent Concession and Tenant Improvement Cash Allowance pro-rated based on the remaining Lease Term relative to the initial Lease Term.

Renewal Option:

Tenant shall have two (2) options to renew its lease for an additional five (5) year term provided it notifies Landlord in writing no more than twenty-four (24) and no less than fifteen (15) months prior to the expiration of the Renewal Lease Term. The rent, terms and conditions during the option period shall be at the then current market rates, terms and conditions for comparable space in the Building.

Tenant agrees to negotiate the definition of FMV in the lease document.

Option to Terminate:	Tenant shall have a one-time right to terminate the entire lease effective on December 31, 2014 with notice required twelve (12) months prior to the effective date.

The termination fee shall equal to the unamortized transaction costs (tenant improvement allowances, rental abatement and brokerage commissions) associated with the particular premises being vacated by Tenant discounted at 8% per annum, plus three (3) months then-escalated gross rent. Tenant will pay the contraction fee fifty percent (50%) upon notice and the balance payable thirty (30) days prior to effective date of termination.

Assignment and Subletting:	Tenant shall be allowed to sublet or assign the lease in accordance with the provisions to be negotiated in the new/amended lease document

Initial Construction &
Future Alterations:

Tenant shall have the right to perform initial construction to the Premises by selecting a General Contractor and sub contractors subject to the Landlord’s approval which shall not be unreasonably withheld.

Landlord shall receive a supervision fee not to exceed Landlord’s reasonable actual out of pocket costs which costs shall not exceed $.50 per RSF.

Landlord will provide Tenant’s contractors reasonable non-exclusive use of the freight elevators during normal business hours (7:00 a.m. to 5:00 p.m., Monday through Friday) at no cost to Tenant. If Tenant requires dedicated or after-hours’ use, it must be scheduled through the Office of the Building. There will be an additional charge limited to Landlord’s reasonable expenses for such dedicated or after-hour’s use.

Tenant, subject to Landlord’s approval which shall not be unreasonably withheld, shall have the right to select the contractors, subcontractors, engineers, and architects of its choice to perform its Alterations.

Landlord consent shall be required for Tenant to install louvers at the perimeter windows/walls on any floors of the Premises, to structurally reinforce any floors and for the construction of internal stairways, Landlord also reserves the right to have Tenant return the Premises to its original condition in the event such consent is granted.

Substitution:	Landlord shall have no right to relocate Tenant.

Landlord Approvals:	In all instance when Landlord approval is required, Landlord will not unreasonably withhold or delay its consents.

Restoration:	Landlord shall have the right to inform Tenant within 15 days of its approval of the drawings that Tenant will be required to remove specific, extraordinary items at the end of the lease term.

Services/Access/Security:

The Building is accessible to tenants 24 hours per day, 7 days per week. In addition to the digital security access card readers, the Building maintains 24 hour per day, 7 days per week, staffed security. Visitors may be registered with the security desk via the Building’s web site, which automatically notifies security of tenant’s desired guest.

440 South LaSalle is a first class building in Chicago’s CBD. The operation of the Building will be consistent with those of other first class office buildings in downtown Chicago.

Cleaning and Maintenance:	The cleaning specifications of the Building will be consistent with those of other first class office buildings in downtown Chicago.

Parking:

One Financial Place has nearly 300 parking spaces in a 3 level parking structure connected to the Building. Current monthly rates for parking are $550 for the inner garage $455 for reserved parking in the outer garage and $400 for non-reserved parking.

Tenant, throughout the term of the lease, shall lease four (4) inner garage spaces, twelve (12) reserved outer garage spaces and thirty-seven (37) non-reserved spaces in the outer garage at the then current market rates.

Loading Dock:	Tenant shall have reasonable non-exclusive use of the building’s numerous loading bays. Use of the dock shall be scheduled through the office of the building.

Storage Space:

The building currently has 100 RSF on the 36th floor and 291 RSF on the 2nd floor available for tenant storage. Such storage space is available at the then current market rate which is currently $18.00 per RSF per annum on a fully serviced gross basis.

Roof Rights:

Tenant shall have the right, at Tenant’s sole cost, to install and maintain two (2) satellite dishes on the roof of the Building. The rate for the Roof Rights shall be at the then current market rates. The current roof rates are approximately $950.00 per month for up to two (2) 3-foot diameter dishes and shaft pass necessary to connect to tenant’s equipment located in its demised premises

Fire Stairs:

The fire stairwells are currently tied to the Building security system. Tenant, subject to applicable fire and building codes shall have the use of the fire stairs for its internal traffic and may, at its sole cost, further improve the fire stairs with dry wall, carpeting, lighting and paint with colors and materials reasonably acceptable to Landlord.

Hoisting Charges/
Freight Elevator:	Tenant shall not be charged for its non-exclusive use of the freight elevator during normal business hours.

Signage:

Tenant understands that the Building is currently home to the Chicago Stock Exchange and current trading firms include Merrill Lynch, e*trade, National Stock Exchange, Prudential Securities, Man Financial and Goldman Sachs. The Building also enjoys direct access to the Chicago Board Options Exchange and is adjacent to the Chicago Board of Trade. 75% of the current tenants in the Building are financially related entities. Accordingly Landlord can not grant Tenant any exclusive identity on the partial floors it currently occupies or may occupy in the future. On multi-tenant floors that Tenant occupies, Tenant’s signage shall be subject to Landlord’s approval

Tenant shall have the right to install signage on or adjacent to its front door, and subject to Landlord’s approval, in the lobby and corridor of any floor on which any part of the Premises is located.

On full and multi-tenant floors that Tenant occupies, Tenant’s signage shall be subject to Landlord’s approval of its size, location and design, but shall not be required to conform to any building standard sign design criteria or graphics program.

Identity:

Landlord is in the process of creating a Building monument or column sign program on the western side of the Building adjacent to the Building plaza. Subject to: appropriate municipal approval and documents of record, Landlord’s approval of the design and size of the sign and conventional occupancy and leasehold requirements, Tenant shall be allowed to have a non-exclusive sign on the monument or column if constructed.

Building Conference Room:

Landlord shall provide Tenant with the use of the Building’s Conference Room one-half (1/2) a day two (2) times per week free of a room rental charge, excluding set-up and refreshment costs during the construction of Tenant’s Premises.

Existing HVAC Ducts:

Tenant shall be allowed to utilize a portion of the Premises Improvement Allowance to clean all the existing duct work in the Premises that will remain and is to be reutilized as part of Tenants renovations.

ADA:	ADA compliance issues will be addressed in accordance with the existing lease document.

Hazardous Materials:	Hazardous materials issues will be addressed in accordance with the existing lease document..

Building Security:	440 South LaSalle is a high-end Class A asset in Chicago’s CBD Building Security issues are addressed in Security Life Safety Answers.

Technical Requirements:	See Chicago Facility Answers.

Self Help:	Self help remedies will be addressed in accordance with the existing lease document.

Non-Disturbance:

The lease shall provide that in the event of a transfer or sale of the Building, Tenant will not be disturbed in its possession of the Premises and the lease shall continue in full force and effect, provided that Tenant is not in default after notice and the expiration of any applicable cure period, and Tenant, using a commercially reasonable form, attorns to the purchaser or transferee as Landlord under the lease. In addition Tenant shall receive a SNDA from any existing  mortgage lender and Tenant’s subordination to any future mortgage lender or ground lessor shall be contingent upon receiving a SNDA.  Tenant and Landlord shall each provide to the other estoppels within 15  days of  written request by the other.

Confidentiality:

This proposal, the terms hereof and all discussions in connection herewith shall be held in confidence by Landlord and Tenant and shall not be disclosed to or discussed with any other party. The foregoing requirement of confidentiality includes, without limitation, the requirement that Tenant not disclose any of the terms of this proposal or any discussions in connection herewith to any prospective landlord or leasing agent.

Commission:

When a lease is fully executed by both parties Landlord shall pay Staubach, (“Broker”) a leasing commission as mutually agreed upon in a separate commission agreement. In no event shall Landlord be obligated to pay more than one full commission.

Morgan Stanley Net Rent Schedule June 5, 2007

RSF
39th Floor =	13,729
38th Floor =	26,480
37th Floor =	26,644
Total RSF =	66,853

Period			RSF	Net Rental Rate	Annual Net Rent Due	Monthly Net Rent Due
1/1/2007	-	12/31/2007	66,853	$19.00	$1,270,207.00	$105,850.58
1/1/2008	-	12/31/2008	66,853	$19.48	$1,301,962.18	$108,496.85
1/1/2009	-	12/31/2009	66,853	$19.96	$1,334,511.23	$111,209.27
1/1/2010	-	12/31/2010	66,853	$20.46	$1,367,874.01	$113,989.50
1/1/2011	-	12/31/2011	66,853	$20.97	$1,402,070.86	$116,839.24
1/1/2012	-	12/31/2012	66,853	$21.50	$1,437,122.63	$119,760.22
1/1/2013	-	12/31/2013	66,853	$22.03	$1,473,050.70	$122,754.22
1/1/2014	-	12/31/2014	66,853	$22.59	$1,509,876.97	$125,823.08
1/1/2015	-	12/31/2015	66,853	$23.15	$1,547,623.89	$128,968.66
1/1/2016	-	12/31/2016	66,853	$23.73	$1,586,314.49	$132,192.87
1/1/2017	-	12/31/2017	66,853	$24.32	$1,625,972.35	$135,497.70

Upon Commenecment of the Lease tenant shall receive Net Rent Abatement in the amount of the Net Rent due under the current lease for the period of the entire 2007 calendar year.

Tenant currently leases 57,575 RSF and is scheduled to pay $25.18 per RSF for a Total 2007 Net Rent due of $1,449,738.50.

EXHIBIT A-1

Legal Description of 200 South Wacker

THAT PART OF LOTS 13 AND 14 IN BLOCK 83 IN RESUBDIVISION OF BLOCKS 83, 92 AND 140 IN SCHOOL SECTION ADDITION TO CHICAGO, IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH EAST CORNER OF SAID LOT 13; THENCE SOUTH 90 DEGREES WEST ALONG THE NORTH LINE OF SATO LOT 13 (ALSO BEING THE SOUTH LINE OF WEST ADAMS STREET), 54.00 FEET TO THE WEST LINE OF SOUTH WACKER DRIVE, AS DEDICATED, AND THE PLACE OF BEGINNING OF THE HEREIN DESCRIBED TRACT OF LAND; THENCE SOUTH 0 DEGREES 13 MINUTES 30 SECONDS EAST ALONG THE WEST LINE OF SOUTH WACKER DRIVE, 166.04 FEET TO THE SOUTH LINE OF SAID LOT 14 (ALSO BEING THE NORTH LINE OF WEST QUINCY STREET); THENCE NORTH 89 DEGREES 57 MINUTES 40 SECONDS WEST ALONG THE SOUTH LINE OF SAID LOT 14, 148.00 FEET TO A POINT; THENCE NORTH 9 DEGREES 47 MINUTES 46 SECONDS WEST, 84.20 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 14; THENCE NORTH 10 DEGREES 27 MINUTES 59 SECONDS WEST, 84.36 FEET TO THE NORTH LINE OF SAID LOT 13; THENCE NORTH 90 DEGREES EAST ALONG THE NORTH LINE OF SAID LOT 13, 177.00 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.

EXHIBIT A-2

Legal Description of 10/120 South Riverside

Legal Description of 10 South Riverside

PARCEL 1:

THAT PART OF LOT 1 (EXCEPT THE SOUTH 33 FEET THEREOF) LYING ABOVE A HORIZONTAL PLANE AT AN ELEVATION OF 21 FEET, CHICAGO CITY DATUM AND AS TO THE SOUTH 33 FEET OF LOT 1 LYING ABOVE A HORIZONTAL PLANE OF 25.70 FEET ABOVE CHICAGO CITY DATUM, IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE BUILDING AND IMPROVEMENTS LOCATED THEREON)

PARCEL 2:

EXCLUSIVE EASEMENTS APPURTENANT TO PARCEL 1 AS CREATED BY EASEMENT AND OPERATING AGREEMENT MADE BY CHICAGO UNION STATION COMPANY AND TRIZECHAHN 10/120 FEE LLC, DATED NOVEMBER 8, 2001 AND RECORDED NOVEMBER 16, 2001 AS DOCUMENT 0011080263 AS AMENDED BY DOCUMENT 0020634440, FOR, AMONG OTHER THINGS, IN, OVER AND ACROSS ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE, AND IN, OVER AND ACROSS ALL LAND AND SPACES FALLING IN THAT PART OF LOT 1 IN RAILROAD COMPANIES’ RESUBDIVISION, AFORESAID, DESCRIBED ABOVE IN PARCEL 1, BELOW THE HORIZONTAL PLANES DESCRIBED ABOVE IN PARCEL 1, INCLUDING EASEMENTS FOR THE AREA OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1 AND IN THAT PART OF LOT 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JULY 8, 1966 (CONSISTING OF THREE SHEETS IDENTIFIED AS ORDER NOS. 6311001K AND 6311001S AND 6311001N RESPECTIVELY), WHICH. WAS RECORDED AS PART OF DOCUMENT NO. 19881999.

LEGAL DESCRIPTION OF LEASEHOLD ESTATE ‘A’

TWO CERTAIN PARCELS OF LAND IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1:

A PART OF LOTS 1 AND 2 IN RAILROAD COMPANIES RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NUMBER 8339751, SAID PARTS OF LOTS 1 AND 2 BEING BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1 AND RUNNING THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 1 A DISTANCE OF 199.495 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LINE A DISTANCE 0F 199.23 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1, THENCE WEST ALONG THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1 AND OF SAID LOT 2 A DISTANCE OF 218.865 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE. WEST 20 FEET OF SAID LOT 2; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF SAID LOT 2 A DISTANCE OF 398.19 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF SAID LOT 2, AND THENCE EAST ALONG THE NORTH LINE OF SAID LOT 2 AND OF SAID LOT 1 A DISTANCE OF 239 FEET TO THE POINT OF BEGINNING EXCEPTING FROM THE PARCEL OF LAND ABOVE DESCRIBED, THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES:

(A)          A HORIZONTAL PLANE 18.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL TO THE INTERSECTION OF SAID NORTH LINE AND A LINE (THE “LIMITING PLAN LINE”) 168 FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID PARCEL; THENCE SOUTHWARDLY ALONG THE LIMITING PLANE LINE TO THE INTERSECTION OF SAID LINE AND THE SOUTH LINE OF SAID PARCEL; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE NORTHWEST CORNER OF SAID PARCEL, WHICH IS THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE; AND

(B)           A HORIZONTAL PLANE 21.0 FEET ABOVE CHICAGO CITY DATUM OVER THAT PORTION OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.’

PARCEL 2:

ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES, FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1 AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JULY 8, 1966 (CONSISTING OF THREE SHEETS IDENTIFIED AS ORDER NOS. 6311001 K AND 6311001-S AND 6311001 N. RESPECTIVELY), WHICH WAS RECORDED AS PART OP DOCUMENT 19881999.

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCELS 1 AND 2 IN, OVER AND ACROSS THE WEST 20 FEET OF LOT 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS CONTEMPLATED BY THE LEASE, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED ‘DD’) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCELS 1 AND 2 AS CREATED BY DEED OF EASEMENT DATED JANUARY 16, 1990 AND RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 MADE BY LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 27, 1983 AND KNOWN AS TRUST NUMBER 107292 TO GATEWAY IV JOINT VENTURE, AN ILLINOIS GENERAL PARTNERSHIP, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107361, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER

107362, AND LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107363 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFIED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR. RESTORATION FOR THE PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER, AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7, AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT DATED FEBRUARY 9, 1990, AND RECORDED OCTOBER 9, 1990, AS DOCUMENT NUMBER 90491486.

LEGAL DESCRIPTION FOR LEASEHOLD ESTATE ‘B’

TWO CERTAIN PARCELS OF LAND IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PART OF LOT 2 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NUMBER 8339751, SAID PARTS OF LOTS 1 AND 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1 AND RUNNING THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 1 A DISTANCE OF 199.495 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LINE A DISTANCE OF 199.23 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1; THENCE WEST ALONG THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1 AND OF SAID LOT 2 A DISTANCE OF 218.865 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 2; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF SAID LOT 2 A DISTANCE OF 398.19 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF SAID LOT 2; AND THENCE EAST ALONG THE NORTH LINE OF SAID LOT 2 AND OF SAID LOT 1 A DISTANCE OF 239 FEET TO THE POINT OF

BEGINNING EXCEPTING PROM THE PARCEL OF LAND ABOVE DESCRIBED, THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY, BELOW THE FOLLOWING HORIZONTAL PLANES:

(A)          A HORIZONTAL PLANE 18.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUINING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL TO THE INTERSECTION OF SAID NORTH LINE AND A LINE (THE “LIMITING PLANE LINE”) 168 FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID PARCEL; THENCE SOUTHWARDLY ALONG THE LIMITING PLANE LINE TO THE INTERSECTION OF SAID LINE AND THE SOUTH LINE OF SAID PARCEL; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE NORTHWEST CORNER OF SAID PARCEL, WHICH IS THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE; AND

(B)           A HORIZONTAL PLANE 21.0 FEET ABOVE CHICAGO CITY DATUM OVER THE PORTION OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL 2:

ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY, DATED JULY 8, 1966 (CONSISTING OF THREE SHEETS IDENTIFIED AS ORDER NOS. 6311001K AND 6333001S AND 6311001N, RESPECTIVELY), WHICH WAS RECORDED AS PART OF DOCUMENT 19881999

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCELS 1 AND 2 IN; OVER AND ACROSS THE WEST 20 FEET OF SAID LOT 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS

CONTEMPLATED BY THE LEASE, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED ‘DD’) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A.            NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCELS 1 AND 2 AS CREATED BY DEED OF EASEMENT DATED JANUARY 16, 1990 AND RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 MADE BY LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 17, 1983 AND KNOWN AS TRUST NUMBER 107292 TO GATEWAY IV JOINT VENTURE, AN ILLINOIS GENERAL PARTNERSHIP, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107361, LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107362, AND LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107363 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR THE PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER, AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7, AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT DATED FEBRUARY 9, 1990, AND RECORDED OCTOBER 9, 1990, AS DOCUMENT NUMBER 90491486.

LEASEHOLD ESTATES ‘A’ AND ‘B’ ARE ALSO KNOWN AS:

PARTS OF LOTS 1 AND 2, RAILROAD COMPANIES RESUBDIVISION OF BLOCKS 62 TO 76 INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE I4 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, CITY OF CHICAGO, COOK COUNTY, ILLINOIS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1; THENCE SOUTH 3 DEGREES 44 MINUTES 12 SECONDS WEST, 199.495 FEET; THENCE SOUTH 2

DEGREES 03 MINUTES 08 SECONDS WEST, 199.23 FEET; THENCE NORTH 89 DEGREES 35 MINUTES 40 SECONDS WEST, 218.865 FEET; THENCE NORTH 0 DEGREES 0 MINUTES 0 SECONDS EAST, 398.19 FEET; THENCE SOUTH 89 DEGREES 37 MINUTES 30 SECONDS EAST 239 FEET TO THE POINT OF BEGINNING.

LEGAL DESCRIPTION OF LEASEHOLD ESTATE ‘A’

TWO CERTAIN PARCELS OF LAND IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS;

PARCEL 1:

A PART OF LOTS 1 AND 2 IN RAILROAD COMPANIES RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT 8339751, SAID PARTS OF LOTS 1 AND 2 BEING BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1 AND RUNNING THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 1 A DISTANCE OF 199.495 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LINE A DISTANCE OF 199.23 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1; THENCE WEST ALONG THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1 AND OF SAID LOT 2 A DISTANCE OF 218.865 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 2; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF SAID LOT 2 A DISTANCE OF 398.19 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF SAID LOT 2, AND THENCE EAST ALONG THE NORTH LINE OF SAID LOT 2 AND OF SAID LOT 1 A DISTANCE OF 239 FEET TO THE POINT OF BEGINNING

EXCEPTING FROM THE PARCEL OF LAND ABOVE DESCRIBED, THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES:

(A)          A HORIZONTAL PLANE 18.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS; BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING HENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL TO THE INTERSECTION OF SAID NORTH LINE AND A LINE (THE “LIMITING PLANE LINE”) 168 FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID PARCEL; THENCE SOUTHWARDLY ALONG THE LIMITING PLANE LINE TO THE INTERSECTION

OF SAID LINE AND THE SOUTH LINE OF SAID PARCEL; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE NORTHWEST CORNER OF SAID PARCEL, WHICH IS THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE; AND

(B)           A HORIZONTAL PLANE 21.0 FEET ABOVE CHICAGO CITY DATUM OVER THAT PORTION OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL 2:

ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES, IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES AND EQUIPMENT THEN LOCATED IN THE EXCEPTED SPACE IN CONNECTION WITH THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1

PURSUANT TO THE LEASE DESCRIBED IN SCHEDULE A, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS.

PARCEL 3:

EASEMENT FOR THE BENEFIT OF PARCEL 1, CREATED BY INSTRUMENT MADE BY CHICAGO UNION STATION COMPANY, AND OTHERS, TO TISHMAN-GATEWAY, INC. AND LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED SEPTEMBER 5, 1963 KNOWN AS TRUST NUMBER 31511, DATED JUNE 21, 1966 AND RECORDED JULY 12, 1966 AS DOCUMENT 19881999, TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE AND RENEW COLUMNS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS BELOW THE EASEMENT FOR STREET PURPOSES GRANTED TO THE CITY OF CHICAGO BY DEED RECORDED SEPTEMBER 23, 1914 AS DOCUMENT 5499205 AND THE GRADE ELEVATION OF WHICH IS SET FORTH IN THE ORDINANCE PASSED MARCH 23, 1914 AND RECORDED AS DOCUMENT 5507199 PURSUANT TO WHICH SAID DEED WAS GIVEN OVER AND ACROSS THE FOLLOWING DESCRIBED LAW:

THE WEST 20 FEET OF LOT 2 (EXCEPT THE SOUTH 33 FEET THEREOF) IN RAILROAD COMPANIES RESUBDIVISION AFORESAID OF BLOCKS 62 TO 76 INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, AFORESAID ‘IN COOK COUNTY, ILLINOIS.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCELS I AND 2 AS CREATED BY DEED OF EASEMENT DATED JANUARY 16, 1990 AND RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 MADE BY LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 17, 1983 AND KNOWN AS TRUST NUMBER 107292 TO GATEWAY IV JOINT VENTURE, AN ILLINOIS GENERAL PARTNERSHIP, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOW WAS TRUST NUMBER 107361, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107362, AND LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107363 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR THE PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER, AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7, AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLAY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT DATED FEBRUARY 9, 1990, AND RECORDED OCTOBER 9, 1990. AS DOCUMENT NUMBER 90491486.

LEGAL DESCRIPTION FOR LEASEHOLD ESTATE ‘B’

TWO CERTAIN PARCELS OF LAND IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PART OF LOT 2 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NUMBER 8339751, SAID PARTS OF LOTS 1 AND 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF

SAID LOT 1 AND RUNNING THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 1 A DISTANCE OF 199.495 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LINE A DISTANCE OF 199.23 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1; THENCE WEST ALONG THIS NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1 AND OF SAID LOT 2 A DISTANCE OF 218.865 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 2; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF SAID LOT 2 A DISTANCE OF 398.19 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF SAID LOT 2; AND THENCE EAST ALONG THE NORTH LINE OF SAID LOT 2 AND OF SAID LOT 1 A DISTANCE OF 239 FEET TO THE POINT OF BEGINNING EXCEPTING FROM THE PARCEL OF LAND ABOVE DESCRIBED, THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES;

(A)          A HORIZONTAL PLANE 18.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL TO THE INTERSECTION OF SAID NORTH LINE AND A LINE (THE “LIMITING PLANE LINE”) 168 FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID PARCEL; THENCE SOUTHWARDLY ALONG THE LIMITING PLANE LINE TO THE INTERSECTION OF SAID LINE AND THE SOUTH LINE OF SAID PARCEL; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE NORTHWEST CORNER OF SAID PARCEL, WHICH IS THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE; AND

(B)           A HORIZONTAL PLANE 21.0 FEET ABOVE CHICAGO CITY DATUM OVER THE PORTION OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL 2:

ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY, DATED JULY 8, .1966 (CONSISTING OF THREE SHEETS IDENTIFIED AS ORDER NOS. 6311001K AND 6311001S AND

6311001N, RESPECTIVELY), WHICH WAS RECORDED AS PART OF DOCUMENT 19881999

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCELS 1 AND 2 IN, OVER AND ACROSS THE WEST 20 FEET OF SAID LOT 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSIONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS CONTEMPLATED BY THE LEASE, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED ‘DD’) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCELS 1 AND 2 AS CREATED BY DEED OF EASEMENT DATED JANUARY 16, 1990 AND RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 MADE BY LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 17, 1983 AND KNOWN AS TRUST NUMBER 107292 TO GATEWAY IV JOINT VENTURE, AN ILLINOIS GENERAL PARTNERSHIP, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983. AND KNOWN AS TRUST NUMBER 107361, LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107362, AND LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107363 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR THE PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER, AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7, AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT DATED FEBRUARY 9, 1990, AND RECORDED OCTOBER 9, 1990, AS DOCUMENT NUMBER 90491486.

LEASEHOLD ESTATES ‘A’ AND ‘B’ ARE ALSO KNOWN AS:

PARTS OF LOTS 1 AND 2, RAILROAD COMPANIES RESUBDIVISION OF BLOCKS 62 TO 76 INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OP SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, CITY OF CHICAGO, COOK COUNTY, ILLINOIS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1; THENCE SOUTH 3 DEGREES 44 MINUTES 12 SECONDS WEST, 199.495 FEET; THENCE SOUTH 2 DEGREES 03 MINUTES 08 SECONDS WEST, 199.23 FEET; THENCE NORTH 89 DEGREES 35 MINUTES 40 SECONDS WEST, 219.865 FEET, THENCE NORTH 0 DEGREES 0 MINUTES 0 SECONDS EAST, 398.19 FEET; THENCE SOUTH 89 DEGREES 37 MINUTES 30 SECONDS EAST 239 FEET TO THE POINT OF BEGINNING.

PARCEL 1:

THAT PART OF LOT 2 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NUMBER 8339751, FALLING WITHIN A TRACT OF LAND COMPRISED OF PARTS OF LOTS 1 AND 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:  BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1 AND RUNNING. THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 1 A DISTANCE OF 199.495 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LINE A DISTANCE OF 199.23 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1; THENCE WEST ALONG THE NORTH LINE OF THE SOUTH 33 FEET OF SAID LOT 1 AND OF SAID LOT 2 A DISTANCE OF 218.865 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 2; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF SAID LOT 2 A DISTANCE OF 398.19 FEET TO ITS INTERSECTION WITH THE NORTH LINE OF SAID LOT 2; AND THENCE EAST ALONG THE NORTH LINE OF SAID LOT 2 AND OF SAID LOT 1 A DISTANCE OF 239 FEET TO THE POINT OF BEGINNING

EXCEPTING FROM THE PARCEL OF LAND ABOVE DESCRIBED, THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES:

(A)                              A HORIZONTAL PLANE 18.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL TO THE INTERSECTION OF SAID NORTH LINE AND A LINE (THE “LIMITING PLANE LINE”) 168 FEET EAST OF AND PARALLEL TO THE WEST LINE OF SAID PARCEL; THENCE SOUTHWARDLY ALONG THE LIMITING PLAN LINE TO THE INTERSECTION OF SAID LINE AND SOUTH LINE OF SAID PARCEL; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE. WEST LINE OF SAID PARCEL TO THE NORTHWEST CORNER OF SAID PARCEL, WHICH IS THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE; AND

(B)                                A HORIZONTAL PLANE 21.0 FEET ABOVE CHICAGO CITY DATUM OVER THE PORTION OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE

AND EXCEPTING THEREFROM THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON.

PARCEL 2:

EXCLUSIVE EASEMENTS ‘ APPURTENANT TO PARCEL 1 AS CREATED BY EASEMENT AND OPERATING AGREEMENT MADE BY CHICAGO UNION STATION COMPANY AND TRIZECHAHN 10/120 FEE LLC, DATED NOVEMBER 8, 2001 AND RECORDED NOVEMBER 16, 2001 AS DOCUMENT 0011080263, FOR AMONG OTHER THINGS, IN, OVER AND ACROSS ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE, AND IN, OVER AND ACROSS ALL LAND AND SPACES FALLING IN THAT PART OF LOT 1 IN RAILROAD COMPANIES’ RESUBDIVISION, AFORESAID, DESCRIBED ABOVE IN PARCEL 1, BELOW THE HORIZONTAL PLANES DESCRIBED ABOVE IN PARCEL 1, INCLUDING EASEMENTS FOR THE AREA OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1 AND IN THAT PART OF LOT 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JULY 8, 1966 (CONSISTING OF THREE SHEETS IDENTIFIED AS ORDER NOS. 6311001K AND 6311001S AND 6311001N RESPECTIVELY), WHICH WAS RECORDED AS PART OF DOCUMENT NO. 19881999.

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCEL 1 OVER AND ACROSS THE WEST 20 FEET OF LOT 2 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS CONTEMPLATED BY THE EASEMENT AND OPERATING AGREEMENT DESCRIBED IN PARCELS 1 AND 5, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED ‘DD’) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCEL 1, THEIR SUCCESSORS AND ASSIGNS, INCLUDING, WITHOUT LIMITATION, CHICAGO UNION STATION COMPANY AND THE PENN CENTRAL CORPORATION, AS THEIR INTERESTS MAY APPEAR UPON EXPIRATION OR OTHER TERMINATION OF THE AIR RIGHTS LEASEHOLDS, AS CREATED BY DEED OF EASEMENT DATED JANUARY 16, 1990 AND RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR A PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:  LOTS 5, 6, 7 AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT

PARCEL 5:

EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS FOLLOWS:

1)                                      FOR INGRESS AND EGRESS, FOR PERSONS, MATERIALS AND EQUIPMENT OVER SUCH AREAS LOCATED IN THE LOWER PARCEL AS ARE REASONABLY NECESSARY TO CONFER UPON THE OWNER OF PARCEL 1;

2)                                      AN EASEMENT FOR THE OTHER USES AND PURPOSES, AND AN EASEMENT FOR THE EXERCISE OF OTHER RIGHTS, EXPRESSLY SET FORTH IN SAID AGREEMENT; AND

3)                                      TO MAINTAIN, SO LONG AS THEY EXIST, SUCH INCIDENTAL ENCROACHMENTS OF THE BUILDING OR OTHER IMPROVEMENTS, AS THEY NOW EXIST OR ARE FROM TIME TO TIME REBUILT OR REPLACED IN

ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, FROM THE LAND DESCRIBED IN PARCEL 1 INTO THE LOWER PARCEL;

AND

4)                                      TO, FROM TIME TO TIME, TEMPORARILY USE THE LOWER PARCEL AS NEEDED FOR CONSTRUCTION AND STAGING PURPOSES TO REPAIR, MAINTAIN, RECONSTRUCT OR REPLACE (A) THE BUILDING OR OTHER IMPROVEMENTS ON THE LAND DESCRIBED IN PARCEL 1, OR (B) THE FOUNDATION OR OTHER FACILITIES SUBJECT TO EASEMENTS CREATED AND GRANTED BY THAT CERTAIN EASEMENT AND OPERATING AGREEMENT MADE BY AND BETWEEN CHICAGO AND GRANTED BY THAT CERTAIN EASEMENT AND OPERATING AGREEMENT MADE BY AND BETWEEN CHICAGO UNION STATION COMPANY AND TRIZECHAHN 10/120 FEE  LLC, AND RECORDED NOVEMBER 16, 2001 AS DOCUMENT 0011080263 IN, OVER AND ACROSS CERTAIN ADJOINING LAND MORE PARTICULARLY DESCRIBED THEREIN, IN COOK COUNTY, ILLINOIS.

Legal Description of 120 South Riverside

PARCEL 1:

A PART OF LOT 3 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, 78, PARTS OF LOTS 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924, IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NO. 8339751; FALLING WITHIN A TRACT OF LAND COMPRISED OF PART OF LOTS 3 AND 4 BEING BOUNDED AND DESCRIBED AS FOLLOWS:  BEGINNING AT THE SOUTHEAST OF CORNER OF SAID LOT 4 AND RUNNING THENCE WEST ALONG THE SOUTH LINE OF SAID LOT 4 AND OF SAID LOT 3, A DISTANCE OF 242.50 FEET TO THE POINT OF INTERSECTION OF SAID SOUTH LINE OF LOT 3 WITH THE EAST LINE OF THE WEST 20 FEET OF LOT 3, A DISTANCE OF 397.635 FEET TO AN INTERSECTION WITH THE SOUND LINE OF THE NORTH 33.0 FEET OF SAID LOT 3; THENCE EAST ALONG THE SOUND LINE OF THE NORTH 33 FEET OF SAID LOTS 3 AND 4, A DISTANCE OF 216.50 FEET TO AN INTERSECTION WITH THE EASTERLY LINE OF SAID LOT 4; AND THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 4, A DISTANCE OF 398.60 FEET TO THE POINT OF BEGINNING,

EXCEPTING, HOWEVER, FROM THE PARCEL OF LAND ABOVE-DESCRIBED THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES:

(A)                              A HORIZONTAL PLANE 20.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBING AS FOLLOWS:  BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL, A DISTANCE OF 168 FEET; THENCE SOUTHWARDLY TO A POINT ON THE SOUTH LINE OF SAID PARCEL 168 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE WESTERLY A DISTANCE OF 168 FEET ALONG SAID SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE, A DISTANCE OF 397.64 FEET, MORE OR LESS; ALSO

(B)                                A HORIZONTAL PLANE 22.5 FEET ABOVE CHICAGO CITY DATUM OVER THE REMAINDER OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

AND EXCEPTING THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON.

MADE BY CHICAGO UNION STATION COMPANY AND TRXZECHAHN 10/120 FEE LLC, DATED NOVEMBER 8, 2001 AND RECORDED NOVEMBER 16, 2001 AS DOCUMENT 0011080264, FOR, AMONG OTHER THINGS, IN OVER AND ACROSS ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE, AND IN, OVER AND ACROSS ALL LAND AND SPACES FALLING IN THAT PART OF LOT 4 IN RAILROAD COMPANIES’ RESUBDIVISION, AFORESAID, DESCRIBED ABOVE IN PARCEL 1, BELOW THE HORIZONTAL PLANES DESCRIBED ABOVE IN PARCEL 1, INCLUDING EASEMENTS FOR THE AREA OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1 AND IN THAT PART OF LOT 4, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JANUARY 3, 1968 (CONSISTING OF FIVE SHEETS IDENTIFIED AS ORDER NUMBER 6501003AA SHEETS 1-5) WHICH WAS RECORDED AS PART OF DOCUMENT NO. 20370303.

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCEL 1 OVER AND ACROSS THE WEST 20 FEET OF LOT 3 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OF RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLACE AND OTHER IMPROVEMENTS CONTEMPLATED BY THE EASEMENT AND OPERATING AGREEMENT DESCRIBED IN PARCELS 2 AND 5, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED ‘DD’) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCEL 1, THEIR SUCCESSORS AND ASSIGNS, INCLUDING, WITHOUT LIMITATION, CHICAGO UNION STATION, COMPANY AND THE PENN CENTRAL CORPORATION, AS THEIR INTERESTS MAY APPEAR UPON EXPIRATION OR OTHER TERMINATION OF THE AIR RIGHTS LEASEHOLDS, AS CREATED BY DEED OF EASEMENT DATED JANUARY 16, 1990 AND RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR

THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR A PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:  lots 5, 6, 7 and 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT RECORDED OCTOBER 9, 1990 AS DOCUMENT 90491486.

PARCEL 5:

EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS FOLLOWS:

1)                                      FOR INGRESS AND EGRESS, FOR PERSONS, MATERIALS AND EQUIPMENT OVER SUCH AREAS LOCATED IN THE LOWER PARCEL AS ARE REASONABLY NECESSARY TO CONFER UPON THE OWNER OF PARCEL 1;

AND

2)                                      AN EASEMENT FOR THE OTHER USES AND PURPOSES, AND AN EASEMENT FOR THE EXERCISE OF OTHER RIGHTS, EXPRESSLY SET FORTH IN SAID AGREEMENT;

AND

3)                                      TO MAINTAIN, SO LONG AS THEY EXIST SUCH INCIDENTAL ENCROACHMENTS OF THE BUILDING OR OTHER IMPROVEMENTS, AS THEY NOW EXIST OR ARE FROM TIME TO TIME REBUILT OR REPLACED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, FROM THE LAND DESCRIBED IN PARCEL 1 INTO THE LOWER PARCEL;

AND

4)                                      TO, FROM TIME TO TIME, TEMPORARILY DUE THE LOWER PARCEL AS NEEDED FOR CONSTRUCTION AND STAGING PURPOSES TO REPAIR, MAINTAIN, RECONSTRUCT OR REPLACE (A) THE BUILDING OR OTHER IMPROVEMENTS ON THE LAND DESCRIBED IN PARCEL 1, OR (B) THE FOUNDATION OR OTHER FACILITIES SUBJECT TO EASEMENTS CREATED AND GRANTED BY THAT CERTAIN EASEMENT AND OPERATING AGREEMENT MADE BY AND BETWEEN CHICAGO UNION STATION COMPANY AND TRIZECHAHN 10/120 FEE LLC, AND RECORDED NOVEMBER 16, 2001 AS DOCUMENT 0011080264 IN, OVER AND ACROSS CERTAIN ADJOINING LAND MORE PARTICULARLY DESCRIBED THEREIN, IN COOK COUNTY, ILLINOIS.

TWO CERTAIN PARCELS OF LAND IN THE COUNTY OF COOK, STATE OF ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1:

A PART OF LOT 3 IN RAILROAD COMPANIES RESUBDIVISION OF BLOCKS 62 TO 76 BOTH INCLUSIVE, 78, PARTS OF 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 24, 1924 IN BOOK 188 OF PLATS AT PAGE 16, AS DOCUMENT 8339751; SAID PART OF LOTS 3 AND 4 BEING BOUNDED AND DESCRIBED AS FOLLOWS:  BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 4 AND RUNNING THENCE WEST ALONG THE SOUTH LINE OF SAID LOT 4 AND OF SAID LOT 3 A DISTANCE OF 242.50 FEET TO THE POINT OF INTERSECTION OF SAID SOUTH LINE OF LOT 3 WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 3; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF LOT 3 A DISTANCE OF 397.635 FEET TO AN INTERSECTION WITH THE SOUTH LINE OF THE NORTH 33 FEET OF SAID LOT 3; THENCE EAST ALONG THE SOUTH LINE OF THE NORTH 33 FEET OF SAID LOTS 3 AND 4 A DISTANCE OF 216.50 FEET TO AN INTERSECTION WITH THE EASTERLY LINE OF SAID LOT 4 AND THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 4 A DISTANCE OF 398.60 FEET TO THE POINT OF BEGINNING, (EXCEPTING HOWEVER FROM THE PARCEL OF LAND ABOVE DESCRIBED, THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES;

A)                                  A HORIZONTAL PLANE 20.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL A DISTANCE OF 168 FEET, THENCE SOUTHWARDLY TO A POINT ON THE SOUTH LINE OF SAID PARCEL 168 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE WESTERLY A DISTANCE OF 168 FEET ALONG SAID SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY LONG THE WEST LINE OF SAID PARCEL TO THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE, A DISTANCE OF 397.64 FEET, MORE OR LESS, ALSO

B)                                    A HORIZONTAL PLANE 22.5 FEET ABOVE CHICAGO CITY DATUM OVER THE REMAINDER OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL 2:

ALL LAND AND SPACES BELOW TEE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR

THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JANUARY 3, 1968 (CONSISTING OF FIVE SHEETS IDENTIFIED AS ORDER NOS. 6501003 AA SHEETS 1-5) WHICH WAS RECORDED AS PART OF DOCUMENT NO. 20370303.

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCELS 1 AND 2 OVER AND ACROSS THE WEST 20 FEET OF LOT 3 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS CONTEMPLATED BY THE LEASE, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED “DD”) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST N PARCELS 1 AND 2 AS CREATED BY DEED OF EASEMENT RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR A PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7 AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, AS MENDED BY FIRST AMENDMENT TO DEED OF EASEMENT RECORDED OCTOBER 9, 1990 AS DOCUMENT 90491486.

LEGAL DESCRIPTION OF LEASEHOLD ESTATE ‘B’

TWO CERTAIN PARCELS OF, LAND IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1:

A PART OF LOT 3 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, 78, PARTS OF LOTS 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924, IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NO. 8339751; SAID PART OF LOTS 3 AND 4 BEING BOUNDED AND DESCRIBED AS FOLLOWS:  BEGINNING AT THE SOUTHEAST OF CORNER OF SAID LOT 4 AND RUNNING THENCE WEST ALONG THE SOUTH LINE OF SAID LOT 4 AND OF SAID LOT 3, A DISTANCE OF 242.50 FEET TO THE POINT OF INTERSECTION OF SAID SOUTH LINE OF LOT 3 WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 3; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF LOT 3, A DISTANCE OF 397.635 FEET TO AN INTERSECTION WITH THE SOUTH LINE OF THE NORTH 33.0 FEET OF SAID LOT 3; THENCE EAST ALONG THE SOUTH LINE OF THE NORTH 33 FEET OF SAID LOTS 3 AND 4, A DISTANCE OF 216.50 FEET TO AN INTERSECTION WITH THE EASTERLY LINE OF SAID LOT 4; AND THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 4, A DISTANCE OF 398.60 FEET TO THE POINT OF BEGINNING,

EXCEPTING, HOWEVER, FROM THE PARCEL OF LAND ABOVE-DESCRIBED THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES:

(A) A HORIZONTAL. PLANE 20.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL, A DISTANCE OF 168 FEET; THENCE SOUTHWARDLY TO A POINT ON THE SOUTH LINE OF SAID PARCEL 168 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE WESTERLY A DISTANCE OF 168 FEET ALONG SAID SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE, A DISTANCE OF 397.64 FEET, MORE OR LESS; ALSO

(B) A HORIZONTAL PLANS 22.5 FEET ABOVE CHICAGO CITY DATUM OVER THE REMAINDER OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL 2:

ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL I ABOVE, WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL

EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY, DATED JANUARY 3, 1968 (CONSISTING OF FIVE SHEETS IDENTIFIED AS ORDER NOS. 6501003 AA SHEETS 1-5) WHICH WAS RECORDED AS PART OF DOCUMENT NO. 20370303.

PARCEL 3:

AN EASEMENT APPURTENANT’ TO PARCELS 1 AND 2 OVER AND ACROSS THE WEST 20 FEET OF LOT 3 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT USE, MAINTAIN, REPAIR, REPLACE OR RENEW ..FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS CONTEMPLATED BY THE LEASE, INCLUDING WITHOUT LIMITATION, THE COLUMNS (DESIGNATED ‘DD’) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT EASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCELS 1 AND 2 AS CREATED BY DEED OF EASEMENT RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATIONS FOR A PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7 AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT RECORDED OCTOBER 9, 1990 AS DOCUMENT 90491486.

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL A DISTANCE OF 168 FEET; THENCE SOUTHWARDLY TO A POINT ON THE SOUTH LINE OF SAID PARCEL 168 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE WESTERLY A DISTANCE OF 168 FEET ALONG SAID SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF; THENCE NORTHERLY ALONG THE WEST LINE OF SAID PARCEL TO THE POINT OF BEGINNING OF

SAID HORIZONTAL PLANE, A DISTANCE OF 397.64 FEET, MORE OR LESS, ALSO B) A HORIZONTAL PLANE 22.5 FEET ABOVE CHICAGO CITY DATUM OVER THE REMAINDER OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL 2:

ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE WHICH ARE OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING, BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JANUARY 3, 1968 (CONSISTING OF FIVE SHEETS IDENTIFIED AS ORDER NOS. 6501003 AA SHEETS 1-5) WHICH WAS RECORDED AS PART OF DOCUMENT NO. 20370303.

PARCEL 3:

AN EASEMENT APPURTENANT TO PARCELS 1 AND 2 OVER AND ACROSS THE WEST 20 FEET OF LOT 3 IN SAID RAILROAD COMPANIES’ RESUBDIVISION TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME SUCH COLUMNS, GUSSETS, TRUSSES, HORIZONTAL STRUCTURAL MEMBERS, CAISSONS, FOUNDATIONS AND OTHER SUPPORTS AS MAY BE REASONABLY NECESSARY OR APPROPRIATE TO MAINTAIN AND SUPPORT THE PLAZA AND OTHER IMPROVEMENTS CONTEMPLATED BY THE LEASE, INCLUDING, WITHOUT LIMITATION, THE COLUMNS (DESIGNATED “DD”) AND THE CAISSONS, FOUNDATIONS AND RELATED STRUCTURES SHOWN ON THE PLAT OF SURVEY REFERRED TO IN PARCEL 2 ABOVE.

PARCEL 4:

A NONEXCLUSIVE APPURTENANT BASEMENT IN FAVOR OF THE LEASEHOLD INTEREST IN PARCELS 1 AND 2 AS CREATED BY DEED OF EASEMENT RECORDED JANUARY 31, 1990 AS DOCUMENT 90047309 FOR THE USE OF 1,100 PUBLIC PARKING SPACES IN THE GARAGE, AS DEFINED THEREIN, WITH RIGHTS OF INGRESS AND EGRESS AND AN EASEMENT FOR THE PURPOSE OF CONSTRUCTION OF SUCH REPAIRS OR RESTORATION FOR A PERIOD REQUIRED TO COMPLETE SUCH REPAIRS OR RESTORATION ON, OVER AND ACROSS THE FOLLOWING DESCRIBED LEGAL DESCRIPTION:

LOTS 5, 6, 7 AND 8 (EXCEPT FROM SAID LOTS THAT PART FALLING IN ALLEY) IN BLOCK 49 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, AS AMENDED BY FIRST AMENDMENT TO DEED OF EASEMENT RECORDED OCTOBER 9, 1990 AS DOCUMENT 90491486.

LEGAL DESCRIPTION OF LEASEHOLD ESTATE ‘B’

TWO CERTAIN PARCELS OF LAND IN COOK COUNTY, ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

PARCEL 1:

A PART OF LOT 3 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, 78, PARTS OF LOTS 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924, IN BOOK 188 OF PLATS AT PAGE 16 AS OF DOCUMENT NO. 8339751; SAID PART OF LOTS 3 AND 4 BEING BOUNDED AND DESCRIBED AS FOLLOWS:  BEGINNING AT THE SOUTHEAST OF CORNER OF SAID LOT 4 AND RUNNING THENCE WEST ALONG THE SOUTH LINE OF SAID LOT 4 AND OF SAID LOT 3, A DISTANCE OF 242.50 FEET TO THE POINT OF INTERSECTION OF SAID SOUTH LINE OF LOT 3 WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 3; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF LOT 3, A DISTANCE OF 397.635 FEET TO AN INTERSECTION WITH THE SOUTH LINE OF THE NORTH 33.0 FEET OF SAID LOT 3; THENCE EAST ALONG THE SOUTH LINE OF THE NORTH 33 FEET OF SAID LOTS 3 AND 4, A DISTANCE OF 216.50 FEET TO AN INTERSECTION WITH THE EASTERLY LINE OF SAID LOT 4; AND THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 4, A DISTANCE OF 398.60 FEET TO THE POINT OF BEGINNING,

EXCEPTING, HOWEVER, FROM THE PARCEL OF LAND ABOVE-DESCRIBED THE RESPECTIVE PORTIONS THEREOF LYING VERTICALLY BELOW THE FOLLOWING HORIZONTAL PLANES:

(A) A HORIZONTAL PLANE 20.5 FEET ABOVE CHICAGO CITY DATUM, THE PERIMETER OF WHICH IS DESCRIBED AS FOLLOWS:  BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL AND RUNNING THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL, A DISTANCE OF 168 FEET; THENCE SOUTHWARDLY TO A POINT ON THE SOUTH LINE OF SAID PARCEL 168 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE WESTERLY A DISTANCE OF 168 FEET ALONG SAID SOUTH LINE OF SAID PARCEL TO THE SOUTHWEST CORNER THEREOF THENCE NORTHERLY ALONG THE WEST

LINE OF SAID PARCEL TO THE POINT OF BEGINNING OF SAID HORIZONTAL PLANE, A DISTANCE OF 397.64 FEET, MORE OR LESS; ALSO

(B)                                A HORIZONTAL PLANE 22.5 FEET ABOVE CHICAGO CITY DATUM OVER THE REMAINDER OF SAID PARCEL WHICH IS NOT VERTICALLY BELOW THE HORIZONTAL PLANE DESCRIBED IN CLAUSE (A) ABOVE.

PARCEL I:

THAT PART OF LOT 4 (EXCEPT THE NORTH 33 FEET THEREOF) LYING ABOVE A HORIZONTAL PLANE AT AN ELEVATION OF 22.50 FEET, CHICAGO CITY DATUM AND AS TO THE NORTH 33 FEET OF LOT 4 LYING ABOVE A HORIZONTAL PLANE OF 25.70 FEET ABOVE CHICAGO CITY DATUM IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, 78, PARTS OF LOTS 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 29, 1924, IN BOOK 188 OF PLATS AT PAGE 16 AS DOCUMENT NO. 8339751, IN COOK COUNTY, ILLINOIS, (EXCEPTING THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON).

PARCEL 2:

EASEMENTS APPURTENANT TO PARCEL 1 AS CREATED BY EASEMENT AND OPERATING AGREEMENT MADE BY CHICAGO UNION STATION COMPANY AND TRIZECHAHN 10/120 FEE LLC, DATED NOVEMBER 8, 2001 AND RECORDED NOVEMBER 16, 2001 AS DOCUMENT 0011080264 AS AMENDED BY AMENDMENT TO EASEMENT AND OPERATING AGREEMENT RECORDED JUNE 6, 2002 AS DOCUMENT 0020634435, FOR, AMONG OTHER THINGS, IN, OVER AND ACROSS ALL LAND AND SPACES BELOW THE HORIZONTAL PLANES DESCRIBED IN PARCEL 1 ABOVE, AND IN, OVER AND ACROSS ALL LAND AND SPACES FALLING IN THAT PART OF LOT 4 IN RAILROAD COMPANIES’ RESUBDIVISION, AFORESAID, DESCRIBED ABOVE IN PARCEL 1, BELOW THE HORIZONTAL PLANES DESCRIBED ABOVE IN PARCEL 1, INCLUDING EASEMENTS FOR THE AREA OCCUPIED BY THE COLUMNS, CAISSONS, FOUNDATIONS, GUSSETS AND ALL OTHER SUPPORTING STRUCTURES FOR THE BUILDING AND IMPROVEMENTS CONSTRUCTED IN PARCEL 1 AND IN THAT PART OF OT 4, AND BY ALL OTHER IMPROVEMENTS, PLENUMS, MECHANICAL AND ELECTRICAL EQUIPMENT, PIPES, WIRES, CONDUITS, UTILITIES AND OTHER STRUCTURES LOCATED BELOW SAID HORIZONTAL PLANES IN CONNECTION WITH SAID BUILDING AND IMPROVEMENTS, INCLUDING BUT NOT LIMITED TO, THE SPACE OCCUPIED BY THE IMPROVEMENTS AND STRUCTURES SHOWN ON THE PLAT OF SURVEY PREPARED AND CERTIFIED BY CHICAGO GUARANTEE SURVEY COMPANY DATED JANUARY 3, 1968 (CONSISTING OF FIVE SHEETS

IDENTIFIED AS ORDER NUMBER 6501003AA SHEETS 1-5) WHICH WAS RECORDED AS PART OF DOCUMENT NO. 20370303.

EXHIBIT A-3

Legal Description of One Financial Place

PARCEL 1:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4,9,10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 15, 16, 21 AND 22 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 133.22 FEET TO A POINT ON THE EAST LINE OF LOT 22 WHICH IS 31.98 FEET NORTHERLY OF THE SOUTHEAST CORNER OF SAID LOT; THENCE SOUTH 89 DEGREES 55 MINUTES 58 SECONDS WEST, A DISTANCE OF 215.15 FEET TO A POINT ON THE WEST LINE OF LOT 24 IN PETER TEMPLE’S SUBDIVISION OF BLOCK 99 WHICH IS 31.18 FEET NORTHERLY OF THE SOUTHEAST CORNER OF SAID LOT; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 24,19,18 AND 13 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 134.17 FEET TO A POINT ON THE WEST LINE OF LOT 13 WHICH IS 232.32 FEET SOUTHERLY OF THE NORTHWEST CORNER OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, THAT PART OF THE SUBDIVISION OF BLOCK 114, AND THAT PART OF GEORGE MERRILL’S SUBDIVISION OF BLOCK 100, AND THAT PART OF T. G. WRIGHT’S SUBDIVISION OF BLOCK 113 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF LOT 22 IN THE SUBDIVISION OF BLOCK 114 WHICH IS 31.98 FEET NORTHERLY OF THE SOUTHEAST CORNER THEREOF; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST, 31.98 FEET TO THE SOUTHEAST CORNER OF SAID LOT 22; THENCE SOUTH 89 DEGREES 51 MINUTES 16 SECONDS EAST, ALONG THE NORTH LINE OF LOT 1 IN T. G. WRIGHTS SUBDIVISION OF BLOCK 113, A DISTANCE OF 0.14 FEET TO THE NORTHEAST CORNER OF SAID LOT; THENCE SOUTH 0 DEGREES 05 MINUTES 33 SECONDS WEST, ALONG THE EAST LINE OF LOTS 1 AND 6 IN THE AFORESAID T. G. WRIGHT’S SUBDIVISION OF BLOCK 113, A DISTANCE OF 94.83 FEET; THENCE SOUTH 89 DEGREES 55 MINUTES 40 SECONDS WEST, A DISTANCE OF 210.30 FEET TO A POINT ON THE WEST LINE OF LOT 23 IN GEORGE MERRILL’S SUBDIVISION OF BLOCK 100 WHICH IS 95.63 SOUTHERLY OF THE NORTHWEST CORNER OF LOT 24 IN SAID SUBDIVISION; THENCE NORTH 0 DEGREES 02 MINUTES 20 SECONDS WEST, ALONG THE WEST LINES OF THE AFORESAID LOTS 23 AND 24, A DISTANCE OF 95.63 FEET TO THE NORTHWEST CORNER OF SAID LOT 24 IN GEORGE MERRILL’S SUBDIVISION OF BLOCK 100; THENCE NORTH 89 DEGREES 51 MINUTES 16 SECONDS WEST, ALONG THE SOUTH LINE OF LOT 24 IN PETER TEMPLE’S SUBDIVISION OF BLOCK 99, A DISTANCE OF 4.77 FEET TO THE SOUTHWEST CORNER OF SAID LOT; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST, ALONG THE WEST LINE OF THE AFORESAID LOT 24, A DISTANCE OF 31.18 FEET; THENCE NORTH 89 DEGREES 55 MINUTES 58 SECONDS EAST, A DISTANCE OF 215.15 FEET TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS

PARCEL 3 A:

EASEMENT FOR THE BENEFIT OF PARCEL 1, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY JOSEPH A. LIMA, REGISTERED PROFESSIONAL SURVEYOR FOR THE STATE OF ILLINOIS, LICENSE NUMBER 3080, OF NATIONAL SURVEY SERVICE, INC. (SURVEYOR), SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16, 2000, AS SET FORTH IN PARAGRAPH 1 B OF THE GRANT OF EASEMENTS EXECUTED BY THE PENN CENTRAL CORPORATION, ET AL, DATED APRIL 3,1981 AND RECORDED AS DOCUMENT NO. 26017406, AND AS AMENDED BY DOCUMENT 26382162 FOR THE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS ON, OVER AND THROUGH AN ENCLOSED CORRIDOR, AT LEAST 20 FEET WIDE, ALONG THE GEOGRAPHIC CENTER (PLUS OR MINUS 5 FEET) ON A STRAIGHT LINE FROM THE NORTH BOUNDARY LINE TO THE SOUTH BOUNDARY LINE OF THE FOLLOWING DESCRIBED REAL ESTATE LOCATED NORTH OF AND ADJOINING THE LAND, SAID CORRIDOR TO BE IN THE “CHICAGO BOARD OF OPTIONS EXCHANGE (CBOE) BUILDING” AND ANY IMPROVEMENTS CONSTRUCTED ON SAID ADJOINING LAND FROM TIME TO TIME:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4, 9, 10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13,12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3B:

EASEMENT FOR THE BENEFIT OF PARCEL 1, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY SURVEYOR, SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16,2000 AS SET FORTH IN THE RECIPROCAL UNDERGROUND CAISSON EASEMENT AGREEMENT RECORDED JULY 15, 1982 AS DOCUMENT 26290689 BETWEEN AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 26, 1982 KNOWN AS TRUST NUMBER 54793 AND EXCHANGE NATIONAL BANK OF CHICAGO AS TRUSTEE UNDER TRUST AGREEMENT DATED APRIL 20, 1982 KNOWN AS TRUST NUMBER 39787 GRANTING THE RIGHT, AUTHORITY AND EASEMENT TO CONSTRUCT AND MAINTAIN, IN CONNECTION WITH THE CONSTRUCTION OF THE BUILDING LOCATED ON PARCEL 1, UNDERGROUND CAISSONS WHICH ENCROACH UPON A PORTION OF THE UNDERGROUND WHICH UNDERLIES PARCEL 3, NOT TO EXTEND NORTH OF A LINE WHICH LIES THREE FEET NORTH OF AND PARALLEL TO THE SOUTH BOUNDARY OF PARCEL 3 NOR BE CONSTRUCTED ABOVE A HORIZONTAL PLANE WHOSE UNDERGROUND DEPTH LEVEL IS THE LOWER OF THIRTY FIVE FEET BELOW CHICAGO CITY DATUM, OR TEN FEET BELOW THE BOTTOM OF ANY PORTION OF THE FOUNDATION OF THE CBOE BUILDING WHICH LIES ON PARCEL 3 AT OR SOUTH OF A LINE LYING THREE FEET NORTH OF AND PARALLEL TO THE SOUTH BOUNDARY OF PARCEL 3, FALLING WITHIN THE FOLLOWING DESCRIBED REAL ESTATE:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4,9,10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13,12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3C:

EXERCISED OPTIONS FOR EASEMENTS FOR THE BENEFIT OF PARCEL 2, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY SURVEYOR, SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16,2000, AS SET FORTH IN GRANT OF EASEMENTS, OPTIONS FOR EASEMENTS, OPTION TO LEASE AND DECLARATION OF COVENANTS AND RESTRICTIONS CONTAINED IN INSTRUMENT RECORDED APRIL 1,1981 AS DOCUMENT 25824625 AND FIRST AMENDMENT RECORDED AS DOCUMENT 26363994 MADE BY AND BETWEEN THE PENN CENTRAL CORPORATION, WILLIAM M. GIBBONS, TRUSTEE OF THE PROPERTY OF CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD COMPANY AND THE REGIONAL TRANSPORTATION AUTHORITY FOR: (A) AN INTERIOR PEDESTRIAN EASEMENT ON, OVER AND THROUGH A TRIP OF PROPERTY TWENTY FEET WIDE, ALONG THE GEOGRAPHIC CENTER OF PARCEL 3 (PLUS OR MINUS FIVE FEET OF THE GEOGRAPHIC CENTER THEREOF) ON A STRAIGHT LINE FROM THE NORTH BOUNDARY OF PARCEL 3 TO THE SOUTHERN BOUNDARY OF PARCEL 3 AND; (B) A STREET GRADE PEDESTRIAN EXTERIOR EASEMENT ALONG THE EAST R WEST LINES OF PARCEL 3, FALLING WITHIN THE FOLLOWING DESCRIBED REAL ESTATE:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING

VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3,4,9, 10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13, 12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

EASEMENT FOR THE BENEFIT OF PARCELS 1 AND 2, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY SURVEYOR, SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16, 2000 AS SET FORTH IN PARAGRAPH 1(B) (III) OF THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE ESTABLISHMENT OF EXCHANGE CENTER PLAZA AND GRANT OF EASEMENT FOR UNDERGROUND PARKING GARAGE EXECUTED BY THE CITY OF CHICAGO, ET AL, DATED APRIL 11,1983 RECORDED APRIL 14,1983 AS DOCUMENT 26569966, AS SUPPLEMENTED BY SUPPLEMENT DATED AUGUST 2, 1984 RECORDED AUGUST 7, 1984 AS DOCUMENT 27204188 FOR THE PURPOSE OF THE CONSTRUCTION, OPERATION AND MAINTENANCE OF AN UNDERGROUND PARKING GARAGE, ACCESS RAMPS AND UTILITY LINES ON THE FOLLOWING DESCRIBED PARCEL:

THAT PART OF BLOCK 99 IN SCHOOL SECTION ADDITION TO CHICAGO IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, BEING A TRACT LYING BELOW PLUS 22.0 FEET, CHICAGO CITY DATUM, SAID TRACT BEING DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF LOT 1 IN PETER TEMPLE’S SUBDIVISION OF THE AFORESAID BLOCK 99; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST, 40.00 FEET TO THE NORTHEAST CORNER OF LOT 1 IN COLE’S SUBDIVISION OF PART OF SAID BLOCK 99; THENCE CONTINUING NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST, 85.83 FEET ALONG THE NORTH LINE OF SAID LOT 1 IN COLE’S SUBDIVISION

AND ALONG THE NORTH LINE OF LOTS 1 AND 2 IN THE ASSESSOR’S DIVISION OF PART OF SAID BLOCK 99 AND ALONG THE NORTH LINE OF MICAJAH GLASCOCK’S SUBDIVISION OF PART OF SAID BLOCK 99 TO A POINT; THENCE SOUTH 0 DEGREES 02 MINUTES 07 SECONDS EAST, 367.05 FEET TO THE POINT OF INTERSECTION WITH THE WESTERLY EXTENSION OF A LINE DRAWN FROM A POINT ON THE EAST LINE OF LOT 22, IN THE SUBDIVISION OF BLOCK 114 IN THE AFORESAID SCHOOL SECTION ADDITION TO CHICAGO, SAID POINT BEING 31.98 FEET NORTH OF THE SOUTHEAST CORNER OF SAID LOT 22 TO A POINT ON THE WEST LINE OF LOT 24, IN THE AFORESAID PETER TEMPLE’S SUBDIVISION, SAID POINT BEING 31.18 FEET NORTH OF THE SOUTHWEST CORNER OF SAID LOT 24; THENCE NORTH 89 DEGREES 55 MINUTES 58 SECONDS EAST ALONG SAID  ESTERLY EXTENSION, 125.75 FEET TO THE WEST LINE OF SAID LOT 24; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST, 366.49 FEET ALONG THE WEST LINE OF LOTS 24,19,18,13,12, 7,6 AND 1 IN SAID PETER TEMPLE’S SUBDIVISION TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 5:

LOTS 1, 2 AND 3 IN COLE’S SUBDIVISION OF PART OF BLOCK 99 AND THAT PART OF LOTS 1 AND 2 IN ASSESSOR’S DIVISION OF PART OF BLOCK 99 LYING NORTH OF A STRAIGHT LINE DRAWN FROM THE NORTHWEST CORNER OF LOT 4 IN COLE’S SUBDIVISION AS AFORESAID TO A POINT IN THE WEST LINE OF SAID LOT 2 IN SAID ASSESSOR’S DIVISION WHICH POINT IS 125.53 FEET SOUTH OF THE NORTHWEST CORNER OF SAID LOT 2 ALL IN BLOCK 99 IN SCHOOL SECTION ADDITION TO CHICAGO IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT 1.4

Form of Deposit Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into this [     ] day of [          ], 2007, by and among BCSP IV U.S. Investments, L.P. (“Seller”), Behringer Harvard Operating Partnership I LP (“Purchaser”), and LandAmerica National Commercial Services (“Escrow Agent”).

WITNESSETH

WHEREAS, Seller and Purchaser entered into that certain Stock Purchase and Sale Agreement (the “P&S Agreement”) of even date herewith;

WHEREAS, Purchaser has deposited with Escrow Agent either (i) a letter of credit, in form and substance, and issued by a financial institution reasonably acceptable to Seller and payable to Escrow Agent (the “Letter of Credit”), or (ii) immediately available federal funds, and all interest earned thereon (the “Earnest Money”), in each case, in the amount of Thirty-Five Million Dollars ($35,000,000.00) (collectively, the “Deposit”); and

WHEREAS, Seller and Purchaser desire to have Escrow Agent hold the Deposit in escrow as required under the P&S Agreement pursuant to the terms thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.                                       Seller and Purchaser hereby appoint LandAmerica National Commercial Services to act as Escrow Agent hereunder.

2.                                       Purchaser has deposited the Deposit with Escrow Agent as required by the P&S Agreement. Escrow Agent agrees to hold and disburse the Deposit as hereinafter provided.

3.                                       Escrow Agent shall invest the Earnest Money in an interest-bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities, as Purchaser may direct.

4.                                       Upon written notification from Seller and Purchaser that the contemplated sale under the P&S Agreement is to be consummated, Escrow Agent shall apply the Earnest Money toward the Purchase Price or return the Letter of Credit, as the case may be.

5.                                       Upon written notification from Purchaser that Purchaser is terminating the P&S Agreement in accordance with the P&S Agreement, then Escrow Agent shall deliver the Deposit or Letter of Credit, as applicable, to Purchaser. Upon written notification from Seller and Purchaser that the contemplated sale shall not take place for any other reason, Escrow Agent shall disburse the Deposit in accordance with written instructions from Seller and Purchaser, which instructions shall be in accordance with and governed by the P&S Agreement.

6.                                       The parties hereto covenant and agree that Escrow Agent, in performing any of its duties under this Agreement, shall not be liable for any loss, costs or damage which it may incur as a result of serving as the escrow agent hereunder, except for any loss, costs or damage arising out of its willful default or gross negligence.

7.                                       Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (b) to any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

8.                                       Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and attorneys’ fees and disbursements which may be imposed upon or incurred by Escrow Agent in connection with its serving as the escrow agent hereunder, except for any loss, cost or damage arising out of its willful default or gross negligence.

9.                                       In the event of a dispute between any of the parties hereto, including any dispute regarding the application under the P&S Agreement of the Deposit, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged.

10.                                 Any escrow fee to be charged by Escrow Agent is to borne one-half (1/2) by Seller and one-half (1/2) by Purchaser.

11.                                 This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

PURCHASER:

BEHRINGER HARVARD OPERATING
PARTNERSHIP I LP

By:	Behringer Harvard REIT I, Inc., its
General Partner

By:
Name:
Title:

SELLER:

BCSP IV U.S. INVESTMENTS, L.P.

By:	BCSP REIT IV, Inc., its
General Partner

By:
Name:
Title:

ESCROW AGENT:

LANDAMERICA NATIONAL COMMERCIAL SERVICES

By:
Name:
Title:

EXHIBIT 4.2.1

Form of Assignment of Shares

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) dated as of                    , 2007 by and between BCSP IV U.S. Investments, L.P., a Delaware limited partnership (“Assignor”) and Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Assignee”).

In consideration of the mutual promises hereinafter set forth and in the Stock Purchase and Sale Agreement dated as of [               ], 2007 (the “Purchase Agreement”) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound hereby, agree as follows:

1.                                       Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in and to one hundred percent (100%) of the Common Shares of each of (i) BCSP IV Illinois Properties Business Trust, a Maryland business trust, (ii) 10/120 South Riverside Illinois Business Trust, a Maryland business trust, and (iii) OFP Illinois Business Trust, a Maryland business trust, and all rights and interests related thereto (the “Assigned Interests”), effective as of the date hereof.

2.                                       Assignee hereby accepts the transfer and assignment of the Assigned Interests and, effective as of the date hereof, assumes and agrees to perform each and every duty, obligation and liability of Assignor, if any, with respect to the Assigned Interests, in accordance with the terms and conditions of this Assignment and the Purchase Agreement

3.                                       This Assignment may be executed in one or two counterparts, each of which shall be an original but all of which taken together shall constitute one instrument. In addition, any counterpart signature page may be executed by any party wheresoever such party is located, and may be delivered by telephone facsimile transmission, and any such facsimile transmitted signature pages may be attached to one or more counterparts of this Assignment, and such faxed signature(s) shall have the same force and effect, and be as binding, as original signatures executed and delivered in person.

4.                                       This Assignment shall be binding upon and shall inure to the benefit of the respective heirs, administrators, executors, successors and permitted assigns of Assignor and Assignee. This Assignment shall not be modified, waived, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

5.                                       This Assignment shall be governed by the laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

6.                                       Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:

BCSP IV U.S. INVESTMENTS, L.P., a Delaware limited partnership

By:	BCSP REIT IV, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

ASSIGNEE:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:		Behringer Harvard REIT I, Inc.
a Maryland corporation,
its general partner

By:
Name:
Title:

EXHIBIT 4.6.1

Form of Opinion of Goodwin Procter LLP

EXHIBIT 4.6.5

Form of Tenant Estoppel

[Address of Purchaser]

[Address of Lender]

RE:                              [Name and Address of Property]

Gentlemen:

Reference is made to that certain [Lease Agreement] dated as of                             ,          between                                         , a                  , as landlord (“Landlord”), and the undersigned, as tenant (“Tenant”), demising premises at the captioned address more particularly described in the Lease (the “Premises”). The lease, together with all amendments thereto included in Schedule 1 attached hereto, is herein referred to as the “Lease”. Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

1.                                       A true, correct and complete copy of the Lease (including all amendments) is attached hereto as Schedule 1. The undersigned is the Tenant under the Lease for space at the Premises covering                     rentable square feet.

2.                                       The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1. There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

3.                                       The term of the Lease commenced on                       , and expires on                   , subject to any rights of Tenant to extend the term as provided therein. The base rent presently being charged is $              . All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including                   , 200   . No rental, other than for the current month, has been paid in advance. Except as described in Paragraph 5 below, the undersigned has accepted possession and now occupies the Premises and is currently open for business. In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of                    .

4.                                       Tenant has paid to Landlord a security deposit in the amount of $                       . Tenant has no claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

5.                                       Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. All conditions under the Lease to be performed by Landlord have been satisfied. Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant’s satisfaction except as follows:                          . Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

6.                                       There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant’s knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

 7.                                    Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease. Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

8.                                       Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

9.                                       The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease other than to the holder of any first mortgage on the captioned property.

10.                                 There are no liens recorded against the Premises with respect to work performed by or on behalf of Tenant or materials supplied to the demised property.

11.                                 Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term “Benefited Parties” means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

Very truly yours,

,
a

By:
Name:
Title: